UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

Mediware Information Systems, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.10 per share, of Mediware Information Systems, Inc.
(2)
Aggregate number of securities to which transaction applies: 8,436,966 outstanding shares of common stock, 527,875 shares of common stock underlying outstanding “in-the-money” stock options, and restricted stock representing 60,000 shares of common stock, each as of September 19, 2012.

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The filing fee was determined by adding (x) the product of (a) the number of shares of common stock (including restricted shares of common stock) that are proposed to be converted in the merger and (b) the merger consideration of $22.00 in cash per share of common stock, plus (y) $6,469,322 expected to be paid to holders of options to purchase common stock with an exercise price less than $22.00, plus (z) $1,550,200 expected to be paid to holders of restricted stock in lieu of conversion (the sum of (x), (y) and (z) together, the “Total Consideration”).  The payment of the filing fee, calculated in accordance with Exchange Act Rule 0-11(c)(1), was calculated by multiplying the Total Consideration by 0.0001146.

	(4)	Proposed maximum aggregate value of transaction: $193,632,774
	(5)	Total fee paid: $22,290
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Mediware Information Systems, Inc.
11711 West 79th Street
Lenexa, Kansas 66214

October 9, 2012

Dear Fellow Shareholders:

You are cordially invited to attend a special meeting of shareholders of Mediware Information Systems, Inc. (“Mediware,” “we,” “us” or “our”), to be held at 111 East 48th Street, New York, New York 10017 (InterContinental New York Barclay Hotel) at 10:00 a.m. eastern time on November 8, 2012.  At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of September 11, 2012 (the “merger agreement”), among Mediware, Project Ruby Parent Corp. (“Parent”) and Project Ruby Merger Corp. (“Merger Sub”), as it may be amended from time to time, and approve the merger contemplated thereby (the “merger”).  Upon completion of the merger, each outstanding share of our common stock, par value $0.10 per share (other than shares held in our treasury and shares owned by our wholly-owned subsidiaries, Parent, Merger Sub or any subsidiary of Parent), will be converted into the right to receive $22.00 in cash, without interest and less applicable withholding taxes, and Merger Sub will merge with and into Mediware and Mediware will become a wholly-owned subsidiary of Parent.  Parent is owned by an affiliate of Thoma Bravo, LLC, a private equity firm that invests across multiple industries, with a particular focus on enterprise and infrastructure software, education, distribution, financial services and consumer goods and services.  You will also be asked to consider and vote upon other matters related to the merger.

On September 11, 2012, our board of directors, based in part upon the unanimous recommendation of the executive committee of our board of directors comprised of three of our directors, unanimously (i) determined that it was in the best interests of and fair to us and our shareholders to enter into the merger agreement and (ii) approved the merger agreement and the merger. Therefore, our board of directors unanimously recommends that you vote “FOR” the adoption and approval of the merger agreement and approval of the merger and “FOR” the other proposals described in this proxy statement.

The proxy statement attached to this letter provides you with information about the merger, the merger agreement and the special meeting.  A copy of the merger agreement is attached as Annex A to the proxy statement.  We encourage you to read the entire proxy statement and its annexes carefully.  You may also obtain more information about us from documents we have filed with the Securities and Exchange Commission.

Your vote is very important, regardless of the number of shares of our common stock you own. The merger cannot be completed unless the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting vote for the adoption and approval of the merger agreement and approval of the merger.  If you do not vote, it will have the same effect as a vote against the adoption and approval of the merger agreement and approval of the merger.

Whether or not you plan to attend the special meeting in person, please complete, sign, date and return promptly the enclosed proxy card or vote by proxy over the Internet or by telephone by following the instructions on the proxy card.  If you hold shares through a broker or other nominee, you should follow the procedures provided by your broker or nominee.  Voting via the Internet, telephone or proxy card in advance will not limit your right to vote in person if you wish to attend the special meeting and vote in person.

Thank you in advance for your cooperation and continued support,

Sincerely By Order of the Board of Directors Lawrence Auriana Chairman of the Board of Directors

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THIS PROXY STATEMENT IS DATED OCTOBER 9, 2012, AND IS FIRST BEING
MAILED TO SHAREHOLDERS ON OR ABOUT OCTOBER 10, 2012.

Mediware Information Systems, Inc.
11711 West 79th Street
Lenexa, Kansas 66214

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 8, 2012

TO THE SHAREHOLDERS OF MEDIWARE INFORMATION SYSTEMS, INC.:

A special meeting of shareholders of Mediware Information Systems, Inc., a New York corporation (“Mediware,” “we,” “us” or “our”), will be held at 111 East 48th Street, New York, New York 10017 (InterContinental New York Barclay Hotel), on November 8, 2012, beginning at 10:00 a.m. eastern time, for the following purposes:

1.
Adoption and Approval of the Merger Agreement.  To consider and vote on a proposal to adopt and approve the Agreement and Plan of Merger, dated as of September 11, 2012 (the “merger agreement”), among Mediware, Project Ruby Parent Corp. and Project Ruby Merger Corp., as it may be amended from time to time, and approve the merger contemplated thereby (the “merger”);

2.
Advisory Approval of Certain Executive Compensation.  To approve, on a nonbinding, advisory basis, the compensation and related agreements and arrangements of our named executive officers that are based upon or otherwise relate to the merger;

3.
Adjournment or Postponement of the Special Meeting.  To approve the adjournment or postponement of the special meeting if necessary or appropriate to solicit additional proxies if there are insufficient votes properly cast at the time of the meeting to adopt and approve the merger agreement and approve the merger; and

4.	Other Matters. To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

Only shareholders of record of our common stock as of the close of business on October 5, 2012, will be entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the special meeting.  All shareholders of record are cordially invited to attend the special meeting in person.

Your vote is very important, regardless of the number of shares of our common stock you own.  The merger cannot be completed unless the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting vote for the adoption and approval of the merger agreement and approval of the merger.  Even if you plan to attend the meeting in person, we request that you complete, sign, date and return the enclosed proxy card in the envelope provided or vote by proxy over the Internet or by telephone by following the instructions on the proxy card and thereby ensure that your shares will be represented at the meeting if you are unable to attend.  If you sign, date and mail your proxy card or submit your proxy over the Internet or by telephone without indicating how you wish to vote, your vote will be counted as a vote “FOR” the adoption and approval of the merger agreement and approval of the merger, “FOR” the approval of any compensation and related agreements and arrangements of Mediware’s named executive officers that are based upon or otherwise relate to the merger and “FOR” the adjournment or postponement of the special meeting if necessary or appropriate to solicit additional proxies.  The merger agreement and the merger are described in the accompanying proxy statement and a copy of the merger agreement is included as Annex A to the proxy statement.

If you fail to vote by proxy or in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and, if a quorum is present, will have the same effect as a vote against the adoption and approval of the merger agreement and approval of the merger.  If you are a shareholder of record and wish to vote in person at the special meeting, you may withdraw your proxy and vote in person.

By Order Of The Board Of Directors,

October 9, 2012	Robert C. Weber Senior Vice President, Chief Legal Officer, General Counsel and Secretary

TABLE OF CONTENTS

SUMMARY TERM SHEET	1

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER	10

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	15

THE SPECIAL MEETING	17
Date, Time, Place and Purpose of the Special Meeting	17
Record Date and Quorum	17
Required Vote	17
Proxies; Revocation	18
Adjournments and Postponements	18
Solicitation of Proxies	19

PARTIES TO THE MERGER	20
Mediware Information Systems, Inc.	20
Project Ruby Parent Corp.	20
Project Ruby Merger Corp.	20

PROPOSAL ONE	21

THE MERGER	21
Merger Consideration	21
Vote Required and Board Recommendation	21
Background of the Merger	21
Recommendation of Our Board of Directors; Reasons for the Merger	29
Opinion of William Blair, Financial Advisor to the Board of Directors	31
Projected Financial Information of Mediware	39
Interests of Our Directors and Executive Officers in the Merger	41
No Dissenters’ Rights	44
Fees and Expenses	44
Certain Material United States Federal Income Tax Consequences of the Merger	45
Approvals and Consents	47
Anticipated Closing of the Merger	47

THE MERGER AGREEMENT	48
Explanatory Note Regarding the Merger Agreement	48
Effective Time	48
Structure of the Merger	48
Treatment of Stock, Stock Options and Other Stock-Based Awards	49
Exchange and Payment Procedures	49
Representations and Warranties	50
Conduct of Our Business Pending the Merger	52
Acquisition Proposals by Third Parties	54
Shareholders’ Meeting	56
Indemnification of Directors and Officers; Insurance	57
Equity Financing Commitment; Cooperation of Mediware	57
Sponsor Guaranty	57
Additional Agreements	57
Conditions to the Merger	58
Termination	59
Termination Fees and Expenses	61
Remedies	62
Amendment and Waiver	62
Voting Agreements	62

i

PROPOSAL TWO	63

ADVISORY VOTE ON CERTAIN EXECUTIVE COMPENSATION ARRANGEMENTS	63

PROPOSAL THREE	64

ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING	64

MARKET PRICE OF OUR COMMON STOCK	65

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	66

MULTIPLE SHAREHOLDERS SHARING ONE ADDRESS	68

SUBMISSION OF SHAREHOLDER PROPOSALS	68

WHERE YOU CAN FIND MORE INFORMATION	68

ANNEXES

Annex A	Agreement and Plan of Merger, dated as of September 11, 2012, among Mediware Information Systems, Inc., Project Ruby Parent Corp. and Project Ruby Merger Corp.

Annex B	Opinion of William Blair & Company, L.L.C.

Annex C	Form of Voting Agreement

ii

SUMMARY TERM SHEET

This summary term sheet highlights selected information from this proxy statement and may not contain all of the information that is important to you.  To understand the merger fully, and for a more complete description of the terms of the merger, you should carefully read this entire proxy statement and the annexes attached to this proxy statement.  We have included page references to direct you to a more complete description of the topics presented in this summary term sheet.  In this proxy statement, the terms “Mediware,” “we,” “us” and “our” refer to Mediware Information Systems, Inc., a New York corporation.  In addition, we refer to Project Ruby Parent Corp., a Delaware corporation, as “Parent” and to Project Ruby Merger Corp., a New York corporation, as “Merger Sub.”

The Parties to the Merger Agreement (page 20)

Mediware is a leading provider of software solutions targeting specific processes within healthcare institutions. Core Mediware solutions include blood management technologies for hospitals and blood centers; cell therapy solutions for cord blood banks, cancer treatment centers and research facilities; medication management solutions for hospitals, behavioral health facilities, infusion and specialty pharmacy providers; and business intelligence-based performance management solutions for clinical, regulatory and financial aspects of the broader healthcare market.  Mediware also provides software installation and maintenance services and billing and collection services to the home infusion and home/durable medical equipment markets.

Parent was formed in anticipation of the merger by an investment fund affiliated with Thoma Bravo, LLC, or Thoma Bravo.  Thoma Bravo is a private equity firm that invests across multiple industries, with a particular focus on enterprise and infrastructure software, education, distribution, financial services and consumer goods and services.  Upon completion of the merger, we will be a wholly-owned subsidiary of Parent.  Parent currently has minimal assets and no operations.

Merger Sub was formed by Parent in anticipation of the merger.  Merger Sub is a wholly-owned subsidiary of Parent.  Subject to the terms and conditions of the Agreement and Plan of Merger, dated as of September 11, 2012, among Mediware, Parent, and Merger Sub (the “merger agreement”), and in accordance with New York law, at the effective time of the merger, Merger Sub will merge with and into Mediware and Mediware will continue as the surviving corporation.  Merger Sub currently has minimal assets and no operations.

The Proposals (pages 21, 63 and 64)

You are being asked to vote on a proposal to adopt and approve the merger agreement and approve the merger.  Pursuant to the merger agreement, upon completion of the merger, each outstanding share of our common stock, par value $0.10 per share (other than shares held in our treasury and shares owned by our wholly-owned subsidiaries, Parent, Merger Sub or any subsidiary of Parent), will be converted into the right to receive $22.00 in cash, without interest and less applicable withholding taxes, and Merger Sub will merge with and into Mediware, and Mediware will become a wholly-owned subsidiary of Parent.  The total merger consideration, including payments in respect of employee options and other equity interests, will be approximately $194,000,000.

Additionally, you are being asked to approve, on a nonbinding, advisory basis, certain compensation and related agreements and arrangements of our named executive officers that are based upon or otherwise relate to the merger, or “golden parachute” compensation, which are described in the Golden Parachute Compensation table on page 43.

Finally, in the event that there are not sufficient votes properly cast at the time of the special meeting to adopt and approve the merger agreement and approve the merger, shareholders may also be asked to vote on a proposal to adjourn or postpone the special meeting to solicit additional proxies.

Board Recommendation (page 29, 63 and 64)

The members of the executive committee are Lawrence Auriana, Philip Coelho and Ira Nordlicht, each of whom is a non-employee director that is not expected to continue as a director or become an employee after the consummation of the merger.  The executive committee unanimously recommended that our board of directors approve the merger agreement and the merger.  Our board of directors unanimously determined that the merger is in the best interests of and fair to our shareholders and unanimously approved the merger agreement and the merger.  Additionally, our board of directors and compensation committee each have previously determined that any compensation and related agreements and arrangements of our named executive officers that are based upon or otherwise relate to the merger are in the best interests of and fair to us and our shareholders.  ACCORDINGLY, OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER, “FOR” APPROVAL OF THE COMPENSATION AND RELATED AGREEMENTS AND ARRANGEMENTS OF OUR NAMED EXECUTIVE OFFICERS THAT ARE BASED UPON OR OTHERWISE RELATE TO THE MERGER AND “FOR” ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING IF NECESSARY OR APPROPRIATE.

Opinion of William Blair, Financial Advisor to the Board of Directors (page 31)

In connection with the merger, the board of directors received an opinion, subsequently confirmed in writing, to the board of directors from William Blair & Company, L.L.C. (which we refer to as William Blair), as to the fairness, from a financial point of view and as of the date of such opinion, to the holders of our common stock (other than our wholly-owned subsidiaries, Parent, Merger Sub or any subsidiary of Parent), of the $22.00 per share cash merger consideration to be received by holders of our common stock.  The full text of William Blair’s written opinion, dated September 11, 2012, is attached to this proxy statement as Annex B.  You are encouraged to read this opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the scope of review undertaken.  William Blair’s opinion addressed only the fairness of the merger consideration to our shareholders from a financial point of view as of the date of the opinion and did not address any other aspect of the merger, including the merits of the underlying decision by us to enter into the merger agreement.  The opinion was addressed to the board of directors for its information and use, but does not constitute a recommendation as to how any shareholder should vote or act on any matter relating to the merger.

Special Meeting (page 17)

The special meeting will be held on November 8, 2012, beginning at 10:00 a.m. eastern time, at 111 East 48th Street, New York, New York 10017 (InterContinental New York Barclay Hotel).

Record Date and Quorum (page 17)

You are entitled to vote at the special meeting if you were the record owner of shares of our common stock at the close of business on October 5, 2012, the record date for the special meeting.  You will have one vote for each share of our common stock that you owned on the record date.  As of the record date, there were 8,496,966 shares of our common stock entitled to vote at the special meeting.  The holders of a majority of the outstanding shares of our common stock at the close of business on the record date represented in person or by proxy will constitute a quorum for purposes of the special meeting.

Required Vote (page 17)

The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting is required to adopt and approve the merger agreement and approve the merger.  A failure to vote your shares of our common stock or an abstention will have the same effect as voting against the adoption and approval of the merger agreement and approval of the merger.  Certain of our directors and executive officers have entered into voting agreements obligating them to vote their shares of our common stock, which represented approximately 34.52% of our outstanding common stock as of the date of the voting agreements, for adoption and approval of the merger agreement and approval of the merger. The form of voting agreement is attached to this proxy statement as Annex C.

The affirmative vote of a majority of the votes cast at the special meeting by holders of our common stock is required to approve the nonbinding, advisory proposal to approve the compensation and related agreements and arrangements of our named executive officers that are based upon or otherwise relate to the merger and the proposal to adjourn or postpone the special meeting if necessary or appropriate to solicit additional proxies if there are insufficient votes properly cast at the time of the meeting to adopt and approve the merger agreement and approve the merger.

Approvals and Consents Required (page 47)

The Hart-Scott-Rodino Antitrust Improvements Act of 1976 provides that transactions such as the merger may not be completed until certain information has been submitted to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and certain waiting period requirements have been satisfied.  Mediware and Parent filed notification reports with the Department of Justice and the Federal Trade Commission under the Hart-Scott-Rodino Act on September 24, 2012.

Interests of Our Directors and Executive Officers in the Merger (page 41)

In considering the recommendation of the board of directors, you should be aware that certain of our directors and executive officers have interests in the transaction that are different from, or in addition to, the interests of our shareholders generally.  These interests may present them with actual or potential conflicts of interest, and these interests are described below.  The board of directors and the executive committee were aware of these potential conflicts of interest and considered them, among other matters, in reaching their decisions to approve the merger agreement and the merger and recommend that our shareholders vote in favor of adopting and approving the merger agreement and approving the merger.  See “Interests of Our Directors and Executive Officers in the Merger” on page 41.

No Dissenters’ Rights (page 44)

Pursuant to Section 910 of the New York Business Corporation Law, which we refer to as the NYBCL, the right to receive payment of the fair value of shares in connection with a merger is not available to a shareholder for any class or series of shares that, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote on such merger, were listed on a national securities exchange. As of the record date for the special meeting, shares of our common stock were listed on The Nasdaq Stock Market. Accordingly, no appraisal rights will be available to our shareholders in connection with the Merger.

Financing and Guaranty (page 57)

Parent and Merger Sub expect that the funds necessary to consummate the merger and related transactions will be funded by equity and debt financings and cash of Mediware.  Parent’s and Merger Sub’s obligations to consummate the merger are not subject to any financing conditions.  Although funding of the equity financing is subject to the satisfaction of the conditions set forth in the commitment letter under which the financings will be provided, the unfulfilled conditions are limited to the closing conditions in the merger agreement.

Parent has received an equity commitment letter from Thoma Bravo Fund X, L.P., a Delaware limited partnership, which we refer to as the Sponsor, to provide equity financing in an aggregate amount sufficient to fully finance the merger consideration, payments in respect of Company options and restricted stock and related fees and expenses upon consummation.  In addition, the Sponsor has guaranteed to us Parent’s obligation under the merger agreement to pay a termination fee of $10,000,000 in certain circumstances.

Treatment of Stock, Stock Options and Other Stock-Based Awards (page 49)

If the merger is consummated, each outstanding option to purchase common stock, whether or not then exercisable or vested at the effective time of the merger, will be cancelled in exchange for an amount of cash, without interest and less applicable withholding taxes, equal to the number of such options multiplied by the amount, if any, by which $22.00 exceeds the exercise price of the option.  If the merger is consummated, the restrictions on each outstanding share of restricted stock will be caused to lapse immediately prior to the effective time of the merger and will be converted into common stock, and shall be subject to the same terms and conditions as other shares of common stock.  However, any terms contained in a share award or employment agreement that are more favorable to the holder will remain in effect.  See “Interests of Our Directors and Executive Officers in the Merger” on page 41.

Anticipated Closing of the Merger (page 47)

We expect the merger to be completed prior to December 31, 2012.  However, the timing of the completion of the merger depends upon the adoption and approval of the merger agreement and approval of the merger by our shareholders, among other conditions.

Acquisition Proposals by Third Parties (page 54)

The merger agreement provides that neither we nor any of our subsidiaries, directors, officers, employees, accountants, consultants, legal counsel, investment bankers, advisors, agents or other representatives will, directly or indirectly:

•
solicit, seek or initiate any inquiries, proposals or offers other than from Parent or an affiliate of Parent that constitute, or would be reasonably likely to lead to, a proposal or offer for (a) a merger, consolidation, business combination, share exchange, tender offer (including a self-tender offer), reorganization, recapitalization (including a leveraged recapitalization or extraordinary dividend), liquidation, dissolution or similar transaction involving us, (b) any direct or indirect purchase or other acquisition of, or a series of related transactions to purchase or acquire, more than 15% of our consolidated assets or revenues, (c) any direct or indirect purchase of, or a series of related transactions to purchase or acquire, more than 15% of any class of our equity securities or the equity securities of any of our subsidiaries, or (d) any other agreement, arrangement or transaction the consummation of which would reasonably be expected to interfere with or prevent the merger (each of (a)-(d) above, an “acquisition proposal”);

•
engage in discussions or negotiations with any third party concerning any acquisition proposal, or provide any non-public information, or afford access to our properties, books, records, or personnel to any third party that we have reason to believe is considering making, or has made, an acquisition proposal;

•	grant any waiver, amendment or release under any standstill or confidentiality agreement;

•
approve, endorse, recommend, or execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to an acquisition proposal or any proposal or offer that could reasonably be expected to lead to an acquisition proposal, or that contradicts, or requires us to abandon, the merger agreement; or

•	resolve, propose or agree to do any of the foregoing.

However, notwithstanding the foregoing, before the adoption and approval of the merger agreement and approval of the merger at the special meeting of our shareholders, we may furnish non-public information with respect to Mediware and its subsidiaries (pursuant to a confidentiality agreement no less favorable to us than the confidentiality agreement with Thoma Bravo and William Blair as our financial advisor) to, and enter into discussions and negotiations with, a third party in connection with an acquisition proposal and approve or recommend such proposal if:

•
our board of directors determines in good faith (after consultation with its outside financial and legal advisors) that the acquisition proposal is reasonably likely to result in an acquisition proposal by a third party for at least 50% of our outstanding shares of common stock or all or substantially all of our consolidated assets that our board of directors or any committee thereof determines in its good faith judgment, after consultation with its financial advisor and outside legal counsel, to be, if consummated, more favorable to our shareholders than the merger (a “superior proposal”);

•	such action is required by our directors’ fiduciary duties under applicable law; and

•
neither we nor any of our subsidiaries nor our or their respective directors, officers, employees, accountants, consultants, legal counsel, investment bankers, advisors, representatives or agents have violated the restrictions in the merger agreement regarding third party acquisition proposals (other than immaterial and unintentional violations).

Conditions to the Merger (page 58)

The completion of the merger depends on a number of conditions being met, including:

•	adoption and approval of the merger agreement and approval of the merger by our shareholders;

•	expiration or termination of the applicable waiting period and any extension under the Hart-Scott-Rodino Act;

•
absence of any statute, law, rule, ordinance, regulation, constitution, treaty, code, order, judgment, injunction, writ, decree or similar requirement or any action taken by any governmental or regulatory entity that permanently enjoins or otherwise prohibits the consummation of the merger or the transactions contemplated thereby;

•	receipt of all consents, approvals and authorizations of governmental and regulatory entities required to be obtained prior to the consummation of the merger pursuant to the merger agreement;

•
accuracy of the representations and warranties of each party as of the date of the merger agreement and immediately before the effective time of the merger, except, in the case of certain representations and warranties specified in the merger agreement, to the extent that any inaccuracy in any representation or warranty does not and, in our case, would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the party making such representation or warranty;

•	performance in all material respects of all obligations under the merger agreement required to be performed by each party to the merger agreement;

•	the absence of any change, event, occurrence, effect, fact or condition that has, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on us;

•
delivery of all certificates, instruments, opinions and other documents required to be executed or delivered under the merger agreement by each party to the merger agreement, and the taking of all other actions and proceedings required to be taken by or on behalf of each party to the merger agreement in furtherance of the transactions contemplated by the merger;

•	filing by us of all certifications, reports and proxy statements required to be filed with the SEC prior to the consummation of the merger that are required to contain financial statements; and

•
delivery of a tax matters certificate executed by us to the effect that we are not a United States real property holding company within the meaning of section 897(c)(2) of the Internal Revenue Code of 1986.

Either we or Parent may elect to waive a condition to its obligation to close the merger that has not been satisfied and complete the merger regardless of the failure of that condition.  We cannot be certain whether or when any of these conditions will be satisfied or waived, or that we will complete the merger.

Termination of the Merger Agreement (page 59)

We and Parent can agree by mutual written consent at any time prior to the effective time of the merger to terminate the merger agreement and abandon the merger, whether before or after adoption and approval by our shareholders.  Also, we or Parent can decide without the consent of the other not to complete the merger in a number of other situations, including if:

•
the merger is not consummated prior to December 31, 2012, unless the party seeking to terminate failed to fulfill any obligation under the merger agreement and that is the primary cause of the failure to consummate the merger;

•
any governmental or regulatory entity has enacted, issued, promulgated, enforced or entered any statute, law, rule, ordinance, regulation, constitution, treaty, code, order, judgment, injunction, writ, decree or similar requirement that permanently enjoins or otherwise prohibits the consummation of the merger and the transactions contemplated thereby; or

•	our shareholders fail to adopt and approve the merger agreement and approve the merger.

In addition, Parent can terminate the merger agreement without our consent if:

•
prior to obtaining our shareholders’ adoption and approval of the merger agreement and approval of the merger (i) our board of directors or any committee (A) withholds, withdraws (or does not continue to make), qualifies or modifies (or publicly proposes or resolves to withhold, withdraw (or not continue to make), qualify or modify), in a manner adverse to Parent or Merger Sub, the recommendation of our board of directors in favor of the merger and the merger agreement, (B) adopts, approves or recommends or proposes to adopt, approve or recommend (publicly or otherwise) any acquisition proposal for a third party, (C) fails to publicly reaffirm the recommendation of our board of directors in favor of the merger and the merger agreement within two business days after Parent so requests in writing or (D) fails to recommend against any acquisition proposal subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within 10 business days after the commencement of such acquisition proposal (each of (A)-(D) above, a “change of recommendation”) or (ii) any three or more members of our board of directors shall have publicly stated that such members oppose the merger, or three or more members of our board of directors shall have required the inclusion in any filing made by us with the SEC a statement to the effect that such members oppose the merger;

•
we enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement related to an acquisition proposal or that could reasonably be expected to lead to an acquisition proposal;

•	our board of directors shall have approved or publicly recommended any acquisition proposal;

•	we shall have breached any of our obligations discussed in “Acquisition Proposals by Third Parties” beginning on page 54, other than immaterial or inadvertent breaches; or

•
we breach any of our representations, warranties, covenants or agreements under the merger agreement and such breach (a) would result in our failure to satisfy the conditions precedent in the merger agreement related to the accuracy of our representations and warranties and our material performance of our agreements and covenants under the merger agreement and (b) has not been cured by the earlier of December 31, 2012 and 30 calendar days after written notice of such breach and Parent’s intention to terminate the merger agreement for the foregoing reason has been delivered to us.

We can terminate the merger agreement without Parent’s consent if:

•
after the occurrence of a change of recommendation, our board of directors authorizes us to enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement related to an acquisition proposal or that could reasonably be expected to lead to a superior proposal; or

•
Parent or Merger Sub breaches any of its representations, warranties, covenants or agreements under the merger agreement and such breach (a) would result in its failure to satisfy the conditions precedent in the merger agreement related to the accuracy of its representations and warranties and its material performance of our agreements and covenants under the merger agreement and (b) has not been cured by the earlier of December 31, 2012 and 30 calendar days after written notice of such breach and our intention to terminate the merger agreement for the foregoing reason has been delivered to Parent or Merger Sub, as applicable.

Neither we nor Parent have any right to terminate the merger agreement except for the situations described in the merger agreement.

Termination Fees and Expenses (page 61)

We may be required to pay to Parent a termination fee in the amount of $5,769,000 (less any amount previously paid to Parent in reimbursement of Parent’s transaction expenses) if the merger agreement is terminated under certain specified circumstances, including if:

•
Parent terminates the merger agreement because (a) prior to obtaining our shareholders’ approval of the merger (i) a change of recommendation occurs or (ii) any three or more members of our board of directors shall have publicly stated that such members oppose the merger, or any three of more members of our board of directors shall have required the inclusion in any filing made by us with the SEC a statement to the effect that such members oppose the merger, (b) we enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement related to an acquisition proposal or that could reasonably be expected to lead to an acquisition proposal, (c) our board of directors shall have approved or publicly recommended any acquisition proposal, or (d) we shall have breached any of our obligations discussed in “Acquisition Proposals by Third Parties” beginning on page 54 other than immaterial or inadvertent breaches;

•
we terminate the merger agreement because after the occurrence of a change of recommendation, our board of directors authorizes us to enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement related to an acquisition proposal or that could reasonably be expected to lead to a superior proposal; and

•
(a) (i) either party terminates the merger agreement because the merger is not consummated prior to December 31, 2012, (ii) either party terminates the merger agreement because our shareholders fail to adopt and approve the merger agreement and approve the merger or (iii) Parent terminates the merger agreement because we intentionally breach any of our representations, warranties, covenants or agreements under the merger agreement and such breach (A) would result in our failure to satisfy the conditions precedent in the merger agreement related to the accuracy of our representations and warranties and our material performance of our agreements and covenants under the merger agreement and (B) has not been cured by the earlier of December 31, 2012 and 30 calendar days after written notice of such breach and Parent’s intention to terminate the merger agreement for the foregoing reason has been delivered to us; (b) an acquisition proposal is publicly announced or otherwise communicated to our shareholders after the date of the merger agreement but prior to the earlier of the date of such termination and the date of the shareholders’ meeting; and (c) within 12 months after such termination of the merger agreement we consummate (x) a merger, consolidation, business combination, share exchange, tender offer (including a self-tender offer), reorganization, recapitalization (including a leveraged recapitalization or extraordinary dividend), liquidation, dissolution or similar transaction involving us, (y) any direct or indirect purchase or other acquisition of, or a series of related transactions to purchase or acquire, more than 51% of our consolidated assets or revenues or class of our equity securities, or (z) any direct or indirect purchase of or other acquisition of, or a series of related transactions to purchase or acquire, more than 51% of any class of our equity securities or the equity securities of any of our subsidiaries.

We may be required to pay to Parent its reasonable and documented out-of-pocket fees and expenses (including legal fees and expenses) of up to $2,000,000 if (a) the merger agreement is terminated because we breach any of our representations, warranties, covenants or agreements under the merger agreement and such breach (i) would result in our failure to satisfy the conditions precedent in the merger agreement related to the accuracy of our representations and warranties and our material performance of our agreements and covenants under the merger agreement and (ii) has not been cured by the earlier of December 31, 2012 and 30 calendar days after written notice of such breach and Parent’s intention to terminate the merger agreement for the foregoing reason has been delivered to us, and (b) Parent is not entitled to the termination fee described above as a result of such breach.

Parent may be required to pay to us a termination fee in the amount of $10,000,000 if we terminate the merger because Parent or Merger Sub breaches any of its representations, warranties, covenants or agreements under the merger agreement and such breach (a) would result in its failure to satisfy the conditions precedent in the merger agreement related to the accuracy of its representations and warranties and its material performance of our agreements and covenants under the merger agreement and (b) has not been cured by the earlier of December 31, 2012 and 30 calendar days after written notice of such breach and our intention to terminate the merger agreement for the foregoing reason has been delivered to Parent or Merger Sub, as applicable.

Remedies (page 62)

Both we and Parent and Merger Sub are entitled to seek an injunction, specific performance and other equitable relief to ensure performance of the merger agreement unless it is validly terminated as provided in the agreement.  Additionally, we are entitled to seek an injunction, specific performance and other equitable relief to enforce our rights as a third-party beneficiary of the equity commitment.  However, if we or Parent elect to terminate and are paid a termination fee or we elect to terminate pursuant to the merger agreement in connection with a superior proposal and Parent is paid a termination fee, then injunction, specific performance and other equitable relief will not be permitted, regardless of the circumstances of termination.

Certain Material United States Federal Income Tax Consequences of the Merger (page 45)

For U.S. federal income tax purposes, the disposition of our common stock pursuant to the merger generally will be treated as a sale of the shares of our common stock for cash by each of our shareholders.  As a result, in general, each shareholder will recognize gain or loss equal to the difference, if any, between the amount of cash received in the merger and such shareholder’s adjusted tax basis in the shares surrendered.  Such gain or loss will be capital gain or loss if the shares of common stock surrendered are held as capital assets in the hands of the shareholder, and will be long-term capital gain or loss if the shares of common stock have a holding period of more than one year at the effective time of the merger.  We recommend that our shareholders consult their own tax advisors as to the particular tax consequences to them of the merger.

Advisory Vote on Certain Executive Compensation Arrangements (page 63)

In accordance with SEC rules, shareholders have the opportunity to cast a nonbinding, advisory vote with respect to certain compensation and related agreements and arrangements of our named executive officers that are based upon or otherwise relate to the merger, as reported in the Golden Parachute Compensation table on page 43.  Approval of this nonbinding advisory proposal requires the affirmative vote of a majority of the votes cast at the special meeting.  However, this vote is advisory and will not be binding on us or on Parent, or the board of directors or the compensation committee of us or Parent.  Approval of this proposal is not a condition to completion of the merger. Therefore, regardless of whether shareholders approve the compensation and related agreements and arrangements of our named executive officers that are based upon or otherwise relate to the merger, if the merger agreement is adopted and approved and the merger is approved by the shareholders and the merger is consummated, the compensation may still be paid to our named executive officers.

Adjournment or Postponement of the Special Meeting (page 64)

In the event that the number of shares of our common stock present in person and represented by proxy at the special meeting and voting for adoption and approval of the merger agreement and approval of the merger is insufficient to approve the matter, we may move to adjourn or postpone the special meeting in order to enable our board of directors to solicit additional proxies in favor of the adoption and approval of the merger agreement and approval of the merger. In that event, we will ask our shareholders to vote only upon this proposal and not on the other proposals discussed in this proxy statement.  The approval of the proposal to adjourn or postpone the special meeting if necessary or appropriate to solicit additional proxies if there are not sufficient votes to adopt and approve the merger agreement and approve the merger requires the affirmative vote of a majority of the votes cast at the special meeting.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address some commonly asked questions regarding the special meeting of our shareholders, the merger agreement and the merger.  These questions and answers may not address all questions that may be important to you as our shareholder.  Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement.

Q:	What is the proposed transaction?

A:
The proposed transaction is the merger of Merger Sub, a wholly-owned subsidiary of Parent, with and into Mediware pursuant to the merger agreement.  Mediware would be the surviving corporation in the merger and would become a wholly-owned subsidiary of Parent.  Parent is controlled by Thoma Bravo.  As a result of the merger, Mediware would cease to be a public company.

Q:	What matters will be voted on at the special meeting?

A:	You will be asked to consider and vote on proposals to do the following:

•	to adopt and approve the merger agreement and approve the merger;

•	to approve, on a non-binding, advisory basis, compensation and related agreements and arrangements of our named executive officers that are based upon or otherwise relate to the merger;

•
to approve the adjournment or postponement of the special meeting if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt and approve the merger agreement and approve the merger; and

•	to transact such other business that may properly come before the special meeting or any adjournment or postponement thereof.

Q:	What will I receive in the merger?

A:
Upon completion of the merger, you will be entitled to receive $22.00 in cash, without interest and less applicable withholding taxes, for each share of our common stock that you own.  For example, if you own 100 shares of our common stock, you will receive $2,200.00 in cash in exchange for your shares of our common stock, without interest and less applicable withholding taxes.  You will not own shares in the surviving corporation.

Q:	What will happen to my stock options and other equity awards as a result of the merger?

A:
All options to acquire our common stock (whether or not exercisable or vested) will be cancelled at the effective time of the merger.  Holders of any such options will receive an amount of cash, without interest and less applicable withholding taxes, equal to the number of such options multiplied by the amount, if any, by which $22.00 exceeds the exercise price of the option.  If the merger is consummated, the restrictions on each outstanding share of restricted stock will lapse immediately prior to the effective time of the merger and will be converted into common stock, and shall be subject to the same terms and conditions as other shares of common stock.  However, any terms contained in a share award or employment agreement that are more favorable to the holder will remain in effect.

Q:	Where and when is the special meeting?

A:	The special meeting will take place at 10:00 a.m., eastern time, on November 8, 2012, at 111 East 48th Street, New York, New York 10017 (InterContinental New York Barclay Hotel).

Q:	May I attend the special meeting?

A:
All shareholders of record as of the close of business on October 5, 2012, the record date for the special meeting, may attend the special meeting.  In order to be admitted to the special meeting, a form of personal identification will be required, as will proof of ownership of our common stock.

If your shares are held in the name of a bank, broker or other holder of record, and you plan to attend the special meeting, you must present proof of your ownership of our common stock, such as a bank or brokerage account statement, to be admitted to the meeting.

Please note that if you hold your shares in the name of a bank, broker or other holder of record and plan to vote at the meeting, you must also present at the meeting a proxy issued to you by the holder of record of your shares.

Q:	Who can vote at the special meeting?

A:
You can vote at the special meeting if you owned shares of our common stock at the close of business on October 5, 2012, the record date for the special meeting.  As of the close of business on that day, 8,496,966 shares of our common stock were outstanding.  See “The Special Meeting” beginning on page 17.

Q:	How are votes counted?

A:
Votes will be counted by the inspector of election appointed for the special meeting, who will separately count “FOR” and “AGAINST” votes, abstentions and broker non-votes.  A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not receive instructions with respect to the proposal from the beneficial owner.  Because the adoption and approval of the merger agreement and approval the merger requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting, not voting, broker non-voting and abstaining will have the same effect as voting “AGAINST” the adoption and approval of the merger agreement and approval of the merger.  For the proposal to approve on a nonbinding, advisory basis, the compensation and related agreements and arrangements of our named executive officers that are based upon or otherwise relate to the merger and the proposal to adjourn or postpone the special meeting if necessary or appropriate to solicit additional proxies, because the approval of each of these proposals requires the affirmative vote of holders representing a majority of the shares cast at the special meeting, abstentions, a failure to vote or a broker non-votes will no effect on approval of these proposals.  We urge all beneficial owners to direct their brokers or nominees to vote their shares by following the instructions provided in the voting instructions that they receive from their broker or other nominee.

Q:	How many votes are required?

A:
The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting is required to adopt and approve the merger agreement and approve the merger.  Accordingly, not voting or abstaining will have the same effect as a vote against the adoption and approval of the merger agreement and approval of the merger.

Approval of the proposals to approve on a nonbinding basis the compensation and related agreements and arrangements of our named executive officers that are based upon or otherwise relate to the merger and to adjourn or postpone the special meeting if necessary or appropriate to solicit additional proxies if there are not sufficient votes properly cast at the time of the meeting to adopt and approve the merger agreement and approve the merger each requires the affirmative vote of holders representing a majority of the votes cast at the special meeting.

Q:	How many votes do we already know will be voted in favor of the merger agreement and the merger?

A:
Certain of our directors and executive officers (who own shares of our common stock), who collectively owned approximately 34.52% of our outstanding common stock as of the date of the voting agreements, have each entered into a voting agreement to vote their shares for adoption and approval of the merger agreement and approval of the merger.

Q:	How does our board of directors recommend that I vote on the proposals?

A:
Our board of directors unanimously recommends that our shareholders vote “FOR” the adoption and approval of the merger agreement and approval of the merger.  You should read “Recommendation of Our Board of Directors; Reasons for the Merger” beginning on page 29 for a discussion of the factors that our board of directors considered in deciding to recommend adoption and approval of the merger agreement and approval of the merger to our shareholders.  Our board of directors unanimously recommends that our shareholders vote “FOR” the approval, on a nonbinding, advisory basis, of the compensation and related agreements and arrangements of our named executive officers that are based upon or otherwise relate to the merger. Our board of directors unanimously recommends that our shareholders vote “FOR” the proposal to adjourn or postpone the special meeting if necessary or appropriate to solicit additional proxies.

Q:	Can I change my vote?

A:
Yes.  You can change your vote before your proxy is voted at the special meeting.  If you are a registered shareholder, you may revoke your proxy by notifying our Secretary in writing, by submitting by mail a new proxy dated after the date of the proxy being revoked or by submitting a later dated proxy by Internet or telephone before 11:59 p.m. eastern time on November 7, 2012.  In addition, your proxy may be revoked by attending the special meeting and voting in person (you must vote in person, as simply attending the special meeting will not cause your proxy to be revoked).

Please note that if you hold your shares in “street name” and you have instructed your broker to vote your shares, the above-described options for changing your vote do not apply, and instead you must follow the directions received from your broker to change your vote.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:
Yes, but only if you provide instructions to your broker on how to vote.  You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.  Without those instructions, your shares will not be voted.  Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be deemed votes cast in favor of the adoption and approval of the merger agreement and approval of the merger, the proposal to approve the nonbinding, advisory proposal regarding “golden parachute” compensation and the proposal to adjourn the special meeting, if necessary, to solicit additional proxies. With respect to the adoption and approval of the merger agreement and approval of the merger, broker non-votes will have the same effect as voting against adoption and approval of the merger agreement and approval of the merger.

Q:	When is the merger expected to be completed?

A:
We expect the merger to be completed by December 31, 2012.  However, the timing of the completion of the merger is dependent on the adoption and approval of the merger agreement and approval of the merger by our shareholders, among other conditions.

Q:	What function did the executive committee serve with respect to the merger and who are its members?

A:
The principal function of the executive committee with respect to the merger was to consider, evaluate, assess, negotiate and reject or approve and recommend to the full board of directors our strategic alternatives, including the merger proposal submitted by Thoma Bravo.  The executive committee is comprised of three directors, Lawrence Auriana, Philip Coelho and Ira Nordlicht, each of whom is a non-employee director that is not expected to continue as a director or become an employee after the consummation of the merger.

Q:	What do I need to do now?

A:
We urge you to read this proxy statement carefully in its entirety, including its annexes, and to consider how the merger affects you.  If you are a shareholder of record, then you can ensure that your shares are voted at the special meeting by completing, signing and dating the enclosed proxy card and returning it in the envelope provided or you may vote by proxy over the Internet or by telephone by following the instructions on the proxy card.  If you hold your shares in “street name,” you can ensure that your shares are voted at the special meeting by instructing your broker on how to vote, as discussed above.  Unless you give other instructions on your proxy, the persons named as proxy holders on the proxy card will vote for the adoption and approval of the merger agreement and approval of the merger and for adjournment or postponement if necessary or appropriate to solicit additional proxies in favor of the merger in accordance with the recommendation of our board of directors.  For any other matter that properly comes before the meeting, the proxy holders will vote as recommended by our board of directors or, if no recommendation is given, in their own discretion.

Q:	Who will bear the cost of this solicitation?

A:
The expenses of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by us.  Additional solicitation may be made by telephone, facsimile or other contact by certain of our directors, officers, employees or agents, none of whom will receive additional compensation for their solicitation efforts.  Thoma Bravo, directly or through one or more affiliates or representatives, may, at its own cost, also make additional solicitation by mail, telephone, facsimile or other contact in connection with the merger.

We have engaged Morrow & Co., LLC, 470 West Avenue, Stamford, Connecticut 06902, to assist with the solicitation of proxies for the special meeting and to communicate with shareholders regarding the merger agreement and the merger, for an estimated fee of $6,500 plus expenses.

Q:	What does it mean if I get more than one proxy card or vote instruction card?

A:
If your shares are registered differently or are in more than one account, you will receive more than one proxy card or, if you hold your shares in “street name,” more than one vote instruction card.  Please complete and return all of the proxy cards or vote instruction cards you receive to ensure that all of your shares are voted.

Q:	Should I send in my stock certificates now?

A:
No.  Shortly after the merger is completed, you will receive a letter of transmittal with instructions informing you how to send in your stock certificates to the paying agent or what to do if you hold shares in book-entry form in order to receive the merger consideration.  You should use the letter of transmittal to exchange stock certificates or shares held in book-entry form for the merger consideration to which you are entitled as a result of the merger.  If your shares are held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your “street name” shares in exchange for the merger consideration.  DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY.

Q:	When can I expect to receive the merger consideration for my shares?

A:
Once the merger is completed, you will be sent a letter of transmittal with instructions informing you how to send in your stock certificates or what to do if you hold shares in book-entry form, in order to receive the merger consideration.  Once you have submitted your properly completed letter of transmittal, Mediware stock certificates and other required documents to the paying agent, the paying agent will send you the merger consideration payable with respect to your shares.  If your shares are held in “street name” by your broker, bank or other nominee, your broker or other nominee will handle the exchange for the merger consideration.

Q:	I do not know where my stock certificate is – how will I get my cash?

A:
The materials the paying agent will send you after completion of the merger will include the procedures that you must follow if you cannot locate your stock certificate.  This will include an affidavit that you will need to sign attesting to the loss of your certificate.  You will also be required to provide a bond to us in order to cover any potential loss.

Q:	What happens if I sell my shares before the special meeting?

A:
The record date of the special meeting is earlier than the special meeting and the date that the merger is expected to be completed.  If you transfer your shares of our common stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will have transferred the right to receive $22.00 per share in cash, without interest and less applicable withholding taxes, to be received by our shareholders in the merger.  In order to receive $22.00 per share, without interest and less applicable withholding taxes, you must hold your shares through completion of the merger.

Q:	Am I entitled to assert appraisal rights instead of receiving the merger consideration for my shares?

A:
No.  The right to receive payment of the fair value of shares in connection with a merger pursuant to Section 910 of the NYBCL is not available to a shareholder for any class or series of shares that, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote on such merger, were listed on a national securities exchange.

Q:	Who can help answer my other questions?

A:	If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call

Morrow & Co., LLC toll free at 800-662-5200 or collect at 203-658-9400.  Alternatively, you may contact Robert C. Weber (i) by writing to Mediware Information Systems, Inc., 11711 West 79th Street, Lenexa, Kansas 66214, Attention:  Robert C. Weber, (ii) by calling 630-218-2702, or (iii) via e-mail to merger@mediware.com.  If your broker holds your shares, you may call your broker for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents to which we refer you in this proxy statement, contain not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements represent our expectations or beliefs concerning future events, including the timing of the merger and other information relating to the merger.  Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates” and similar expressions are intended to identify forward-looking statements.  You should read statements that contain these words carefully.  They discuss our future expectations or state other forward-looking information and may involve known and unknown risks over which we have no control.  Those risks include, without limitation:

•	the risk that the merger may not be completed in a timely manner or at all, which may adversely affect our business and the price of our common stock;

•
the failure to satisfy of the conditions to the consummation of the merger, including the adoption and approval of the merger agreement and approval of the merger by our shareholders and the receipt of certain governmental and regulatory approvals;

•
the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including a termination under circumstances that could require us to pay a termination fee of $5,769,000 to Parent or to reimburse Parent for certain of its costs and expenses up to $2,000,000;

•	the effect of the announcement or pendency of the merger on our business relationships, operating results and business generally;

•	the potential adverse effect on our business, properties and operations because of certain covenants we agreed to in the merger agreement;

•	risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger;

•	risks related to diverting management’s attention from our ongoing business operations;

•	the outcome of any legal proceedings that may be instituted against us related to the merger agreement or the merger;

•	the amount of the costs, fees, expenses and charges related to the merger agreement and merger; and

•
other risks detailed in our filings with the SEC, including the risks described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended June 30, 2012.  See “Where You Can Find More Information” on page 68.

We believe that the assumptions on which the forward-looking statements in this proxy statement are based are reasonable.  However, we cannot assure you that the actual results or developments we anticipate will be realized or, if realized, that they will have the expected effects on our business or operations.  In light of significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on such statements.  We undertake no obligation, and expressly disclaim any obligation to, update forward-looking statements in this proxy statement to reflect events or circumstances after the date of this proxy statement or to update reasons why actual results could differ from those anticipated in forward-looking statements in this proxy statement.  All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this proxy statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.  Forward-looking statements speak only as of the date of this proxy statement or the date of any document incorporated by reference in this document.  Except as required by applicable law or regulation, we do not undertake to update these forward-looking statements to reflect future events or circumstances.

THE SPECIAL MEETING

Date, Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to our shareholders as part of the solicitation of proxies by our board of directors for use at the special meeting of our shareholders to be held on November 8, 2012, beginning at 10:00 a.m. eastern time, at 111 East 48th Street, New York, New York 10017 (InterContinental New York Barclay Hotel), or at any postponement or adjournment thereof.  The purpose of the special meeting is for our shareholders to consider and vote upon the adoption and approval of the merger agreement and approval of the merger; to approve, on a nonbinding, advisory basis, the compensation and related agreements and arrangements our named executive officers that are based upon or otherwise relate to the merger; to approve the adjournment or postponement of the special meeting if necessary or appropriate to solicit additional proxies if there are insufficient votes properly cast at the time of the meeting to adopt and approve the merger agreement and approve the merger; and to transact such other business that may properly come before the special meeting or any adjournment or postponement thereof.  Our shareholders must adopt and approve the merger agreement and approve the merger for the merger to occur.  If our shareholders do not adopt and approve the merger agreement and approve the merger, the merger will not occur.  A copy of the merger agreement is attached to this proxy statement as Annex A.  This proxy statement and the enclosed form of proxy are first being mailed to our shareholders on or about October 10, 2012.

Record Date and Quorum

The holders of record of our common stock as of the close of business on October 5, 2012, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting.  On the record date, there were 8,496,966 shares of our common stock outstanding.  Each share of our common stock is entitled to one vote on each matter to be voted on at the special meeting.

The holders of a majority of the outstanding shares of our common stock at the close of business on the record date represented in person or by proxy will constitute a quorum for purposes of the special meeting.  A quorum is necessary to hold the special meeting.  Once a share is represented at the special meeting, it will be counted for the purpose of determining whether a quorum is present at the special meeting and any postponement or adjournment of the special meeting.  Each outstanding share of our common stock is entitled to one vote.  However, if a new record date is set for the adjourned or postponed special meeting, then a new quorum must be established.

Required Vote

The merger cannot be completed unless the holders of a majority of the outstanding shares of our common stock entitled to vote at the close of business on the record date for the special meeting vote for the adoption and approval of the merger agreement and approval of the merger.  Each outstanding share of our common stock is entitled to one vote.  Certain of our directors and executive officers, who collectively owned approximately 34.52% of our outstanding common stock as of the date of the voting agreements, have each entered into a voting agreement obligating them to vote all of their shares of our common stock “FOR” the adoption and approval of the merger agreement and approval of the merger.

Approval of the nonbinding, advisory proposal to approve the compensation and related agreements and arrangements of our named executive officers that are based upon or otherwise relate to the merger requires the affirmative vote of a majority of the votes cast at the special meeting by holders of our common stock.  Each outstanding share of our common stock is entitled to one vote.  However, this vote is advisory and therefore not binding us or our Parent, or the board of directors or compensation committee of us or Parent.

Approval of the proposal to adjourn or postpone the special meeting if necessary or appropriate to solicit additional proxies requires the affirmative vote of holders representing a majority of the votes cast at the special meeting.  Each outstanding share of our common stock is entitled to one vote.

Proxies; Revocation

If you are a shareholder of record and submit a proxy by returning a signed proxy card by mail, your shares will be voted at the special meeting as you indicate on your proxy card or you may vote by proxy over the Internet or by telephone by following the instructions on the proxy card.  If no instructions are indicated on your proxy card or when you vote over the Internet or by telephone, your shares of our common stock will be voted “FOR” the adoption and approval of the merger agreement and approval of the merger, “FOR” the approval of the compensation and related agreements and arrangements of our named executive officers that are based upon or otherwise relate to the merger and “FOR” any adjournment or postponement of the special meeting if necessary or appropriate to solicit additional proxies.

The persons named as proxies may propose and vote for one or more postponements or adjournments of the special meeting to solicit additional proxies.

If your shares are held in “street name” by your broker, you should instruct your broker how to vote your shares using the instructions provided by your broker.  If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker and they can give you directions on how to vote your shares.  Under the rules of The Nasdaq Stock Market, brokers who hold shares in “street name” for customers may not exercise voting discretion with respect to the approval of non-routine matters such as the adoption and approval of the merger agreement and approval of the merger.  Therefore, absent specific instructions from the beneficial owner of the shares, brokers are not empowered to vote the shares with respect to the adoption and approval of the merger agreement and approval of the merger (i.e., “broker non-votes”).  Shares of our common stock held by persons attending the special meeting but not voting, or shares for which we have received proxies that abstain from voting, will be considered abstentions.  Abstentions and properly executed broker non-votes, if any, will be treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists but will have the same effect as a vote “AGAINST” the adoption and approval of the merger agreement and approval of the merger. Abstentions and broker non-votes will have no effect with respect to the approval, on a nonbinding, advisory basis, of the compensation agreements and other arrangements of our named executive officers that are based upon or otherwise relate to the merger and the adjournment or postponement proposal.

You may revoke your proxy before the vote is taken at the special meeting.  To revoke your proxy, you must (i) advise our Secretary of the revocation in writing, which must be received by our Secretary before the time of the special meeting; (ii) submit by mail a new proxy card dated after the date of the proxy you wish to revoke, which we must receive before the time of the special meeting; (iii) submit a later dated proxy by Internet or telephone before 11:59 p.m. eastern time on November 7, 2012; or (iv) attend the special meeting and vote your shares in person.  Attendance at the special meeting will not by itself constitute revocation of a proxy.

Please note that if you hold your shares in “street name” and you have instructed your broker to vote your shares, the options for revoking your proxy described in the paragraph above do not apply and instead you must follow the directions provided by your broker to change your vote.

We do not expect that any matter other than the adoption and approval of the merger agreement and approval of the merger, approval, on a nonbinding, advisory basis, of the compensation agreements and other arrangements of our named executive officers that are based upon or otherwise relate to the merger and approval of the adjournment or postponement of the special meeting if necessary or appropriate to solicit additional proxies will be brought before the special meeting.  The persons appointed as proxies will have discretionary authority to vote upon other business unknown by us a reasonable time prior to the solicitation of proxies, if any, that properly comes before the special meeting and any adjournments or postponements of the special meeting.

Adjournments and Postponements

Although it is not expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies.  Any adjournment may be made without notice (if the adjournment is not for more than 30 days or, if there are multiple adjournments, 120 total days from the date fixed for the original meeting), other than by an announcement made at the special meeting of the time, date and place of the adjourned meeting.  Whether or not a quorum exists, the holders of a majority of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote at the meeting may adjourn the special meeting.  If no instructions are indicated on your proxy card or your proxy submitted by Internet or telephone, your shares of our common stock will be voted “FOR” any adjournment or postponement of the special meeting if necessary or appropriate to solicit additional proxies.  Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow our shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Solicitation of Proxies

We will pay the cost of this proxy solicitation.  In addition to soliciting proxies by mail, our directors, officers and employees may solicit proxies personally and by telephone, facsimile or other electronic means of communication.  These persons will not receive additional or special compensation for such solicitation services.  Thoma Bravo, directly or through one or more affiliates or representatives, may, at its own cost, also make additional solicitation by mail, telephone, facsimile or other contact in connection with the merger.

We have engaged Morrow & Co., LLC, 470 West Avenue, Stamford, Connecticut 06902, to assist with the solicitation of proxies for the special meeting and to communicate with shareholders regarding the merger agreement and the merger, for an estimated fee of $6,500 plus expenses.

We will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

PARTIES TO THE MERGER

Mediware Information Systems, Inc.

Mediware Information Systems, Inc., a New York corporation, is a leading provider of software solutions targeting specific processes within healthcare institutions. Core Mediware solutions include blood management technologies for hospitals and blood centers; cell therapy solutions for cord blood banks, cancer treatment centers and research facilities; medication management solutions for hospitals, behavioral health facilities, infusion and specialty pharmacy providers; and business intelligence-based performance management solutions for clinical, regulatory and financial aspects of the broader healthcare market.  Mediware also provides software installation and maintenance services and billing and collection services to the home infusion and home/durable medical equipment markets.

Our principal executive offices are located at 11711 West 79th Street, Lenexa, Kansas 66214, and our telephone number is (913) 307-1000.

Project Ruby Parent Corp.

Project Ruby Parent Corp., which we refer to as Parent, is a Delaware corporation that was formed in anticipation of the merger by an investment fund affiliated with Thoma Bravo.  Thoma Bravo is a private equity firm that invests across multiple industries, with a particular focus on enterprise and infrastructure software, education, distribution, financial services and consumer goods and services.  Upon completion of the merger, we will be a wholly-owned subsidiary of Parent.  Parent currently has minimal assets and no operations.

Parent’s principal executive offices are located at 600 Montgomery Street, 32nd floor, San Francisco, CA 94111, and its telephone number is (415) 263-3660.

Project Ruby Merger Corp.

Project Ruby Merger Corp., which we refer to as Merger Sub, is a New York corporation formed by Parent in anticipation of the merger.  Merger Sub is a wholly-owned subsidiary of Parent.  Subject to the terms and conditions of the merger agreement and in accordance with New York law, at the effective time of the merger, Merger Sub will merge with and into Mediware and Mediware will continue as the surviving corporation.  Merger Sub currently has minimal assets and no operations.

Merger Sub’s principal executive offices are located at 600 Montgomery Street, 32nd floor, San Francisco, CA 94111, and its telephone number is (415) 263-3660.

PROPOSAL ONE

THE MERGER

This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A.  You should read the entire merger agreement carefully as it is the legal document that governs the merger.

The merger agreement provides that Merger Sub will merge with and into Mediware.  Mediware will be the surviving corporation in the merger and will continue to do business following the merger.  As a result of the merger, Mediware will cease to be a publicly traded company.  You will not own any shares of the capital stock of the surviving corporation.

Merger Consideration

In the merger, each outstanding share of common stock (other than shares held in our treasury and shares owned by our wholly-owned subsidiaries, Parent, Merger Sub or any subsidiary of Parent) will be converted into the right to receive the per share merger consideration, less any applicable withholding taxes.  The per share merger consideration is $22.00.  The total merger consideration, including payments in respect of employee options and other equity interests, will be approximately $194,000,000.

Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting is required to adopt and approve the merger agreement and approve the merger.  A failure to vote your shares of our common stock or an abstention will have the same effect as voting against the adoption and approval of the merger agreement and approval of the merger.  Certain of our directors and executive officers have entered into voting agreements obligating them to vote their shares of our common stock, which represented approximately 34.52% of our outstanding common stock as of the date of the voting agreements, for adoption and approval of the merger agreement and approval of the merger. The form of voting agreement is attached to this proxy statement as Annex C.

The board of directors recommends that you vote “FOR” the proposal to adopt and approve the merger agreement and approve the merger.

In considering the recommendation of the board of directors with respect to the proposal to adopt and approve the merger agreement and approve the merger, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, yours. The board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the shareholders of Mediware. See the section entitled “Interests of Our Directors and Executive Officers in the Merger” beginning on page 41.

Background of the Merger

Our board of directors and senior management regularly review our business plans and strategic opportunities. As part of this review, factors they have considered include Mediware’s competitive market position; growth and revenue potential; and the viability of potential strategic alternatives, such as acquisitions, special dividends, expansion of product offerings and potential merger or sale. The below description does not reflect all of those discussions, but is focused on those events that ultimately led Mediware to enter into the merger agreement.

On July 2, 2010, the executive committee of our board of directors determined that Mr. Nordlicht would be the primary point of contact with respect to the contemplated renewal of our engagement with William Blair.

On July 7, 2010, Mediware renewed its engagement with William Blair to potentially render certain investment banking services in connection with a possible business combination of Mediware with another company, or a recapitalization of Mediware or similar restructuring in which owners of Mediware’s common stock would no longer own a majority of Mediware. While Mediware had originally engaged William Blair in 2007 for similar purposes, Mediware’s board of directors elected to focus on operating and growing the company, and accordingly did not pursue any such transactions in connection with the original engagement.

On July 28, 2010, Mediware publicly announced that its management would be working with William Blair to explore a variety of strategic alternatives to enhance shareholder value.  In addition, as part of the announcement, Mediware stated that while it routinely performs internal strategic assessments, it had not set a definitive timetable for completion of the evaluation, and that there could be no assurance that the evaluation would lead to any change in operating plans or result in the pursuit of any specific alternative. From time to time after that announcement, William Blair and Mediware were occasionally approached by potential buyers who expressed interest in purchasing Mediware. Senior management of Mediware conducted conference calls in October 2010 with six of such parties who had each executed a confidentiality agreement, of which one was Thoma Bravo.  Following those calls, four of those parties submitted indications of interest ranging from $11.58 to $14.25 per share.  In October 2010, the closing sales price of Mediware’s common stock varied between $10.15 and $10.80, inclusive.  Because these expressions of interest valued Mediware lower than Mediware’s executive committee thought appropriate and the interested parties were unwilling to pay the premium that the executive committee thought was warranted, the executive committee of the board of directors did not actively pursue those potential buyers.  Instead, the executive committee determined that it was appropriate to continue to operate Mediware in the ordinary course and to concentrate on continuing to improve the business and making strategic acquisitions.

At a December 2, 2010 meeting of the board of directors, with Mr. Robert Weber, Mediware’s chief legal officer,  Mr. John Damgaard, Mediware’s then chief operating officer, and Mr. Michael Martens, Mediware’s then chief financial officer, also in attendance, the board of directors reappointed the existing executive committee of the board for another year, and determined that it should have the continued delegation of all authority of the board of directors not specifically reserved to the full board by statute or Mediware’s organizational documents. The executive committee, as so continued, was composed of Messrs. Auriana, Coelho and Nordlicht. On the same day, the executive committee reiterated its determination that Mediware should continue to operate in the ordinary course and concentrate on ongoing activities and defer any further transaction activities until 2011, and informed representatives of William Blair of such determination in the following days. Mr. Nordlicht and representatives of William Blair continued discussions regarding unsolicited potential buyers from time to time.

At a January 27, 2011 meeting of the executive committee, with Mr. Thomas Kelly Mann, Mediware’s chief executive officer and president, also in attendance, the executive committee decided the proper course of action was to complete the scheduled acquisition of a business in the alternate care market, and then to accelerate preparation of the fiscal year 2012 budget to better assess Mediware’s potential for ongoing growth. The executive committee also decided to defer further activities relating to a potential transaction until after this assessment was completed.

Through February and March 2011, Mr. Nordlicht and other representatives of Mediware had numerous discussions with representatives of William Blair to discuss additional unsolicited inquiries from financial and strategic buyers, including Thoma Bravo. However, as a result of the ongoing achievements of the business including the completion of Mediware’s April 2011 acquisition of the home/durable medical equipment, home health, home infusion and billings and collections businesses from CareCentric National LLC, the executive committee determined that Mediware would again defer pursuing a potential sale of Mediware.

In September 2011, Thoma Bravo again expressed unsolicited interest in acquiring Mediware to representatives of William Blair and management of Mediware. On September 29, 2011, Thoma Bravo submitted a written indication of interest to acquire Mediware for $14.50 to $15.00 per share. The closing price of Mediware’s common stock on September 29, 2011 was $11.49 per share.  On October 6, 2011, Mr. Nordlicht and a representative of William Blair had a telephonic conversation with a representative of Thoma Bravo regarding Thoma Bravo’s indication of interest, with Mr. Nordlicht informing Thoma Bravo that Mediware would continue to focus on building Mediware organically and through acquisitions, but might re-engage in a sale process in the future.

At an October 27, 2011 meeting of the executive committee, with Mr. Mann also in attendance, Mr. Nordlicht provided an update regarding his latest conversations with representatives of William Blair.  He also informed the executive committee about Thoma Bravo and its expressed preliminary interest in Mediware. At that time, the executive committee decided to complete its acquisition of a stem cell company and possibly an oncology company and update its three-year projections as well as other information about Mediware in order to better present Mediware’s prospects going forward.

At a December 1, 2011 meeting of the board of directors, with Messrs. Weber, Damgaard and Martens also in attendance, the board of directors continued the existing executive committee of the board for another year, and determined that it should have the continued delegation of all authority of the board of directors not specifically reserved to the full board by statute or Mediware’s organizational documents. The executive committee, as so continued, remained composed of Messrs. Auriana, Coelho and Nordlicht.

On January 17, 2012, Mr. Mann met with the chief executive officer of a potential strategic acquirer of Mediware, which we refer to as SB1, who had previously expressed preliminary interest in potentially purchasing Mediware to both representatives of William Blair and Mediware. After the meeting, Mr. Mann spoke with Mr. Nordlicht and then with Mr. Nordlicht and representatives of William Blair regarding such company’s interest as well as the continuing interest by Thoma Bravo.  Messrs. Nordlicht and Mann also had further discussions with representatives of William Blair to determine whether there would be potential acquirers that would be willing to purchase Mediware at a meaningful premium over the current market price.

At a February 1, 2012 meeting of the executive committee, with Mr. Mann also in attendance, Mr. Mann reported on the January 17, 2012 meeting with the potential strategic acquirer, and subsequent discussion with representatives of William Blair. The executive committee agreed to continue updating Mediware’s projections to include recent results and acquisitions, and it was decided that a meeting with representatives of William Blair would be scheduled to continue discussions on strategic alternatives. In the following days, Messrs. Nordlicht and Mann updated Mediware’s projections and analyzed and organized its product line financial information to, among other things, provide current information to William Blair.

At a February 13-14, 2012 meeting of the executive committee, with Mr. Mann also in attendance, the executive committee discussed the fact that Mr. Mann with Mr. Nordlicht had been updating Mediware’s projections through fiscal year 2015 in light of acquisitions and recent department of defense contracts.  The purpose of this exercise was to provide an updated strategic focus and initiate a discussion on the best allocation of Mediware’s resources.  The meeting adjourned to permit modification of the projections and related analyses.  It resumed the following day to review the modifications.  Additional suggestions were made and implemented with the final product to be shared with William Blair at a meeting scheduled to be held later in the week on February 16, 2012.

Also, at a February 14, 2012 meeting of the executive committee, with Mr. Mann also in attendance, the executive committee discussed the fact that Mediware had been approached by a number of parties that had expressed an interest in acquiring Mediware over the preceding few months.  The executive committee also discussed possible strategic alternatives, which included going through a sales process with the assistance of William Blair. The executive committee determined that it would develop, with William Blair’s assistance, certain publicly available and non-public information regarding Mediware to provide to potential acquirers, if Mediware decided to move forward with such a process. It was affirmed that Mr. Nordlicht would be the primary contact for representatives of William Blair, and that Mr. Nordlicht would help develop the process strategy with input from senior management, representatives of William Blair and the executive committee.

In the following weeks, Mr. Nordlicht had numerous conversations with representatives of William Blair, senior management and other members of the executive committee regarding a possible sales process and to finalize Mediware’s updated projections for fiscal year 2013.

At a March 22, 2012 meeting of the executive committee, with representatives of William Blair also in attendance, the executive committee discussed the ongoing efforts to develop informational materials that could be used if Mediware began a sale process. That same information could also be used by the board of directors and senior management to help Mediware’s strategic planning. The representatives of William Blair then described the content of the likely informational materials to be utilized in such a process, presented how a sale process would work, discussed a list of potential acquirers, and reviewed certain valuation metrics potentially relevant to Mediware in a sale context. The committee then further discussed a potential sale of Mediware, determining that it would be appropriate to continue moving forward with William Blair to determine whether a third party would be interested in purchasing Mediware at a price of no less than $20.00 per share, with a higher amount believed to represent current estimated value.  It was determined that Mr. Nordlicht would continue to be the primary contact for representatives of William Blair and Mr. Mann in connection with this process.

Over the next several weeks, the executive committee and Mr. Mann, with input from representatives of William Blair where appropriate, refined and finalized the informational materials for potential purchasers of Mediware, which included fiscal year 2013 estimates and further financial projections.  On or about March 26, 2012, representatives of William Blair discussed potential acquirers with the executive committee.

At an April 3, 2012 meeting of the executive committee, with Mr. Mann also in attendance, the executive committee discussed how many and which potential acquirers should be contacted by representatives of William Blair about a potential opportunity to review confidential information about Mediware. There was significant discussion about the business risks of providing confidential information to too many potential acquirers, as well as the countervailing risks of not providing information to enough potential acquirers. The executive committee focused on how to get the best price from the sale of Mediware while limiting harm to the business in the event a sale was not completed. The executive committee then determined that six strategic buyers and eleven financial buyers, including Thoma Bravo, would be contacted by representatives of William Blair.

At an April 26, 2012 meeting of the executive committee, the committee discussed the efforts that were being undertaken by representatives of William Blair as well as adding another company to the list of potential acquirers. Representatives of William Blair were subsequently contacted by Mr. Nordlicht and instructed to include one additional potential strategic acquirer in the sale process.

In the ensuing week, representatives of William Blair contacted all the previously authorized potential acquirers as directed. In addition, a financial buyer not previously contacted, referred to as FB1, contacted representatives of William Blair and expressed interest in purchasing Mediware. Representatives of William Blair contacted Mr. Nordlicht regarding such expression of interest by FB1.

At a May 3, 2012 meeting of the executive committee, with Mr. Mann also in attendance, the executive committee reviewed the activities of representatives of William Blair, with Mr. Nordlicht reporting that all the potential acquirers previously agreed upon had been contacted. At that time, three potential acquirers had already declined to move forward in the process and seven had signed confidentiality agreements (and others were in negotiation). The executive committee further discussed the addition of FB1 as a potential acquirer in the process, and agreed to the addition. Mr. Nordlicht later informed representatives of William Blair of the committee’s decision, and representatives of William Blair contacted FB1 as directed.

Over the next two weeks, representatives of William Blair sent informational materials to 13 parties that signed confidentiality agreements.  Of those parties, seven indicated they would have interest in a potential acquisition of Mediware at a premium above Mediware’s then-current stock price. Mediware’s senior management conducted telephonic/on-line presentations to those seven parties in late May and early June 2012.  Representatives of William Blair also sent each of these parties a letter outlining the instructions for the submission of a written indication of interest for an acquisition of Mediware by a due date of June 13, 2012.

During this time, members of the executive committee and company management continued to discuss the potential acquirers and the process. Representatives of William Blair conveyed to Mr. Nordlicht some of the feedback they had received from potential acquirers, including the types of questions being asked, requests for supplemental information, and that sending a limited amount of additional information to the potential acquirers would be effective in maximizing value for Mediware. Mr. Nordlicht relayed to the executive committee the feedback and the assessment of the level of interest of the various parties by the representatives of William Blair.

At a May 31, 2012 meeting, with Mr. Mann also in attendance, the executive committee discussed the activities of representatives of William Blair, discussed the letter William Blair would use to solicit indications of interest and determined that Mediware would provide additional information to interested parties.

At a June 5, 2012 meeting of the executive committee, with Mr. Mann also in attendance, the executive committee discussed William Blair’s activities, determining that it would study and evaluate the indications of interest from potential acquirers and if none were adequate, the executive committee would terminate the process. However, the executive committee determined that if one or more indications of interest were adequate, it would determine, with approval of the entire board of directors, to proceed with the transaction process. Subsequently, Mediware provided additional revenue information regarding the company to representatives of William Blair to share with the potential acquirers.

On June 13, 2012, Mediware received two written indications of interest from financial buyers, one for a range of $20.00 to $21.00 per share and one for $20.00 per share. These financial buyers were Thoma Bravo and a buyer we refer to as FB2.  Over the next few days, Mr. Nordlicht and representatives of William Blair discussed, studied and evaluated the bids from Thoma Bravo and FB2.

At a June 20, 2012 meeting of the executive committee, with Mr. Mann in attendance and participation from representatives of William Blair, the William Blair representatives discussed with the executive committee Mediware’s stock price performance, a summary of the process, a review of the potential acquirers contacted and the status of each, a summary of the indications of interest, summary valuation metrics, feedback from declining parties and potential next steps. Thoma Bravo and FB2 were determined to be highly credible, knowledgeable about Mediware and the market and had previously expressed interest in Mediware. Further, representatives of William Blair confirmed that both Thoma Bravo and FB2 were eager to proceed to the next step in the process. There was additional discussion regarding other parties who had not provided written expressions of interest but might still be interested. The executive committee concluded that with two credible indications of interest and the possibility of additional acquirers, it was appropriate to inform and involve the full board of directors.

At a June 22, 2012 meeting of the board of directors, with Mr. Weber and Mr. Watkins and representatives of Herrick Feinstein LLP, counsel to Mediware, also in attendance, the executive committee recommended that the board of directors begin a more formal process to consider the sale of Mediware. Mr. Weber reminded the board of directors of its fiduciary duties and Messrs. Irwin A. Kishner and Stephen E. Fox of Herrick, Feinstein LLP presented an overview of the fiduciary duties of the board of directors when considering the sale of a company, and provided a summary of the sale process and considerations the board of directors would need to consider as a result of the process. Also at the meeting, Mr. Nordlicht reported that Mediware had received indications of interest from two potential acquirers, Thoma Bravo and FB2, one for a range of $20.00 to $21.00 per share and one for $20.00 per share. Mr. Nordlicht also explained that up to three other acquirers previously contacted might submit a written indication of interest. The executive committee recommended that the board of directors should commence a more formal process with interested parties with respect to the possible sale of Mediware. The board of directors determined to proceed as recommended by the executive committee, and Mr. Nordlicht subsequently informed representatives of William Blair that they should proceed with interested parties on Mediware’s behalf.

In the ensuing weeks, Thoma Bravo and FB2 performed extensive due diligence on Mediware and had numerous discussions with senior management of Mediware and its representatives, including representatives of William Blair. Representatives of both companies made numerous due diligence requests, and Mediware provided access to a virtual data room containing due diligence materials. Senior management and other Mediware representatives participated in due diligence calls and meetings on an ongoing basis with representatives of Thoma Bravo and FB2.

At a July 18, 2012 meeting of the executive committee, with Mr. Mann also in attendance, the executive committee reviewed the activities of William Blair and noted that extensive diligence was being performed by Thoma Bravo and FB2. The executive committee continued to emphasize the need to run Mediware as if this process was not occurring and to maintain the strictest confidentiality.  It also discussed the implications of a “go-shop” provision that would permit Mediware to actively solicit competing acquisition proposals and a termination fee in any merger agreement entered into with a buyer.

At a July 19, 2012 meeting of the board of directors, with Mr. Weber and Mr. Robert Watkins, Mediware’s chief financial officer, also in attendance, Mr. Weber described the key terms and conditions in the proposed merger agreement, and Mr. Nordlicht described the process and bids received to that point.  Mr. Nordlicht explained that Thoma Bravo and FB2 were actively participating in due diligence and the existence of three other potential acquirers that had not removed themselves from the process, but had indicated that they were not able to move forward at that time.  The board of directors approved the form of merger agreement to be provided to the acquirers and determined to continue moving forward with the transaction process.

On July 20, 2012, Mediware posted an initial draft of a merger agreement in the virtual data room, for potential acquirers to review as part of their due diligence and consideration.  Mediware also posted to the virtual data room updates to its projections to reflect the completion of its budgeting process for fiscal 2013 and its expected acquisition of assets of Strategic Healthcare Group, LLC.

In late July 2012, representatives of William Blair sent Thoma Bravo and FB2 a letter outlining the instructions for submitting detailed proposals for an acquisition of Mediware by a due date of August 16, 2012.  Thoma Bravo and FB2 continued their diligence evaluation of Mediware.

On August 15, 2012, SB1, which had previously declined to move forward with the transaction process, contacted representatives of William Blair to express its significant interest in acquiring Mediware and re-joining the process.  In the following days, SB1 signed a confidentiality agreement with Mediware, and representatives of William Blair sent selected diligence materials to SB1. An in-person diligence meeting between SB1 and senior management of Mediware occurred on August 22, 2012.

On August 16, 2012, Thoma Bravo submitted a non-binding proposal to purchase Mediware in an all-cash transaction for $19.00 per share, along with a debt commitment letter, an equity commitment letter, initial comments to the proposed merger agreement, and a proposed limited guaranty from Thoma Bravo Fund X, L.P., an affiliate of Thoma Bravo, which was subsequently forwarded to the executive committee.  The comments to the merger agreement reflected significant differences on critical terms of the merger agreement, including with respect to the scope of representations and warranties, the removal of the “go-shop” provision that had been part of the original draft, the size of the fee that Mediware must pay in the event of certain terminations, limitations on Mediware’s ability to consider superior proposals, no equity commitment for 100% of the purchase price, and the requirements for certain shareholders to enter into voting agreements, among other issues. FB2 declined to submit a proposal to acquire Mediware.

At an August 17, 2012 meeting of the executive committee, with Mr. Mann in attendance and participation from representatives of William Blair, the executive committee was informed by representatives of William Blair that SB1 had signed a confidentiality agreement and was scheduled to meet with management. Representatives of William Blair further discussed the Thoma Bravo proposal, noting that Thoma Bravo had completed almost all of its diligence, had received committed financing from lenders and that this was a credible proposal, although at $19.00 per share, was lower than Thoma Bravo’s original indication of interest of between $20.00 and $21.00. The executive committee determined that the proposal was insufficient, and determined to further explore SB1’s interest in a transaction as well as review other approaches to maximizing shareholder value.

In the following days the executive committee performed further financial analyses regarding the valuation of Mediware, and Mr. Nordlicht and Mediware management met with Herrick, Feinstein LLP to discuss and understand the legal implications of all of the terms and conditions of the Thoma Bravo proposal as represented by the draft agreements that had accompanied the proposal.

At an August 20, 2012 meeting of the executive committee, with Mr. Mann also in attendance, the executive committee concluded that Mediware was worth more than $19.00 per share. Mr. Nordlicht then reviewed the major points of Thoma Bravo’s proposal, including financing contingencies, termination fees, the board of director’s proposed ability to respond to third-party proposals that may result in a superior proposal, representations and warranties, indemnification, voting agreements, and a “drop-dead” date of December 31, 2012, all of which were then discussed by the executive committee. The executive committee determined to communicate a counterproposal to Thoma Bravo with, among other things, a share price of $25.00 per share, a termination fee of 3%, a go-shop period of 10 days, an equity commitment related to 100% of the purchase price, and representations and warranties that could be negotiated in a fashion that promoted certainty of closing. Mr. Nordlicht promptly communicated such terms to representatives of William Blair, as well as Mediware’s continued interest in pursuing a potential transaction with SB1. Representatives of William Blair communicated such terms to Thoma Bravo.

On August 22, 2012, members of the senior management team of SB1, including its chief executive officer, met with Mediware management to discuss a potential transaction. Also, during the evening of August 22, 2012, Thoma Bravo submitted a revised bid to purchase Mediware for $21.00 per share that included a 3% break-up fee. Thoma Bravo also submitted an equity commitment letter from Thoma Bravo Fund X, L.P. for the entire purchase price.  Representatives of William Blair sent the revised bid to members of the executive committee early in the morning on August 23, 2012.

On August 24, 2012, SB1 had further conversations with representatives of William Blair, informing them that it was not prepared to provide a proposal at a specific price at that point, that it was more interested in certain elements of Mediware’s businesses, and that it likely valued Mediware below $20.00 per share, although it would like to continue to participate in the process.

At an August 24, 2012 meeting of the executive committee, with Mr. Mann in attendance and participation from representatives of William Blair, the parties discussed the conversations with SB1 and the revised bid from Thoma Bravo.  A review of the revised Thoma Bravo terms included a share price of $21.00 per share, a termination fee equal to 3% of the merger consideration, a “fiduciary out” provision allowing the board of directors to entertain superior proposals from other potential buyers, but not allowing Mediware to actively solicit a superior proposal, the elimination of any financing contingency, and a voting agreement with “fiduciary out” provisions so that it in no way would interfere with any fiduciary duties of the directors. Representatives of William Blair discussed, among other things, the premium to the closing share price, the premium to the last five year's high stock price, the premium over enterprise value, and the premium to the last five year's high enterprise value, in each case at that time. The executive committee believed that this offer did not necessarily represent adequate value for Mediware and its shareholders. The executive committee and Mr. Mann agreed to directly contact SB1 to follow up on its prior conversation with representatives of William Blair. The executive committee also discussed valuation and that $22.00 per share, which also represented a substantial premium over current and historical market prices, should be seriously considered given various uncertainties and the potential for a tax law change at the end of 2012.

At an August 26, 2012 meeting of the executive committee, the executive committee discussed its further analysis of the financial information of Mediware, as well as financial information of certain selected public companies, and the results of Mr. Nordlicht’s multiple conversations with representatives of William Blair. The executive committee determined that, based on its analyses to date and various discussions with Mediware’s advisors, including William Blair and legal counsel, a revised bid of $22.00 per share (accompanied by certain terms and conditions) would maximize shareholder value. The executive committee considered the substantial premium over current and historical market prices, the substantial premium over the enterprise value of Mediware, the elimination of a financing contingency, the size of the termination fee and a reverse termination fee, and the likelihood of completing the transaction as a general matter and prior to the end of 2012. Later that day, Mr. Nordlicht contacted representatives of William Blair to convey the determination to convey a counteroffer to Thoma Bravo of $22.00 per share with certain terms and conditions, which were subsequently relayed to Thoma Bravo.

At an August 27, 2012 meeting of the executive committee, with Mr. Mann also in attendance, the executive committee discussed the conversations Mr. Nordlicht had with representatives of William Blair, as well as the August 24, 2012 discussion that representatives of William Blair had with the chief executive officer of SB1. The executive committee reviewed Thoma Bravo’s latest offer of $21.00 per share, still believing it did not reflect full value for Mediware or its shareholders. The executive committee determined to reaffirm to Thoma Bravo that at $22.00 per share and subject to negotiating definitive transaction documents, the executive committee would recommend the transaction to the board of directors.

On August 27, 2012, Mr. Nordlicht spoke with representatives of Thoma Bravo, indicating that the executive committee would be prepared to recommend for approval to the board of directors an offer of $22.00 per share, subject to a mutually agreeable definitive merger agreement and, if no agreement is reached, Mediware would continue to run its business as an independent entity and continue to review other approaches to maximizing shareholder value.

On August 27, 2012, representatives of William Blair informed Mr. Nordlicht that Thoma Bravo had requested a conference call with Mediware management to further discuss certain diligence topics.

On August 27, 2012, Mr. Auriana spoke with the chief executive officer of SB1, who reiterated to Mr. Auriana that it was not prepared to provide a proposal at a specific price per share at that point, that it was more interested in certain elements of Mediware’s businesses, and that it likely valued the company below $20.00 per share.

On August 28, 2012, Messrs. Mann, Watkins and Weber spoke with representatives of Thoma Bravo, providing information concerning certain diligence matters.

On August 29, 2012, SB1’s chief executive officer reiterated that it was not prepared to provide a proposal at a specific price per share at that point, that it was more interested in certain elements of Mediware’s businesses, and that it likely valued the company below $20.00 per share.  The executive committee determined to call off discussions with SB1.

On August 29, 2012, representatives of William Blair updated Mr. Nordlicht about the conversation between Mr. Mann and Thoma Bravo and that some follow-up diligence information was requested by Thoma Bravo and provided to them.

On August 29, 2012, representatives of Thoma Bravo spoke with representatives of William Blair and indicated Thoma Bravo would be prepared to make an offer at $22.00 per share if the exclusivity period could be extended from the previously proposed seven days to 17 days. Representatives of William Blair then related this proposal to Mr. Nordlicht.  Mr. Nordlicht conferred with Mr. Auriana and they both considered the proposal likely acceptable.  Mr. Nordlicht informed representatives of William Blair that it was likely acceptable, subject to reviewing the full proposal in writing.  Later that evening, Mr. Nordlicht received a revised bid from Thoma Bravo reflecting a per share price of $22.00 and an exclusivity period through September 17, 2012. The revised bid was forwarded to Herrick, Feinstein LLP, the executive committee, and Messrs. Mann and Weber for review that evening.

At an August 30, 2012 meeting of the executive committee, with Mr. Mann also in attendance, the executive committee discussed the events of the prior few days, and the terms of the revised bid were reviewed. Among the factors reviewed and considered were the substantial premium over current and historical market prices, the substantial premium over the enterprise value of Mediware, the elimination of a financing contingency, the 3% termination fee, and the likelihood of completion of the transaction as a general matter and prior to the end of 2012. The executive committee then decided to recommend to the board of directors that Mediware enter into exclusivity with Thoma Bravo.

At an August 30, 2012 meeting of the board of directors, with Mr. Weber and Mr. Watkins also in attendance, the executive committee recommended to the full board, and the full board of directors approved, entering into exclusivity with Thoma Bravo to sell Mediware for $22.00 per share and subject to certain previously agreed terms, and to negotiate exclusively with Thoma Bravo for a period of 17 days.  The closing price of our common stock on August 30, 2012 was $14.60 per share.

Between August 30, 2012 and September 11, 2012, Thoma Bravo completed its due diligence and the parties exchanged multiple drafts of the proposed merger agreement and related documents and negotiated and finalized their terms. During this process the executive committee received updates and provided guidance on the issues under discussion, including the amount of the reverse termination fee and other deal protection provisions, the proposed voting agreement to be executed by the directors and certain of the executive officers, Sponsor guaranties and commitments, and conditions to close, among other issues. Starting approximately 3:30 p.m., eastern time, on September 11, 2012, Mr. Nordlicht had a telephonic discussion with a representative of Thoma Bravo to negotiate final open terms, specifically the size of the reverse termination fee and certain thresholds for determining whether the board of directors of Mediware could evaluate a superior proposal by a third party after execution of definitive agreements.  Agreement was then reached on the open terms before 5:00 p.m. eastern time.

At a September 11, 2012 meeting of the board of directors held at 5:00 p.m. eastern time, with Mr. Weber and Mr. Watkins and representatives of William Blair and Herrick, Feinstein LLP also in attendance, Mr. Nordlicht reviewed and described what had occurred and the board of directors discussed the proposed merger and reviewed the sale process. Representatives of William Blair  reviewed their financial analysis of the merger consideration to be received pursuant to the merger agreement and delivered its opinion, as of that date and based on and subject to the assumptions, qualifications, limitations and other matters described in the opinion, as to the fairness, from a financial point of view, of the merger consideration to be received by the holders of our common stock (other than our wholly-owned subsidiaries, Parent, Merger Sub, or any subsidiary of Parent) to such holders. The full text of the written opinion is attached to this proxy as Annex B. Herrick, Feinstein LLP then provided the board of directors with an overview of their fiduciary duties related to the merger, reminding the board of Herrick’s presentation to that effect on June 22, 2012, and summarized the terms of the merger agreement and related agreements that had been negotiated with Thoma Bravo. After discussion, the board of directors voted unanimously to approve the merger agreement and the merger with Thoma Bravo and to recommend that our shareholders vote to adopt and approve the merger agreement and approve the merger.

Following the board meeting, Mediware and Parent and Merger Sub entered into the merger agreement and our directors and certain of our executive officers signed the voting agreements and, on September 12, 2012, Mediware issued a press release announcing the execution of the merger agreement.

Recommendation of Our Board of Directors; Reasons for the Merger

At the special meeting of our board of directors held on September 11, 2012, the executive committee recommended that our board of directors approve the merger agreement and the merger and our board of directors determined that the merger is fair to, and in the best interests of, Mediware and its shareholders and unanimously approved the merger agreement and the merger. Accordingly, our board of directors unanimously recommends that our shareholders vote “FOR” adoption and approval of the merger agreement and approval of the merger.

In evaluating the proposed merger, the executive committee and our board of directors consulted with management and outside legal and financial advisors.  In reaching its decision to approve the merger agreement and the merger, and to recommend that our shareholders vote to adopt and approve the merger agreement and approve the merger, the board of directors considered a number of factors weighing in favor of the merger, including the following:

•
the merger consideration of $22.00 per share and the fact that the merger consideration represents premiums of approximately 40% over the closing share price on the day prior to our announcement of the merger agreement, of approximately 50% over the average closing share price during the week prior to our announcement of the merger agreement, of approximately 57% over the average closing share price during the month prior to our announcement of the merger agreement, of approximately 52% over the average closing share price during the 60 days prior to our announcement of the merger agreement and of approximately 58% over the average closing share price during the week prior to our announcement of the merger agreement;

•
the oral opinion of William Blair on September 11, 2012 to our board of directors (subsequently confirmed in writing) as to the fairness, from a financial point of view, to our shareholders (other than our wholly-owned subsidiaries, Parent, Merger Sub or any subsidiary of Parent) of the merger consideration to be received by those holders of our common stock, as more fully described below under the caption “Opinion of William Blair, Financial Advisor to the Board of Directors”;

•
the fact that Parent has received an equity commitment letter from the Sponsor, to provide equity financing in an aggregate amount sufficient to fully finance the merger consideration, payments in respect of Company options and restricted stock and related fees and expenses upon consummation.  In addition, the Sponsor has guaranteed to us Parent’s obligation under the merger agreement to pay a termination fee of $10,000,000 in certain circumstances;

•	the fact that the merger consideration is all cash and provides certainty of value to our shareholders as compared to a transaction that would involve stock as part or all of the consideration;

•	the fact that the merger is not subject to a financing condition;

•	the fact that Thoma Bravo increased the price it was willing to pay during the sale process by 16% over its August 16, 2012 offer;

•	the likelihood that Thoma Bravo would close the transaction on the terms set forth in the merger agreement;

•	the overall terms of the proposed transaction;

•
the fact that Thoma Bravo did not negotiate terms of employment, including any compensation arrangements or equity participation in the surviving corporation, with our management for the period after the merger closes;

•
the regular evaluation of strategic alternatives by our board of directors and our board’s familiarity with our business, operations, financial condition, general industry, economic, and market conditions, including the risks and uncertainties in our business, in each case on a historical, current, and prospective basis;

•	the likelihood of completion of the merger as a general matter;

•
the likelihood of completion of the merger prior to the end of 2012, following which a new tax on investment income and an increase in capital gains tax rates are currently scheduled to become effective;

•
the strategic alternative process conducted by Mediware and the possible alternatives to the merger (including the possibility of continuing to operate Mediware as an independent company), the range of possible benefits to our shareholders of such alternatives relative to Mediware’s prospects as an independent company, and the timing and likelihood of accomplishing the goals of any such alternatives; and

•	the fact that William Blair assisted our board of directors as its financial advisor in its process of exploring strategic alternatives.

Our board of directors and the executive committee of the board also considered potential risks and negative factors relating to the merger, including the following:

•
the fact that after the merger our current shareholders will no longer participate in the opportunity for future earnings and growth of Mediware and will cease to benefit from any future increases in the value of Mediware;

•
the risks and costs to Mediware if the merger does not close, including the diversion of management and employee attention, potential employee attrition, the potential effect on business and customer relationships, and the transaction costs that will be incurred even if the merger is not consummated;

•	the fact that the all-cash price will be taxable to our shareholders;

•
the restrictions in the merger agreement on the conduct of our business prior to the consummation of the merger, requiring us to conduct our business in the ordinary course of business, subject to certain specific exceptions, which may delay or prevent us from undertaking business opportunities that may arise pending the consummation of the merger;

•
the provision in the merger agreement requiring Mediware to pay a termination fee of $5,769,000 or to reimburse Parent’s transaction expenses in an amount of up to $2,000,000 if the merger agreement is terminated under certain circumstances;

•	the fact that the merger agreement prevents us from actively soliciting other acquisition proposals; and

•
the fact that certain of our officers and directors have certain interests in the merger that are in addition to their interests as shareholders, which has the potential to influence their views and actions in connection with the merger proposal.

The foregoing discussion addresses the material factors considered by our board of directors in its consideration of the merger agreement and the merger, but is not exhaustive and does not present all of the factors considered by our board of directors.  In light of the number and variety of factors and the amount of information considered, our board of directors did not find it practicable to quantify, rank, or otherwise assign relative weights to the specific factors considered in reaching its determination.  Individual members of our board of directors may have given different weights to different factors.  The determination to approve the merger agreement and the merger was made after consideration of all of the relevant factors as a whole, and our board of directors based its ultimate decisions to approve the merger agreement and the merger on its business judgment that the potential risks and other negative aspects of the merger did not outweigh the benefits of the merger to our shareholders.

Opinion of William Blair, Financial Advisor to the Board of Directors

William Blair was retained to act as the financial advisor to the Mediware board of directors to render certain investment banking services in connection with a potential business combination of Mediware with a to-be-determined party. In particular, the Mediware board of directors requested the opinion of William Blair as to the fairness, from a financial point of view, to the holders of the outstanding shares of Mediware common stock (other than shares held in our treasury and shares owned by our wholly-owned subsidiaries, Parent, Merger Sub or any subsidiary of Parent) of the $22.00 per share in cash, referred to herein as the merger consideration, to be received by such holders in the merger pursuant to the merger agreement among Parent, Merger Sub, and Mediware. On September 11, 2012, William Blair delivered its opinion to the Mediware board of directors, subsequently confirmed in writing, as of that date and based upon and subject to the assumptions, qualifications and limitations stated in its opinion, as to the fairness, from a financial point of view, to the holders of Mediware common stock (other than shares held in our treasury and shares owned by our wholly-owned subsidiaries, Parent, Merger Sub or any subsidiary of Parent) of the merger consideration to be received by such holders in the merger pursuant to the merger agreement.

William Blair provided its opinion for the information and assistance of the Mediware board of directors in connection with its consideration of the merger. William Blair’s opinion was one of many factors taken into account by the Mediware board of directors in making its determination to approve the merger agreement and the merger. The terms of the merger agreement and the amount and form of the merger consideration, however, were determined through negotiations between Mediware and Parent and were approved by the Mediware board of directors. The opinion described above was reviewed and approved by William Blair’s fairness opinion committee. William Blair has consented to the inclusion in this proxy statement of its opinion and the description of its opinion appearing under this subheading “Opinion of William Blair, Financial Advisor to the Board of Directors.”  William Blair did not recommend any specific consideration to the board of directors of Mediware or that any specific consideration constituted the only appropriate consideration for the merger.

The full text of William Blair’s opinion, dated September 11, 2012, is attached as Annex B to this proxy statement and incorporated into this proxy statement by reference. You are urged to read the opinion carefully and in its entirety to learn about the assumptions made, procedures followed, matters considered and limits on the scope of the review undertaken by William Blair in rendering its opinion. William Blair’s opinion was directed to the Mediware board of directors for its benefit and use in evaluating the fairness of the merger consideration to the holders of Mediware common stock (other than shares held in our treasury and shares owned by our wholly-owned subsidiaries, Parent, Merger Sub or any subsidiary of Parent) and relates only to the fairness, as of the date of the opinion and from a financial point of view, of the consideration to be received by such holders in the merger pursuant to the merger agreement. The opinion does not address any other aspect of the merger or any related transaction and does not constitute a recommendation to any shareholder as to how that shareholder should vote or act with respect to the merger agreement or the merger. William Blair did not address the merits of the underlying decision by Mediware to engage in the merger. The following summary of William Blair’s opinion is qualified in its entirety by reference to the full text of the opinion.

In connection with William Blair’s review of the merger and the preparation of William Blair’s opinion, William Blair, among other things, examined:

•	the draft of the merger agreement dated September 10, 2012, which we refer to in this section as the draft agreement;

•	certain audited historical financial statements of Mediware for the three years ended June 30, 2010 through 2012;

•
certain internal business, operating and financial information and projected financial information of Mediware prepared by the senior management of Mediware, which we refer to as the projected financial information;

•	information regarding publicly available financial terms of certain other business combinations William Blair deemed relevant;

•	the financial position and operating results of Mediware compared with those of certain other publicly traded companies William Blair deemed relevant;

•	then current and historical market prices and trading volumes of Mediware’s common stock; and

•	certain other publicly available information regarding Mediware and the industry in which it operates.

William Blair also held discussions with members of the senior management of Mediware to discuss the foregoing, considered other matters which William Blair deemed relevant to its inquiry and took into account those accepted financial and investment banking procedures and considerations as William Blair deemed relevant. In connection with its engagement, William Blair was requested to approach, and William Blair held discussions with, third parties to solicit indications of interest in a possible acquisition of Mediware.

In rendering its opinion, William Blair assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with William Blair for purposes of its opinion, including, without limitation, the projected financial information provided by the senior management of Mediware. See the section entitled “Projected Financial Information of Mediware” beginning on page 39. William Blair did not make or obtain an independent valuation or appraisal of the assets, liabilities or solvency of Mediware. William Blair was advised by the senior management of Mediware that the projected financial information had been reasonably prepared in good faith on bases reflecting the then currently best available estimates and judgments of the senior management of Mediware. In that regard, William Blair assumed, with the consent of Mediware, that: (i) the projected financial information would be achieved in the amounts and at the times contemplated thereby and (ii) all material assets and liabilities (contingent or otherwise) of Mediware were as set forth in Mediware’s financial statements or other information made available to William Blair. William Blair expressed no opinion with respect to the projected financial information or the estimates and judgments on which they were based. William Blair did not consider and expressed no opinion as to the amount or nature of the compensation to any of the officers, directors or employees (or any class of such persons) of Mediware relative to the merger consideration to be paid for each share of Mediware common stock. William Blair’s opinion did not address the relative merits of the merger as compared to any alternative business strategies that might have existed for Mediware or the effect of any other transaction in which Mediware might have engaged. William Blair’s opinion was based upon economic, market, financial and other conditions existing on, and other information disclosed to William Blair as of, the date of its opinion. Although subsequent developments may affect William Blair’s opinion, William Blair does not have any obligation to update, revise or reaffirm its opinion. William Blair is a financial advisor only and relied upon, without independent verification, the assessment of Mediware and its counsel and accountants as to all legal, accounting and regulatory matters, and assumed that all such advice was correct. William Blair further assumed that the merger would be consummated on the terms described in the merger agreement, without any waiver, modification or amendment of any material terms or conditions by Mediware. In addition, William Blair relied upon and assumed, without independent verification, that the final form of the merger agreement would not differ in any respect from the draft agreement.

William Blair’s investment banking services and its opinion were provided for the use and benefit of the Mediware board of directors in connection with its consideration of the merger. William Blair’s opinion was limited to the fairness, from a financial point of view, to the holders of Mediware common stock (other than shares held in our treasury and shares owned by our wholly-owned subsidiaries, Parent, Merger Sub or any subsidiary of Parent) of the merger consideration to be received by such holders in the merger pursuant to the draft agreement and William Blair did not address the merits of the underlying decision by Mediware to engage in the merger and its opinion did not constitute a recommendation to the Mediware board of directors, any shareholder or any other person as to how such person should vote or act with respect to the merger. It is understood that William Blair’s opinion may not be disclosed or otherwise referred to without William Blair’s prior written consent, except that William Blair’s opinion may be included in its entirety in this proxy statement.

The following is a summary of the material financial analyses performed and material factors considered by William Blair to arrive at its opinion. William Blair performed certain procedures, including each of the financial analyses described below, and reviewed with our board of directors the assumptions upon which such analyses were based, as well as other factors. Although the summary does not purport to describe all of the analyses performed or factors considered by William Blair in this regard, it does set forth those considered by William Blair to be material in arriving at its opinion. The order of the summaries of analyses described does not represent the relative importance or weight given to those analyses by William Blair.

Selected Public Company Analysis.  William Blair reviewed and compared certain financial information relating to Mediware to corresponding financial information, ratios and public market multiples for certain other publicly traded companies William Blair deemed relevant. The purpose of this analysis was to provide a comparison of the respective valuations of certain companies that operate in similar lines of business or industry and under similar business and financial conditions as Mediware and the merger.

Although none of the selected companies is directly comparable to Mediware, William Blair, using its professional judgment and experience, determined that such companies were the most appropriate for purposes of this analysis based on certain criteria that William Blair considered to be appropriate in light of the applicable facts and circumstances. Such criteria included, but was not limited to, the fact that, like Mediware, the other companies were companies in the United States that provide healthcare provider-focused software and were publicly traded, and certain of their operating and financial characteristics, such as their market capitalizations being between $25 million and $2 billion, that William Blair considered similar to the operating and financial characteristics of Mediware. While there may have been other companies that operate in similar industries to Mediware or have a similar line of business or similar financial or operating characteristics to Mediware, William Blair did not specifically identify any other companies for this purpose.

Among the information William Blair considered was Mediware’s audited revenue, its internal financial projections of its earnings before interest, taxes, depreciation and amortization (referred to as EBITDA), its internal financial projections of its EBITDA less capitalized expenditures and capitalized software (referred to as EBITDA-CapEx-CapSoft) and its earnings per share (commonly referred to as EPS) for the latest twelve months (commonly referred to as LTM) ended June 30, 2012 and for the calendar year ending December 31, 2012.  For each selected public company, William Blair considered the enterprise value and defined enterprise value as the company’s market capitalization calculated on a fully-diluted basis as of September 10, 2012 plus preferred equity and total debt, less cash and cash equivalents, as a multiple of revenue, EBITDA, EBITDA-CapEx-CapSoft and stock price of common equity as a multiple of EPS for each company for the LTM period for which results were publicly available and for the estimates for calendar year ending December 31, 2012. These multiples are commonly used by professionals in connection with financial analysis of companies that provide healthcare provider-focused software. The operating results and the corresponding derived multiples for each of the selected public companies were based on each company’s most recent available publicly disclosed financial information, closing share prices as of September 10, 2012 and consensus Wall Street analysts’ EPS estimates for the LTM and calendar year 2012. William Blair similarly adjusted the historical results of the selected public companies, where appropriate and publicly disclosed, to eliminate the impact of non-recurring items included in their financial information. William Blair did not have access to internal forecasts for any of the selected public companies other than Mediware. The selected companies and their corresponding derived multiples are set forth on the following table.

Derived Multiples
Selected Company	Enterprise Value / LTM Revenue	Enterprise Value / CY2012E Revenue	Enterprise Value / LTM EBITDA	Enterprise Value / CY2012E EBITDA	Enterprise Value / LTM EBITDA - CapEx - CapSoft	Enterprise Value / CY2012E EBITDA - CapEx - CapSoft	Equity Value / LTM EPS(1)	Equity Value / CY 2012E EPS

Allscripts Healthcare Solutions, Inc.	1.54 x	1.53 x	7.0 x	7.8 x	11.0 x	14.2 x	23.1 x	14.5 x
Computer Programs and Systems, Inc.	3.22 x	2.96 x	13.0 x	11.4 x	17.9 x	12.2 x	22.1 x	19.1 x
MedAssets, Inc.	3.30 x	3.22 x	10.4 x	10.1 x	15.2 x	14.0 x	NMF	16.1 x
Merge Healthcare Incorporated	2.16 x	2.11 x	10.0 x	9.9 x	10.7 x	11.1 x	NMF	31.0 x
Omnicell Inc.	1.67 x	1.43 x	11.0 x	9.4 x	14.9 x	12.2 x	35.7 x	18.6 x
Quality Systems, Inc.	2.23 x	2.12 x	7.4 x	8.1 x	9.2 x	10.5 x	15.6 x	17.2 x

(1)	NMF is short for not meaningful figure

William Blair then derived the multiples implied for Mediware based on the terms of the merger and compared these multiples to the range of trading multiples for the selected public companies. Information regarding the multiples from William Blair’s analysis of selected publicly traded companies is set forth in the following table.

	Implied	Selected Public Company
	by the	Valuation Multiples
Multiple	Merger	Mean	Median	Minimum	Maximum

Enterprise Value/LTM Revenue	2.32 x	2.35 x	2.19 x	1.54 x	3.30 x
Enterprise Value/CY2012E Revenue	2.15 x	2.23 x	2.11 x	1.43 x	3.22 x
Enterprise Value/LTM EBITDA	8.1 x	9.8 x	10.2 x	7.0 x	13.0 x
Enterprise Value/CY2012E EBITDA	7.5 x	9.4 x	9.6 x	7.8 x	11.4 x
Enterprise Value/LTM EBITDA-CapEx-CapSoft	12.8 x	13.1 x	12.9 x	9.2 x	17.9 x
Enterprise Value/CY2012E EBITDA-CapEx-CapSoft	11.2 x	12.3 x	12.2 x	10.5 x	14.2 x
Equity Value/LTM EPS	23.1 x	24.1 x	22.6 x	15.6 x	35.7 x
Equity Value/CY2012E EPS	22.7 x	19.4 x	17.9 x	14.5 x	31.0 x

Although William Blair compared the trading multiples of the selected public companies to those implied for Mediware, none of the selected public companies is identical to Mediware. Accordingly, any analysis of the selected publicly-traded companies necessarily would involve complex considerations and judgments concerning the differences in financial and operating characteristics and other factors that would necessarily affect the analysis of trading multiples of the selected publicly traded companies.

Mediware’s board of directors noted that, as indicated in the chart above, the multiples implied by the merger fall within the range of multiples for each financial metric derived from the selected public company analysis, with the exception of CY2012E EBITDA which falls below the applicable range. Notwithstanding the foregoing, while the selected public company analysis is one of the factors used in determining the fairness of the merger consideration to be received, William Blair did not consider the selected public company analysis alone in making its final assessment of fairness. Instead, it was considered in conjunction with the other analyses described in this proxy statement, all of which were carefully considered in William Blair’s assessment and no particular analysis was given any greater or lesser weight or significance relative to the other analyses. William Blair believes that considering the selected public company analysis individually, without considering all of William Blair’s analyses as a whole, would create an incomplete view of the process underlying its opinion.

Selected M&A Transactions Analysis.  William Blair performed an analysis of 12 selected business combinations completed since 2008. The purpose of this analysis was to provide an overview of the consideration paid by acquirers in recent comparable transactions involving the acquisition of companies within Mediware’s industry. William Blair’s analysis was based solely on publicly available information regarding such transactions. The selected transactions were not intended to be representative of the entire range of possible transactions in the healthcare focused software and information technology enabled services industry because complete information relating to such entire range of transactions is not always publicly available. While none of the companies that participated in the selected transactions are directly comparable to Mediware, William Blair, using its professional judgment and experience, deemed such transactions relevant after analyzing them in connection with certain criteria that William Blair considered to be appropriate in light of the applicable facts and circumstances. Such criteria included, but was not limited to, the fact that the selected transactions involved companies in the United States that provided healthcare focused software and information technology enabled services, and the respective enterprise values of the target companies being between $25 million and $500 million in such transactions that William Blair considered similar to the industry, operating and financial characteristics of Mediware. No specific numeric or other similar criteria were used to select the selected transactions, and all criteria were evaluated in their entirety without application of definitive qualifications or limitations to individual criteria. As a result, a transaction involving the acquisition of a significantly larger or smaller company operating in a line of business and under business and financial conditions similar, in whole or in part, to Mediware’s may have been included, while a transaction involving the acquisition of a similarly sized company with less similar lines of business and operating under different business and financial conditions may have been excluded. The transactions examined were (identified by target/acquirer and month and year of announcement):

•	eResearch Technology Inc./Genstar Capital, LLC (April 2012);
•	Transcend Services, Inc./Nuance Communication, Inc. (March 2012);
•	Nighthawk Radiology Holdings, Inc./Virtual Radiologic Corp. (September 2010);
•	A.D.A.M., Inc./Ebix, Inc. (August 2010);
•	Virtual Radiologic Corporation/Providence Equity Partners, LLC (May 2010);
•	Symyx Technologies, Inc./Accelrys, Inc. (April 2010);
•	AMICAS, Inc./Merge Healthcare Incorporated (January 2010)
•	Quadramed, Inc./Francisco Partners (December 2009);
•	Emageon Inc./AMICAS, Inc. (February 2009);
•	MedQuist Inc./cBaySystems Holdings (May 2008);
•	CMS, Inc./Elekta AB (January 2008); and
•	First Consulting Group, Inc./Computer Sciences Corporation (November 2007).

William Blair reviewed the consideration paid in the selected transactions in terms of the enterprise value of the target in these transactions as a multiple of revenue, EBITDA and EBITDA-CapEx-CapSoft of the target for the LTM prior to the announcement of the applicable transaction. These multiples are commonly used by professionals in connection with financial analysis of transactions similar to the merger involving target companies that provide healthcare focused software and information technology enabled services. William Blair compared the resulting ranges of transaction multiples of revenue, EBITDA and EBITDA-CapEx-CapSoft for the selected transactions to the implied transaction multiples for Mediware derived using June 30, 2012 LTM revenue, EBITDA and EBITDA-CapEx-CapSoft based on the merger consideration in the merger. William Blair similarly adjusted the historical results of the acquired companies, where appropriate and publicly disclosed, to eliminate the impact of non-recurring items included in their financial information. Information regarding the multiples from William Blair’s analysis of the selected transactions is set forth in the following tables:

Announced Target	Enterprise Value	Enterprise Value/ LTM Revenue	Enterprise Value/ LTM EBITDA(1)	Enterprise Value/LTM EBITDA(1) - CapEx - CapSoft

eResearch Technology Inc.	$376.7 million	2.04 x	7.7 x	25.1 x
Transcend Services, Inc.	$324.3 million	2.59 x	11.8 x	14.3 x
A.D.A.M., Inc.	$77.5 million	2.78 x	9.2 x	11.7 x
Nighthawk Radiology Holdings, Inc.	$197.9 million	1.26 x	7.0 x	8.9 x
Virtual Radiologic Corporation	$241.7 million	1.96 x	9.8 x	14.1 x
Symyx Technologies, Inc.	$142.3 million	0.94 x	5.3 x	6.3 x
AMICAS, Inc.	$219.4 million	2.46 x	NMF	NMF
Quadramed, Inc.	$110.1 million	0.76 x	7.7 x	8.7 x
Emageon Inc.	$25.6 million	0.37 x	NMF	NMF
Medquist Inc.	$260.3 million	0.78 x	NMF	NMF
CMS, Inc.	$75.0 million	1.45 x	Not Disclosed	Not Disclosed
First Consulting Group, Inc.	$275.3 million	1.17 x	10.5 x	12.8 x

(1)	NMF is short for not meaningful figure

Implied
	by the	Selected Transaction Valuation Multiples
Multiple	Merger	Mean	Median	Minimum	Maximum

Enterprise Value/LTM Revenue	2.32 x	1.55 x	1.35 x	0.37 x	2.78 x
Enterprise Value/LTM EBITDA	8.1 x	8.6 x	8.5 x	5.3 x	11.8 x
Enterprise Value/LTM EBITDA-CapEx-CapSoft	12.8 x	12.7 x	12.2 x	6.3 x	25.1 x

Although William Blair analyzed the multiples implied by the selected transactions and compared them to the implied transaction multiples of Mediware, none of these transactions or associated companies is identical to the merger or Mediware. Accordingly, any analysis of the selected transactions necessarily would involve complex considerations and judgments concerning the differences in financial and operating characteristics, parties involved and terms of their transactions and other factors that would necessarily affect the implied value of Mediware in the merger versus the values of the companies in the selected transactions.

Mediware’s board of directors noted that, as indicated in the chart above, the multiple implied by the merger is within the range of multiples derived from the selected transactions analysis. Notwithstanding the foregoing, while the selected transactions analysis is one of the factors used in determining the fairness of the merger consideration to be received, William Blair did not consider the selected transactions analysis alone in making its final assessment of fairness. Instead, it was considered in conjunction with the other analyses described in this proxy statement, all of which were carefully considered in William Blair’s assessment and no particular analysis was given any greater or lesser weight or significance relative to the other analyses. William Blair believes that considering the selected transactions analysis individually, without considering all of William Blair’s analyses as a whole, would create an incomplete view of the process underlying its opinion.

Discounted Cash Flow Analysis.  William Blair utilized information included in the projected financial information to perform a discounted cash flow analysis of the projected future cash flows of Mediware for the period commencing October 1, 2012 and ending June 30, 2015. The purpose of this analysis was to calculate the estimated present value of the unlevered, after tax free cash flows of Mediware. Using discounted cash flow methodology, William Blair calculated the present values of the projected free cash flows for Mediware. In this analysis the unlevered, after-tax free cash flows for Mediware from the period commencing October 1, 2012 and ending June 30, 2015 were defined as operating income less taxes, capital expenditures, capitalized software and changes in net working capital. William Blair calculated the assumed terminal value of Mediware at July 1, 2015 by (i) multiplying projected adjusted EBITDA in the fiscal year ending June 30, 2015 by multiples ranging from 7.0x to 9.0x and (ii) utilizing perpetuity growth rates ranging from 2% to 4% of cash flow for the future periods after the fiscal year ended June 30, 2015. William Blair noted that the assumed terminal EBITDA exit multiple range was based on the multiples implied by the merger, the range of multiples from the selected public company trading analysis  and the range of multiples from the selected M&A transactions analysis shown above. William Blair selected the range of perpetuity growth rates based on Mediware’s forecasted free cash flows.  To discount the projected free cash flows and assumed terminal value to present value, William Blair used discount rates ranging from 13% to 16%. The discount rates were selected by William Blair based on Mediware’s weighted average cost of capital analysis applying the capital asset pricing model. William Blair aggregated (i) the present value of the free cash flows over the applicable forecast period with (ii) the present value of the range of terminal values. The aggregate present value of these items represented the enterprise value range. William Blair then derived a range of fully-diluted equity values per share by subtracting the net debt of Mediware (which was adjusted for the purchase price for the recently completed Strategic Healthcare Group, LLC acquisition) from the resulting enterprise value range and dividing the resulting equity value by the total fully-diluted shares of Mediware outstanding as of September 4, 2012, which was approximately 8.7 million shares. This analysis indicated an implied per share equity reference range of $16.53 to $32.25, based on a range of terminal values derived by multiples of adjusted EBITDA and perpetuity growth rates, as compared to the merger consideration of $22.00 per share.

Mediware’s board of directors noted that, as indicated above, the merger consideration falls within the per share equity reference range implied by the discounted cash flow analysis. Notwithstanding the foregoing, while the discounted cash flow analysis is one of the factors used in determining the fairness of the merger consideration to be received, William Blair did not consider the discounted cash flow analysis alone in making its final assessment of fairness. Instead, it was considered in conjunction with the other analyses described in this proxy statement, all of which were carefully considered in William Blair’s assessment and no particular analysis was given any greater or lesser weight or significance relative to the other analyses. William Blair believes that considering the discounted cash flow analysis individually, without considering all of William Blair’s analyses as a whole, would create an incomplete view of the process underlying its opinion.

Leveraged Acquisition Analysis.  Based on the projected financial information provided by the senior management of Mediware for fiscal years 2013 through 2015, William Blair performed a leveraged acquisition analysis to determine, based on Mediware’s ability to service a given level of debt using its projected future earnings stream and corresponding cash flows, an estimate of a theoretical purchase price that could be paid by a hypothetical financial sponsor in an acquisition of Mediware, assuming such transaction was financed on customary market terms and assuming that such financial buyer will seek to realize a return on its investment in 2015. Estimated exit values were calculated by multiplying projected adjusted EBITDA in the fiscal year ending June 30, 2015 by multiples ranging from 7.0x to 9.0x, which exit value multiples were determined based on William Blair’s experience and professional judgment from the multiples implied by the merger, the range of multiples from the selected public company trading analysis and the range of multiples from the selected M&A transactions analysis shown above. William Blair then derived a range of theoretical purchase prices based on assumed required internal rates of return for a buyer between 22.5% and 32.5%, which range of percentages was, in William Blair’s professional judgment, generally reflective of the range of required internal rates of return commonly assumed when performing a leveraged acquisition analysis of this type. This analysis indicated an implied per share equity reference range of $21.15 to $26.70 as compared to the merger consideration of $22.00 per share.

Mediware’s board of directors noted that, as indicated above, the merger consideration falls within the per share equity reference range implied by the leveraged acquisition analysis. Notwithstanding the foregoing, while the leveraged acquisition analysis is one of the factors used in determining the fairness of the merger consideration to be received, William Blair did not consider the leveraged acquisition analysis alone in making its final assessment of fairness. Instead, it was considered in conjunction with the other analyses described in this proxy statement, all of which were carefully considered in William Blair’s assessment and no particular analysis was given any greater or lesser weight or significance relative to the other analyses. William Blair believes that considering the leveraged acquisition analysis individually, without considering all of William Blair’s analyses as a whole, would create an incomplete view of the process underlying its opinion.

Premiums Paid Analysis.  William Blair reviewed data from 188 acquisitions of publicly traded domestic companies announced since January 1, 2010 and with enterprise values between $75 million and $500 million in which 100% of the target’s equity was acquired.

The purpose of this analysis was to provide an overview of the premiums paid by acquirers — that is, the amount by which the per-share consideration exceeded the target’s pre-announcement share price — in other recent transactions. Using its professional judgment and experience and pursuant to industry standards, William Blair chose this measurement for analysis to compare the premium represented by the merger consideration relative to a premiums paid in change of control transactions generally. None of these transactions or associated companies is identical to the merger or Mediware. Accordingly, any analysis of the selected transactions necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics, parties involved and terms of their transactions and other factors that would necessarily affect the implied value of Mediware in the merger versus the values of the companies in the selected transactions. Specifically, William Blair analyzed the acquisition price per share as a premium to the closing share price one day, one week, one month, 60 days and 90 days prior to the announcement of the transaction, for all 188 transactions. William Blair compared the range of resulting per share stock price premiums for the reviewed transactions to the premiums implied by the merger based on Mediware’s common stock price one day, one week, one month, 60 days and 90 days prior to an assumed announcement date of the merger of September 11, 2012. Information regarding the premiums from William Blair’s analysis of these selected transactions is set forth in the following table:

	Implied
	Premium
	per Share	Premium Paid Percentage Data by Percentile
Premium Period before Announcement	in the Merger	10th	20th	30th	40th	50th	60th	70th	80th	90th

1 Day	39.7%	6.0%	16.0%	25.3%	30.8%	35.1%	38.7%	47.7%	56.6%	74.4%
1 Week	49.9%	8.2%	16.8%	24.1%	30.1%	37.2%	43.2%	50.3%	60.4%	82.9%
1 Month	56.9%	13.2%	19.6%	24.6%	31.4%	37.1%	42.8%	53.2%	71.2%	90.8%
60 Days	51.7%	12.4%	20.7%	27.9%	35.2%	40.4%	48.2%	56.4%	68.1%	93.2%
90 Days	57.1%	13.8%	24.4%	30.8%	38.3%	46.0%	52.4%	60.3%	71.4%	85.9%

While the premiums paid analysis is one of the factors used in determining the fairness of the merger consideration to be received, William Blair did not consider the premiums paid analyses alone in making its final assessment of fairness. Instead, they were considered in conjunction with the other analyses described in this proxy statement, all of which were carefully considered in William Blair’s assessment and no particular analysis was given any greater or lesser weight or significance relative to the other analyses. William Blair believes that considering the premiums paid analysis individually, without considering all of William Blair’s analyses as a whole, would create an incomplete view of the process underlying its opinion.

General.  This summary is not a complete description of the analysis performed by William Blair but contains the material elements of the analysis. The preparation of an opinion regarding fairness is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. The preparation of an opinion regarding fairness does not involve a mathematical evaluation or weighing of the results of the individual analyses performed, but requires William Blair to exercise its professional judgment, based on its experience and expertise, in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by William Blair was carried out in order to provide a different perspective on the financial terms of the merger and add to the total mix of information available. The analyses were prepared solely for the purpose of William Blair providing its opinion and do not purport to be appraisals or necessarily reflect the prices at which securities actually may be sold. William Blair did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion about the fairness to the holders of Mediware common stock (other than shares held in our treasury and shares owned by our wholly-owned subsidiaries, Parent, Merger Sub or any subsidiary of Parent) of the consideration to be received by those shareholders in the merger pursuant to the merger agreement. Rather, in reaching its conclusion, William Blair considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. William Blair did not place particular reliance or weight on any particular analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, William Blair believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, may create an incomplete view of the evaluation process underlying its opinion. No company or transaction used in the above analyses as a comparison is directly comparable to Mediware or the merger. In performing its analyses, William Blair made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by William Blair are not necessarily indicative of future actual values and future results, which may be significantly more or less favorable than suggested by such analyses.

William Blair has been engaged in the investment banking business since 1935. William Blair continually undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar transactions. In the ordinary course of its business, William Blair may from time to time trade the publicly held securities of Mediware for its own account and for the accounts of its customers, and accordingly may at any time hold a long or short position in such securities. William Blair was familiar with Mediware, having provided certain investment banking services to Mediware from 2007, for which William Blair was paid a customary retainer fee of $50,000. William Blair acted as the investment banker to the Mediware board of directors in connection with the merger and Mediware has agreed to pay William Blair for its services in connection with the merger a $300,000 fee payable upon delivery of William Blair’s opinion, and a transaction fee based on the transaction value as determined  in the engagement letter (against which will be credited any amount previously paid upon delivery of William Blair’s opinion) contingent upon successful completion of the merger.  For illustrative purposes only, if calculated as of the date of this proxy statement, this contingent fee would be approximately $3,138,574, prior to deducting the $300,000 fee payable upon delivery of William Blair’s opinion. Mediware also has agreed to reimburse William Blair for its expenses and to indemnify William Blair against certain liabilities arising out of its engagement. As of the date of this proxy statement, William Blair does not have any current engagement with Parent, and no future engagement between William Blair and Parent is currently contemplated.

Projected Financial Information of Mediware

We do not publicly disclose forecasts of future financial performance, earnings or other results and are especially wary of making projections for extended periods due to the unpredictability of the underlying assumptions and estimates.  However, we prepared and provided to William Blair and potential acquirers projected financial information in connection with the evaluation of a possible transaction.  The projections initially provided were prepared as of April 11, 2012.  Some of these projections were updated on July 20, 2012 in connection with the completion of our budgeting process for fiscal 2013 and our expected acquisition of assets of Strategic Healthcare Group, LLC.  The projections were developed to provide guidance, but not certainty, about the financial condition of our company if certain revenue and expense targets were achieved and events occurred.

Below are summaries of the material projected financial information so provided.  Certain projected financial information, namely EBITDA and free cash flow, are non-GAAP financial measures under SEC rules.  Non-GAAP financial measures are not intended to be a substitute for any GAAP financial measures and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies. We have therefore provided additional projected financial information that we do not believe to be material to enable the quantitative reconciliation of such financial measures that are required under SEC rules.

The inclusion of this projected financial information should not be regarded as an admission or representation that any of the information is a reliable prediction of actual future events or results, and it should not be relied upon as such. We do not assume any responsibility for the accuracy of this information or make any representation to any shareholder about it, and we do not intend to update or otherwise revise the projected financial information to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying them prove untrue.

This projected financial information was not prepared with a view to public disclosure or complying with U.S. generally accepted accounting principles (“GAAP”), the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Our independent registered public accounting firm has not examined, compiled or performed any procedures with respect to any of the projected financial information presented in this proxy statement, and it has not expressed any opinion or any other form of assurance of such information or the likelihood that the results may be achieved.

Although presented with numerical specificity, the projected financial information is not fact and reflects numerous assumptions and estimates as to future events, and becomes subject to greater uncertainty with each successive year.  The ultimate achievability of the projected financial information included herein is subject to numerous risks and uncertainties including but not limited to the risks and uncertainties described in our Annual Report on Form 10-K for the fiscal year ended June 30, 2012 and subsequent filings made with the SEC, as well as in this proxy statement under the heading “Cautionary Statement Regarding Forward-Looking Statements”.  The projected financial information reflects numerous estimates and assumptions regarding industry performance, general business, economic, regulatory, market and financial conditions, as well as matters specific to our business. Many of these matters are beyond our control and the continuing uncertainty surrounding general economic conditions, changes in regulation and in the industry in which we operate create significant uncertainty around the information.  In addition, the projected financial information does not take into account any circumstances or events occurring after the date of preparation, including the merger, our related costs and expenses and any impact that it may have on our business.

Initially projected financial information dated April 11, 2012:

(All dollar amounts, except earnings per share, are in millions)

	Projected for the Fiscal Year Ended June 30,
	2013	2014	2015
Operations Information:
Revenue	$76.9	$88.6	$101.9
Cost of Goods & Services	23.9	27.8	31.3
Operating Expenses	39.7	43.4	49.0
Operating Income	$13.3	$17.3	$21.6
Earnings Per Share	$1.02	$1.32	$1.62

Additional Expense Information:
Capital Expenditures	$0.9	$1.0	$1.2
Capitalized Software	$5.6	$6.4	$7.4

Non-GAAP Information:
EBITDA(1)	$21.6	$25.6	$30.1
Free Cash Flow(2)	$11.0	$14.8	$18.6

(1)	EBITDA is our projections of net income before interest, taxes, depreciation and amortization.
(2)
Free Cash Flow is our projections of operating income before depreciation and amortization, stock-based compensation expense and changes in net working capital less income taxes, capital expenditures and capitalized software.

Reconciliation of Non-GAAP information:

(All dollar amounts are in millions)

	Projected for the Fiscal Year Ended June 30,
	2013	2014	2015
Reconciliation of EBITDA:
Net Income	$8.7	$11.3	$14.1
Taxes	4.7	6.2	7.7
Interest Expense, net	(0.1)	(0.2)	(0.3)
Depreciation and Amortization	8.3	8.3	8.6
EBITDA	$21.6	$25.6	$30.1

Reconciliation of Free Cash Flow:
Operating Income	$13.3	$17.3	$21.6
Depreciation and Amortization	8.3	8.3	8.6
Stock-based Compensation Expense	1.3	1.4	1.5
Change in Net Working Capital	(0.7)	1.4	3.2
Taxes	(4.7)	(6.2)	(7.7)
Capital Expenditures	(0.9)	(1.0)	(1.2)
Capitalized Software	(5.6)	(6.4)	(7.4)
Free Cash Flow	$11.0	$14.8	$18.6

Projected financial information updated July 20, 2012 in connection with the completion of our budgeting process for fiscal 2013 and our expected acquisition of assets of Strategic Healthcare Group, LLC:

(All dollar amounts, except earnings per share, are in millions)

	Projected for the Fiscal Year Ended June 30,
	2013	2014	2015
Operations Information:
Revenue	$78.3	$96.8	$111.3
Cost of Goods & Services	23.4	30.0	33.3
Gross Margin	$54.9	$67.3	$78.0
Operating Expenses	40.9	48.7	54.8
Operating Income	$14.0	$18.6	$23.2
Net Income	$8.9	$12.0	$15.0
Earnings Per Share	$1.02	$1.40	$1.72
Additional Expense Information:
Capital Expenditures	$0.9	$1.0	$1.2
Capitalized Software	$5.6	$6.4	$7.4
Non-GAAP Information
EBITDA(1)	$22.7	$28.1	$32.5

(1)	EBITDA is our projections of net income before interest, taxes, depreciation and amortization.

Reconciliation of Non-GAAP information:

(All dollar amounts are in millions)

	Projected for the Fiscal Year Ended June 30,
	2013	2014	2015
Reconciliation of EBITDA:
Net Income	$8.9	$12.0	$15.0
Taxes	5.1	6.6	8.2
Interest Expense, net	--	(0.2)	(0.3)
Depreciation and Amortization	8.7	9.7	9.6
EBITDA	$22.7	$28.1	$32.5

Our projected financial information updated July 20, 2012 did not include free cash flow, stock-based compensation expense, change in net working capital or taxes.

Interests of Our Directors and Executive Officers in the Merger

In considering the recommendations of our board of directors, you should be aware that certain of our directors and executive officers have interests in the transaction that are different from, or in addition to, the interests of our shareholders generally.  These interests may present them with actual or potential conflicts of interest, and these interests are described below.  The board of directors was aware of these potential conflicts of interest and considered them, among other matters, in reaching their decisions to adopt and approve the merger agreement and approve the merger and the recommendation that our shareholders vote in favor of adopting and approving the merger agreement and approving the merger.

Employment Agreements

We have employment agreements with each of Thomas K. Mann, our Chief Executive Officer and President; Robert C. Weber, our Senior Vice President, General Counsel, Chief Legal Officer and Secretary; Robert Watkins, our Chief Financial Officer; and Alan Wittmer, our Senior Vice President of Corporate Development, that provide for payments if such officer’s employment is terminated due to the consummation of a change in control transaction such as the merger.

Under their respective employment agreements, these executive officers would be entitled to continue to receive an amount equal to six months (12 months for Mr. Mann) of annual base salary, payable in equal monthly installments over the length of the severance period upon a termination of employment due to an acquisition or sale of Mediware, such as the merger. Additionally, each of these officers is entitled to receive company-paid COBRA premiums during the applicable post-termination period described above, or until the officer receives health benefits from a successor employer, if a shorter period.  These severance benefits are subject to each officer signing a release in favor of Mediware.

Prior to the execution of the merger agreement there were no agreements, arrangements or discussions between Thoma Bravo and Parent and any executive officer or director regarding the terms of any possible post-acquisition employment or other roles.

Each of the employment agreements also includes a 12-month, post-termination covenant not-to-compete, as well as other restrictive covenants concerning non-solicitation of our customers and employees and non-disclosure of confidential information of Mediware.

Cash Payable for Outstanding Common Stock Pursuant to the Merger

If our directors and executive officers own shares of our common stock, they will receive the same cash consideration per share on the same terms and conditions as our other shareholders in the merger. As of August 31, 2012, our directors and executive officers owned in the aggregate 2,976,345 shares of our common stock, representing approximately 35.03% of our outstanding common stock.  As a result, our directors and executive officers holding such shares of common stock would be entitled to cash payments aggregating approximately $65,479,590, without interest and less any applicable withholding taxes, upon the consummation of the merger.

The following table sets forth, as of August 31, 2012, the cash consideration that each director and executive officer would be entitled to receive for such person’s shares of our common stock in the merger (without taking into account any applicable tax withholdings):

Name	Number of Shares Owned	Aggregate Merger Consideration Payable for Shares
Lawrence Auriana	2,432,525	$53,515,550
Roger Clark	12,398	$272,756
Phil Coelho	1,014	$22,308
John Gorman	59,636	$1,311,992
Richard Greco	11,905	$261,910
Ira Nordlicht	22,900	$503,800
Robert Sanville	9,667	$212,674
T. Kelly Mann	284,309	$6,254,798
John Damgaard(1)	96,237	$2,117,214
Robert Weber	38,654	$850,388
Steve Sedlock	7,500	$165,000
Robert Tysall-Blay	0	$0
Robert Watkins	0	$0
Alan Wittmer	0	$0

(1)	John M. Damgaard resigned as Senior Vice President and Chief Operating Officer of Mediware, effective September 7, 2012.

The table above does not include any performance shares or other restricted stock which may vest prior to the closing of the merger or shares of common stock that may be issued upon the exercise of options to purchase shares of common stock prior to the closing of the merger held by any of our directors or executive officers.

Stock Options and Other Equity Awards

Our directors and executive officers hold options to purchase shares of our common stock.  If the merger is consummated, each outstanding option to purchase common stock, whether or not then exercisable or vested at the effective time of the merger, will be cancelled in exchange for an amount of cash, without interest and less applicable withholding taxes, equal to the number of such options multiplied by the amount, if any, by which $22.00 exceeds the exercise price of the option.  If the merger is consummated, the restrictions on each outstanding share of restricted stock will lapse immediately prior to the effective time of the merger and will be converted into common stock, and shall be subject to the same terms and conditions as other shares of common stock.  Shares of restricted stock held by T. Kelly Mann and Robert Weber noted in the table below will be terminated upon the consummation of the merger in exchange for a cash payment equal to two times the difference between the merger consideration and $9.11 and  $8.94, respectively. However, any terms contained in a share award or employment agreement that are more favorable to the holder will remain in effect.

Our directors and executive officers would receive the following amounts in connection with the cancellation of their stock options and the lapse of restrictions on shares of restricted stock they hold upon the consummation of the merger:

Name(1)	Number of Shares Subject to Stock Options	Number of Shares of Restricted Stock	Total Payment for Options and Restricted Shares
Lawrence Auriana	45,000	0	$479,475
Roger Clark	17,000	0	$181,135
John Gorman	17,000	0	$181,135
Robert Sanville	17,000	0	$181,135
T. Kelly Mann	100,000	50,000	$2,578,000
Robert Weber	90,000	10,000	$1,354,700
Steve Sedlock	2,500	0	$40,100
Robert Tysall-Blay	15,000	0	$198,450
Robert Watkins	64,604	0	$657,247
Alan Wittmer	54,571	0	$902,604

(1)
John M. Damgaard resigned as Senior Vice President and Chief Operating Officer of Mediware, effective September 7, 2012.  As of the date of his resignation, he forfeited any unvested stock options and any shares of restricted stock.

Golden Parachute Compensation

As noted above, we have entered into employment agreements with our named executive officers, T. Kelly Mann and Robert Weber, that specify the severance payments and benefits to be provided by us upon various circumstances of termination of employment (including a termination due to a change in control, such as the merger), as well as certain other terms and conditions thereof.  The following table sets forth the estimated amounts of compensation that each named executive officer could receive from us that is based on or otherwise related to the merger.

Name(1)	Cash ($)		Equity ($)		Perquisites/ Benefits ($)		Other ($)	Total ($)
T. Kelly Mann	396,000	(2)	1,933,500	(4)	17,673	(6)	0	2,347,173
Robert C. Weber	117,600	(3)	457,100	(5)	8,837	(7)	0	583,537

(1)
John M. Damgaard resigned as Senior Vice President and Chief Operating Officer of Mediware, effective September 7, 2012.  Mr. Damgaard was one of our two most highly compensated executive officers (other than the CEO) who was serving at the end of the last completed fiscal year, but he would not be entitled to any compensation that is based on or otherwise relates to the merger due to his resignation.

(2)
Under his employment agreement with Mediware, if Mr. Mann is terminated by a third party due to an acquisition or sale of Mediware (a double-trigger arrangement), he is entitled to receive a cash severance amount equal to 12 months of his annual base salary at the rate in effect at the date of termination, payable in 12 equal monthly installments.  Payment of the severance amount is contingent on Mr. Mann’s execution of a general release of claims against Mediware.

(3)
Under his employment agreement with Mediware, if Mr. Weber is terminated by a third party due to an acquisition or sale of Mediware (a double-trigger arrangement), he is entitled to receive a cash severance amount equal to six months of his annual base salary at the rate in effect at the date of termination, payable in six equal monthly installments.  Payment of the severance amount is contingent on Mr. Weber’s execution of a general release of claims against Mediware.

(4)
Amount reflects the following single-trigger equity arrangements under Mr. Mann’s employment agreement: (i) 50,000 stock options with an exercise price of $9.11 will become vested upon an acquisition or sale of Mediware ($644,500); and (ii) 50,000 shares of restricted stock will be terminated upon an acquisition or sale of Mediware in exchange for a cash payment equal to two times the difference between the price paid per share by the acquirer and $9.11 ($1,289,000).

(5)
Amount reflects the following single-trigger equity arrangements under Mr. Weber’s employment agreement: (i) 15,000 stock options with an exercise price of $8.94 will become vested upon an acquisition or sale of Mediware ($195,900); and (ii) 10,000 shares of restricted stock will be terminated upon an acquisition or sale of Mediware in exchange for a cash payment equal to two times the difference between the price paid per share by the acquirer and $8.94 ($261,200).

(6)
Under his employment agreement, if Mr. Mann is terminated by a third party due to an acquisition or sale of Mediware (a double-trigger arrangement), he is entitled to company-paid COBRA premiums for up to 12 months (or until such time that he receives health benefits from a successor employer, if a shorter period), contingent upon his execution of a general release of claims against Mediware.

(7)
Under his employment agreement, if Mr. Weber is terminated by a third party due to an acquisition or sale of Mediware (a double-trigger arrangement), he is entitled to company-paid COBRA premiums for up to six months (or until such time that he receives health benefits from a successor employer, if a shorter period), contingent upon his execution of a general release of claims against Mediware.

The agreements and arrangements of our named executive officers that are described in the Golden Parachute Compensation table and notes above are the only agreements and arrangements for which shareholder approval on an advisory, nonbinding, basis is sought in Proposal 2 even though our directors and executive officers have more extensive interests in the merger.

Bonus and One-time Payments.  On August 30, 2012, the Board of Directors approved the payment of special cash bonuses in the amount of $100,000, $50,000 and $50,000 to Messrs. Mann, Watkins and Weber respectively, for their extraordinary efforts in connection with the merger, which were undertaken in addition to their ordinary responsibilities of managing the business of Mediware as well as its evaluation and consummation of acquisitions.  In addition, Mr. Nordlicht will receive a special one-time payment of $500,000 for his extraordinary services as the lead director on the executive committee working on the merger.  Mr. Nordlicht’s involvement included developing Mediware’s strategy,  evaluating alternative transactions, analyzing the proposals of Thoma Bravo and the other bidders and negotiating the merger agreement with Parent and Merger Sub and related agreements.  This payment will be made to Mr. Nordlicht regardless of whether the merger is consummated.

Indemnification and Insurance.  The merger agreement provides that all rights to indemnification and expense advancement existing in favor of our current directors and officers contained in our certificate of incorporation and bylaws with respect to matters occurring at or before the effective time of the merger will not be modified.  In addition, under the merger agreement we have agreed to, or to cause the surviving company to, purchase directors and officers liability insurance covering a period of six years and providing coverage that is no less favorable than our current directors and officers liability insurance (or as much coverage as can be purchased for 300% of the current aggregate premium paid by us for such insurance).  The merger agreement also requires the surviving corporation to indemnify our directors and officers for a period of six years after the effective time of the merger for acts or omissions in their capacities as directors or officers prior to the effective time of the merger or relating to the transactions contemplated by the merger agreement.

No Dissenters’ Rights

Section 910(a)(1)(A)(iii) of the NYBCL provides that the right to receive payment of the fair value of shares in connection with a merger is not available to a shareholder for any class or series of shares that, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote on such merger, were listed on a national securities exchange.  As of October 5, 2012, the record date for the Special Meeting, 8,496,966 shares of our common stock were listed on The NASDAQ Stock Market. Accordingly, no appraisal rights will be available to our shareholders in connection with the merger.

Fees and Expenses

All fees and expenses incurred in connection with the consummation of the merger will be paid by the party incurring those fees and expenses.

If the merger agreement is terminated, we will, in specified circumstances, be required to reimburse Parent for its expenses incurred in connection with the transactions contemplated by the merger agreement, up to a maximum of $2,000,000, and may also be required to pay Parent a termination fee of $5,769,000 (less any amount previously paid to Parent in reimbursement of Parent’s transaction expenses).  See “Termination Fees and Expenses” beginning on page 61.

Certain Material United States Federal Income Tax Consequences of the Merger

The following was written to support the promotion or marketing of the transaction or matters addressed herein.  The following was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax law.  Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

The following is a discussion of certain material United States federal income tax consequences of the merger to U.S. holders (as defined below) whose shares of our common stock are converted into the right to receive cash in the merger.  This discussion is for general information only and is not tax advice.  The discussion is based upon the Internal Revenue Code, Treasury regulations, Internal Revenue Service published rulings and judicial and administrative decisions in effect as of the date of this proxy statement, all of which are subject to change (possibly with retroactive effect) and to differing interpretations.  In addition, this discussion assumes that the merger and the payment of the merger consideration will take place on or before December 31, 2012.

The following discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to our shareholders.  This discussion applies only to shareholders who, on the date on which the merger is completed, hold shares of our common stock as capital assets within the meaning of section 1221 of the Internal Revenue Code.  The following discussion does not address taxpayers subject to special treatment under U.S. federal income tax laws, such as insurance companies, financial institutions, dealers in securities or currencies, traders of securities that elect the mark-to-market method of accounting for their securities, persons that have a functional currency other than the U.S. dollar, tax-exempt organizations, mutual funds, real estate investment trusts, S corporations or other pass-through entities (or investors in an S corporation or other pass-through entity) and taxpayers subject to the alternative minimum tax.  In addition, the following discussion may not apply to shareholders who acquired their shares of our common stock upon the exercise of employee stock options or otherwise as compensation for services or through a tax-qualified retirement plan or who hold their shares as part of a hedge, straddle, conversion transaction or other integrated transaction.  If our common stock is held through a partnership, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership.  It is recommended that partnerships that are holders of our common stock and partners in those partnerships consult their own tax advisors regarding the tax consequences to them of the merger.

The following discussion also does not address potential alternative minimum tax, foreign, state, local and other tax consequences of the merger.  All shareholders should consult their own tax advisors regarding the U.S. federal income tax consequences, as well as the foreign, state and local tax consequences of the disposition of their shares in the merger.

For purposes of this summary, a “U.S. holder” is a beneficial owner of shares of our common stock, who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source;

•
a trust if (i) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (ii) it was in existence on August 20, 1996 and has a valid election in place to be treated as a domestic trust for U.S. federal income tax purposes; or

•	otherwise is subject to U.S. federal income taxation on a net income basis.

Except with respect to the backup withholding discussion below, this discussion is confined to the tax consequences to a shareholder who or that, for U.S. federal income tax purposes, is a U.S. holder.

For U.S. federal income tax purposes, the disposition of our common stock pursuant to the merger generally will be treated as a sale of our common stock for cash by each of our shareholders.  Accordingly, in general, the U.S. federal income tax consequences to a shareholder receiving cash in the merger will be as follows:

•	The shareholder will generally recognize a capital gain or loss for U.S. federal income tax purposes upon the disposition of the shareholder’s shares of our common stock pursuant to the merger.

•
The amount of capital gain or loss recognized by each shareholder will be measured by the difference, if any, between the amount of cash received by the shareholder in the merger (other than, in the case of a dissenting shareholder, amounts, if any, which are deemed to be interest for U.S. federal income tax purposes, which amounts will be taxed as ordinary income) and the shareholder’s adjusted tax basis in the shares of our common stock surrendered in the merger, and expenses incurred in connection with the redemption.  Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered for cash in the merger.

•
The capital gain or loss, if any, will be long-term with respect to shares of our common stock that have a holding period for tax purposes in excess of one year at the effective time of the merger.  Long-term capital gains of individuals are eligible for reduced rates of taxation.  There are limitations on the deductibility of capital losses.  A dissenting shareholder may be required to recognize any gain or loss in the year the merger closes, irrespective of whether the dissenting shareholder actually receives payment in that year.

It should be noted that a portion of the cash payment may come from us, in which case, it is possible that such payment will be treated as a distribution from us with respect to our common stock, rather than proceeds from the sale of our common stock.  In such case, the cash payment will be treated first as the payment of a dividend (to the extent of our undistributed earnings and profits), then as a return of capital up to the amount of the shareholder’s adjusted tax basis, then as gain from the sale of our common stock.  Any amount treated as a dividend in the hands of a shareholder taxed at individual rates generally will be taxed in 2012 at the long-term capital gain rate.  While the matter is not certain, as of the date of this proxy statement, we expect that the cash proceeds will be treated as proceeds from the sale of our common stock, and not as a distribution from us with respect to our common stock subject to the treatment described above, and the remainder of this discussion assumes such treatment.

Cash payments made pursuant to the merger will be reported to our shareholders and the Internal Revenue Service to the extent required by the Internal Revenue Code and applicable Treasury regulations.  Non-corporate shareholders may be subject to back-up withholding at a rate of 28% on any cash payments they receive.  Shareholders who are U.S. holders generally will not be subject to backup withholding if they:  (1) furnish a correct taxpayer identification number and certify that they are not subject to backup withholding on the substitute Form W-9 included in the letter of transmittal they are to receive or (2) are otherwise exempt from backup withholding and comply with other applicable rules and certification requirements.  Shareholders who are not U.S. holders should complete and sign a Form W-8BEN (or other applicable tax form) and return it to the paying agent in order to provide the information and certification necessary to avoid backup withholding tax or otherwise establish an exemption from backup withholding tax.  Certain of our shareholders will be asked to provide additional tax information in the letter of transmittal for the shares of our common stock.

Backup withholding is not an additional tax.  Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

The foregoing is a general discussion of certain material U.S. federal income tax consequences.  We recommend that you consult your own tax advisor to determine the particular tax consequences to you (including the application and effect of any foreign, state or local income and other tax laws) of the receipt of cash in exchange for shares of our common stock pursuant to the merger.

Approvals and Consents

Under the merger agreement, we and the other parties to the merger agreement have agreed to use our commercially reasonable efforts to complete the transactions contemplated by the merger agreement, including obtaining all necessary authorizations, consents and approvals or waivers from third parties, including governmental entities.  The Hart-Scott-Rodino Act provides that transactions such as the merger may not be completed until certain information has been submitted to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and certain waiting period requirements have been satisfied.  Mediware and Parent filed notification reports with the Department of Justice and the Federal Trade Commission under the Hart-Scott-Rodino Act on September 24, 2012.

At any time before or after the consummation of the merger, the Federal Trade Commission and Department of Justice may, however, challenge the merger on antitrust grounds.  Private parties could take antitrust action under the antitrust laws, including seeking an injunction prohibiting or delaying the merger, divestiture or damages under certain circumstances.  Additionally, at any time before or after the consummation of the merger, notwithstanding the termination of the applicable waiting period, any state could take action under its antitrust laws as it deems necessary or desirable in the public interest.

Anticipated Closing of the Merger

We expect the merger to be completed prior to December 31, 2012.  However, the timing of the completion of the merger depends upon the adoption and approval of the merger agreement and approval of the merger by our shareholders, and other conditions described in this proxy statement.

THE MERGER AGREEMENT

This section of the proxy statement describes the material provisions of the merger agreement but it may not contain all of the information about the merger agreement that is important to you.  The merger agreement is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference.  We encourage you to read the merger agreement in its entirety.  The merger agreement is a document that establishes and governs the legal relations among us, Parent, and Merger Sub with respect to the transactions described in this proxy statement.

Explanatory Note Regarding the Merger Agreement

The merger agreement is included to provide you with information regarding its terms. Factual disclosures about Mediware contained in this proxy statement or in our public reports filed with the SEC may supplement, update or modify the factual disclosures about Mediware contained in the merger agreement. The representations, warranties and covenants contained in the merger agreement were made only for purposes of the merger agreement, were made as of specified dates, were made solely for the benefit of the parties to the merger agreement, and are qualified by information in confidential disclosure schedules that Mediware exchanged with Parent and Merger Sub in connection with the execution of the merger agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing matters of fact, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to your investment decision. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters of fact. Although these representations and warranties may not constitute the actual state of facts about the parties to the merger agreement as of a specific date, any specific material facts that qualify the representations and warranties in the merger agreement have been disclosed in this proxy statement or in the information incorporated by reference herein, as applicable. Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the other information provided elsewhere in this proxy statement or incorporated by reference into this proxy statement. None of the representations and warranties of the parties to the merger agreement will survive the effective time of the merger.

Effective Time

The effective time of the merger will occur at the time that we file the certificate of merger with the New York Secretary of State on the closing date of the merger or on such later date as may be mutually agreed to by Parent and us (or such later time as is provided in the certificate of merger).  The closing date will occur as promptly as practicable (but no later than the third business day) after all of the conditions to the consummation of the merger set forth in the merger agreement have been satisfied or waived (other than those conditions that by their nature cannot be satisfied until after the closing of the merger), or on such other date as we and Parent may agree.

Structure of the Merger

Subject to the terms and conditions of the merger agreement and in accordance with New York law, at the effective time of the merger, Merger Sub, a wholly owned subsidiary of Parent, will merge with and into Mediware.  The separate corporate existence of Merger Sub will cease, and Mediware will continue as the surviving corporation and a wholly owned subsidiary of Parent.  The surviving corporation will be a privately held corporation and our current shareholders will cease to have any ownership interest in the surviving corporation or rights as our shareholders.  Therefore, as a result of the merger, our current shareholders will not participate in the opportunity for future earnings or growth of the surviving corporation and will not benefit from any appreciation in value of the surviving corporation.

Treatment of Stock, Stock Options and Other Stock-Based Awards

Common Stock.  At the effective time of the merger, each share of our common stock, par value $0.10 per share, issued and outstanding immediately prior to the effective time of the merger will automatically be cancelled and retired and will cease to exist and will be converted into the right to receive the merger consideration of $22.00 in cash, without interest and less applicable withholding taxes, other than shares of our common stock owned by Parent, Merger Sub or any subsidiary of Parent or Merger Sub, held in the treasury of Mediware or owned by any wholly-owned subsidiary of Mediware immediately prior to the effective time of the merger, which shares will automatically be cancelled and retired and will cease to exist, without conversion or consideration.

At the effective time of the merger, each share of common stock, par value $0.01 per share, of Merger Sub, issued and outstanding immediately prior to the effective time of the merger will be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the surviving corporation.

After the effective time of the merger, each stock certificate representing shares of our common stock will be cancelled and each holder of record of uncertificated shares of our common stock will cease to have any rights with respect to those shares, and the holder of such certificate or uncertificated shares will have only the right to receive the merger consideration of $22.00 in cash per share, without any interest and less applicable withholding taxes.

Stock Options.  At the effective time of merger, each then outstanding option to purchase shares of our common stock, whether or not then exercisable or vested, will be cancelled and, promptly following the effective time of the merger, the surviving corporation will pay to the holders of such options with respect to each such option an amount in cash equal to the excess (if any) of the $22.00 per share cash merger consideration over the per share exercise price of the option, multiplied by the number of shares subject to the option, without interest and less any applicable withholding taxes.  At or immediately prior to the effective time of the merger, all options to purchase shares of our common stock for which the per share exercise price equals or exceeds $22.00, whether or not exercisable or vested, will be cancelled without the payment of any consideration.

Restricted Stock.  All restrictions on restricted stock awards will lapse prior to the effective time of the merger and each restricted share of our common stock will be subject to the same terms and conditions of the merger agreement as other shares of our common stock.  However, any term or condition more favorable to a holder of our restricted stock in any employment agreement or agreement relating to the grant of such restricted stock or otherwise will remain in full force and effect in accordance with its terms.

Following the effective time of the merger, no holder of any option to purchase shares of our common stock or holder of any shares of our restricted stock will have the right to acquire any equity interest in Mediware or the surviving corporation with respect to such shares.

Exchange and Payment Procedures

The paying agent will act as the agent for payment of the merger consideration to the holders of Mediware common stock.  At or before the effective time of the merger, Parent will cause to be deposited with the paying agent an amount of cash necessary for payment of the merger consideration (but not for payments in respect of options to purchase shares of our common stock, which the surviving corporation will pay through its payroll system), which will be deposited in a separate fund established for the benefit of Mediware’s shareholders.

Instructions with regard to the surrender of certificates formerly representing shares of Mediware common stock or uncertificated shares of Mediware common stock, together with the letter of transmittal to be used for that purpose, will be mailed to our shareholders by the paying agent promptly after the effective time of the merger.  As soon as practicable following receipt from the shareholder of a duly executed letter of transmittal, together with (i) in the case of shares of Mediware common stock represented by a certificate, receipt of any such certificate and (ii) in the case of shares of Mediware common stock held in book-entry form, automatically or, if required, the receipt of an agent’s message, and any other items specified by the letter of transmittal, the paying agent will pay in cash to such shareholder an amount equal to the product of the number of shares of Mediware common stock represented by such certificates remitted by the shareholder or agent’s message and the $22.00 per share merger consideration, without interest and less any applicable withholding tax.

If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the per share merger consideration, you will have to make an affidavit of the loss, theft or destruction, and if required by Parent, post a bond in a customary amount as indemnity against any claim that may be made against it with respect to such certificate. These procedures will be described in the letter of transmittal that you will receive, which you should read carefully in its entirety.

At the effective time of the merger, the stock transfer books of Mediware will be closed, and no further registration of transfer of shares of Mediware common stock will be made on the stock transfer books.  At and after the effective time of the merger, previous shareholders will have no rights with respect to shares of Mediware common stock except to receive the merger consideration.

After one year following the effective time of the merger, any amount remaining in the payment fund will be refunded to Parent, upon demand, and any previous holders of Mediware common stock who have not complied with the applicable provisions for payment summarized above will be entitled to payment of the merger consideration only from Parent, without interest.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

Representations and Warranties

We make various representations and warranties in the merger agreement with respect to Mediware and our affiliates.  These include representations and warranties regarding:

•	organization, good standing and qualification to do business;

•	capitalization, including in particular the number of shares of our common stock, stock options and other equity-based interests;

•	corporate power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement;

•	the absence of violations of or conflicts with governing documents, applicable laws or certain agreements as a result of entering into the merger agreement and consummating the merger;

•	the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

•
our SEC filings since January 1, 2009, including the financial statements contained therein, and compliance of such reports and documents with applicable requirements of federal securities laws and regulations;

•	internal controls and procedures over financial reporting;

•	the absence of undisclosed liabilities;

•	the accuracy and completeness of information supplied for inclusion or incorporation by reference in this proxy statement and the compliance of that information with applicable laws;

•	our compliance with the listing and corporate governance rules and regulations of NASDAQ;

•	employment and labor matters, including matters relating to employee benefit plans;

•	the conduct of our business, and absence of certain changes or events, since June 30, 2012;

•	litigation, investigations and administrative proceedings;

•	possession of permits and licenses necessary to conduct our business;

•	compliance with certain laws;

•	intellectual property and computer software;

•	matters relating to material contracts;

•	tax matters;

•	environmental laws and regulations;

•	bank accounts;

•	the shareholder vote required to approve the merger agreement and the transactions contemplated by the merger agreement;

•	matters relating to the assets of Mediware and its subsidiaries;

•	real property;

•	insurance;

•	affiliate and related party transactions;

•	the accuracy and completeness of this proxy statement and its compliance with applicable laws;

•	the absence of undisclosed broker’s fees;

•	customers and suppliers of Mediware;

•	the receipt by Mediware of an opinion from William Blair; and

•	the inapplicability of anti-takeover statutes to the merger and the other transactions contemplated by the merger agreement.

Many of our representations and warranties are qualified by the absence of a material adverse effect on Mediware, which means, for purposes of the merger agreement, any condition, event, change, occurrence, fact or effect that is or would reasonably be expected to become, individually or in the aggregate, materially adverse to the business, properties, assets, liabilities, financial condition, or results of operations of Mediware and its subsidiaries taken as a whole, or prevents or materially impairs Mediware’s ability to perform its obligations under, or to consummate the transactions contemplated by, the merger agreement, subject to a number of customary exceptions.

Parent and Merger Sub make various representations and warranties in the merger agreement with respect to Parent and Merger Sub.  These include representations and warranties regarding:

•	organization, good standing and qualification to do business;

•	corporate or other power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement;

•	the absence of any violation of or conflict with their governing documents, applicable law or certain agreements as a result of entering into the merger agreement and consummating the merger;

•	the absence of any shareholder vote or consent required to approve the merger agreement and the transactions contemplated by the merger agreement;

•	the absence of undisclosed broker’s fees;

•	financing relating to their consummation of the merger;

•	the absence of litigation and administrative proceedings;

•	the delivery of a guaranty of certain obligations of Parent and Merger Sub to pay a termination fee of $10,000,000 in certain circumstances;

•	not being an “interested shareholder” and lack of ownership of our common stock by Parent; and

•	the organization and lack of operations of Merger Sub.

The representations and warranties of each of the parties to the merger agreement will expire upon the effective time of the merger.  The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement and are subject to important qualifications and limitations agreed by the parties in connection with negotiating its terms.  Moreover, some of those representations and warranties may not be accurate or complete as of any particular date because they are used for the purpose of allocating risk between the parties to the merger agreement rather than establishing matters of fact and may be subject to a contractual standard of materiality or material adverse effect different from that generally applicable to public disclosures to shareholders.  For the foregoing reasons, you should not rely on the representations and warranties contained in the merger agreement as statements of factual information.

Conduct of Our Business Pending the Merger

We have undertaken certain customary covenants that place restrictions on us and our subsidiaries until the effective time of the merger.  From the date of the merger agreement until the effective time of the merger, we have agreed to (and to cause our subsidiaries to) conduct our business in the ordinary course of business and to use commercially reasonable efforts to preserve our business organization intact, maintain and keep material properties and assets in good repair and condition, maintain all required permits and maintain our material business relationships.

In addition, we have agreed, with certain limited exceptions, not to do (and not to permit our subsidiaries to do) any of the following, except as expressly contemplated by the merger agreement or agreed to in writing by Parent and Merger Sub:

•
issue, sell, deliver, purchase, repurchase, redeem, retire, pledge, encumber or otherwise acquire or dispose of any shares of our or our subsidiaries’ capital stock or other securities or grant options, warrants, calls or other rights to purchase or acquire any shares of our or our subsidiaries’ capital stock or other securities, except in connection with the exercise of options to purchase shares of our common stock or the vesting of our restricted stock, in each case, that were outstanding on the date of the merger agreement;

•	make any change to our certificate of incorporation or bylaws or our subsidiaries’ organizational documents;

•	declare, set aside or pay any dividend or other distribution with respect to our capital stock, other than dividends and distributions by a direct or indirect wholly owned subsidiary to its parent;

•	adjust, split, combine or reclassify our capital stock;

•	enter into any new line of business outside the existing business segments;

•
incur or commit to incur any capital expenditures, or any obligations or liabilities in connection therewith, individually or in the aggregate in excess of $250,000, or delay any capital expenditures committed to prior to the date of the merger agreement;

•
(i) alter or amend the rate or terms of compensation, benefits or severance of any of our directors or officers, (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or permitted by any existing benefit plan or other agreement existing as of the date of the merger agreement to any director or officer or under any applicable law, (iii) alter or amend the rate or terms of compensation, benefits or severance of any of our or our subsidiaries’ employees or consultants other than alterations or amendments in the ordinary course of business that do not result in a material increase in benefits or compensation expense to Mediware, (iv) enter into or amend any employment, bonus, severance or retirement contract or adopt any employee benefit plan, or (v) grant to any director, officer or employee any change of control or termination pay or benefits;

•	make any change in our accounting practices, policies or procedures, unless required by GAAP or applicable law;

•	make any acquisition of, or investment in, assets (other than certain exceptions relating to Mediware or any of its subsidiaries), securities or businesses;

•	sell, lease, license, pledge, transfer or otherwise dispose of any of our property, assets or businesses, other than sales of inventory or obsolete equipment in the ordinary course of business;

•
fail to maintain our properties and assets in good repair and condition, except to the extent of wear or use in the ordinary course of business and consistent with past practice or damage by fire or other unavoidable casualty;

•	amend, modify, extend, renew or terminate any real property lease, or enter into any new lease, sublease, license or other agreement for the use or occupancy of any real property;

•	mortgage, pledge, hypothecate, grant any security interest in or create or incur a lien (other than certain permitted liens) on any of our properties, assets or businesses;

•
institute, pay, compromise, settle, or dismiss any action, claim, demand, lawsuit, proceeding or arbitration by or before any governmental or regulatory authority against us or our subsidiaries, other than in the ordinary course of business consistent with past practices but not, in any individual case, in excess of $150,000 or, in the aggregate, in excess of $250,000;

•	waive, relinquish release, grant, transfer or assign any right with a value, in any individual case, in excess of $150,000 or, in the aggregate, in excess of $250,000;

•
engage in any transaction with, or enter into any agreement, arrangement or understanding with, any of our affiliates other than our wholly owned subsidiaries or pursuant to certain agreements in force on the date of the merger agreement;

•
make, revoke or amend any material tax election or change any material method of reporting income or deductions for tax purposes, file or amend any tax return, enter into any closing agreement, settle any tax claim or assessment, or take any other similar action relating to the filing of any tax return or the payment of any tax;

•	adopt or approve of a plan or agreement of our or any of our subsidiaries’ complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

•	repurchase, prepay or incur any indebtedness;

•
(i) enter into any contract other than in the ordinary course of business that would be a material contract for purposes of the merger agreement if entered into prior to the date of the merger agreement, (ii) amend, renew, extend or modify any material contract other than in the ordinary course of business, or (iii) terminate or otherwise waive, release or assign any rights, claims or benefits under any material contract that provides for payment to or by Mediware in excess of $150,000, in the cases of clauses (i) and (ii), without providing five days prior written notice to Parent;

•
fail to maintain and protect or abandon or allow to lapse, expire or be cancelled any registration or application for registration for any material intellectual property owned by us or our subsidiaries;

•
communicate with our employees regarding the compensation, benefits or other treatment that they will receive in connection with the merger, unless any such communications are consistent with prior directives or documentation provided to us by Parent;

•	make any loans, advances or capital contributions, except advances for travel and other normal business expenses to officers and employees, not to exceed $25,000 in the aggregate at any one time;

•
take any action that would reasonably be expected to result in any of the conditions to the merger set forth in the merger agreement not being satisfied or that would reasonably be expected to prevent, delay or impair our ability to consummate the merger;

•	terminate the employment of any officer or key employee other than for good reason or for reasonable cause;

•	hire any new employees other than non-officer employees in the ordinary course of business and a head of our performance management group; or

•	agree in writing to do any of the foregoing.

Acquisition Proposals by Third Parties

Until the earlier of the effective time of the merger or the termination of the merger agreement, we have agreed that neither we nor any of our subsidiaries nor our or their respective officers, directors, employees, accountants, consultants, legal counsel, investment bankers,  advisors, representatives or agents will, directly or indirectly:

•
solicit, seek or initiate any inquiries, proposals or offers other than from Parent or an affiliate of Parent that constitute, or would be reasonably likely to lead to, any bona fide offer, proposal or indication of interest relating to (i) a merger, consolidation, business combination, share exchange, tender offer, reorganization, recapitalization, liquidation, dissolution or similar transaction involving Mediware, (ii) any acquisition by any party of more than 15% of the consolidated assets or revenues of Mediware and its subsidiaries, (iii) any acquisition by any party of more than 15% of any class of equity securities of Mediware or any of its subsidiaries or any resulting parent company of Mediware, or (iv) any other agreement, arrangement or transaction the consummation of which would reasonably be expected to interfere with or prevent the merger, which proposals are referred to in the merger agreement as an “acquisition proposal”;

•
engage in discussions or negotiations with any third party (other than Parent or its affiliates) concerning any acquisition proposal, provide any non-public information, or afford access to the properties, books, records or personnel of Mediware or any of its subsidiaries to any third party that Mediware has reason to believe has made or will make an acquisition proposal;

•	grant any waiver, amendment or release under any standstill or confidentiality agreement;

•
approve, endorse, recommend or execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to an acquisition proposal or any proposal or offer that could reasonably be expected to lead to an acquisition proposal, or that contradicts the merger agreement or requires us to abandon the merger agreement; or

•	resolve, propose or agree to do any of the foregoing.

However, notwithstanding the foregoing, before the adoption and approval of the merger agreement and approval of the merger at the special meeting of our shareholders, we may furnish non-public information with respect to Mediware and its subsidiaries (pursuant to a confidentiality agreement no less favorable to us than the confidentiality agreement between Thoma Bravo and William Blair  as our financial advisor) to, and enter into discussions and negotiations with, a third party in connection with an acquisition proposal and approve or recommend such proposal if:

•	our board of directors determines in good faith (after consultation with its outside financial and legal advisors) that the acquisition proposal is reasonably likely to result in a superior proposal;

•	such action is required by our directors’ fiduciary duties under applicable law; and

•
neither we nor any of our subsidiaries nor our or their respective directors, officers, employees, accountants, consultants, legal counsel, investment bankers, advisors, representatives or agents have violated the restrictions in the merger agreement regarding third party acquisition proposals (other than immaterial and unintentional violations).

As used in the merger agreement, a “superior proposal” means a bona fide written acquisition proposal by a third party for at least 50% of the outstanding shares of our common stock or all or substantially all of our or our subsidiaries’ consolidated assets that our board of directors or any committee thereof, in consultation with its financial advisor and outside legal counsel, determines in its good faith judgment to be, if consummated, more favorable to Mediware’s shareholders than the merger (after taking into account, among other things, the relevant terms, conditions, impact and legal, financial, regulatory and other aspects of the acquisition proposal including without limitation financing or adequate funds, financing contingencies, regulatory and shareholder approvals, reasonable likelihood of completion, shareholder litigation and breakup fee and expense reimbursement provisions, taking into account any proposal by Parent to amend the terms of the merger agreement).

The merger agreement also requires us to:

•	notify Parent as soon as practicable (but in any event within 24 hours) upon our receipt of any acquisition proposal and any material modification or amendment to an acquisition proposal;

•	keep Parent reasonably informed on a current basis of the status of any such acquisition proposal and any material changes thereto; and

•
cease (and cause our subsidiaries and our and our subsidiaries’ directors, officers, employees, accountants, consultants, legal counsel, investment bankers, advisors, representatives and agents to cease) immediately all discussions and negotiations with third parties conducted prior to the date of the merger agreement regarding any acquisition proposal.

Our board of directors may authorize us to terminate the merger agreement to enter into an agreement relating to a third party acquisition proposal or effect a change of recommendation only if:

•	our board determines in good faith (after consultation with its outside financial and legal advisors) that the acquisition proposal constitutes a superior proposal;

•	such action is required by our directors’ fiduciary duties under applicable law; and

•
neither we nor any of our subsidiaries, nor our or their respective directors, officers, employees, accountants, consultants, legal counsel, investment bankers, advisors, representatives or agents has violated the restrictions in the merger agreement regarding third party acquisition proposals (other than immaterial and unintentional violations).

A “change of recommendation,” as defined in the merger agreement, occurs if the board of directors or any committee thereof (i) withholds, withdraws, qualifies or modifies (or publicly proposes to withhold, withdraw, qualify or modify) in a manner adverse to Parent or Merger Sub its recommendation of the merger and the merger agreement, (ii) adopts, approves or recommends (or proposes to adopt, approve or recommend) a third party acquisition proposal, (iii) fails to publicly reaffirm its recommendation of the merger and the merger agreement within two business days after Parent so requests in writing, (iv) fails to recommend against (within ten business days after the commencement of the third party acquisition proposal) any third party acquisition proposal that is subject to a proxy solicitation, or (v) causes or permits Mediware or any of its subsidiaries to enter into any acquisition agreement with respect to any superior proposal.

The merger agreement also requires that we provide written notice to Parent at least three business days before our board takes any of the actions described in the foregoing paragraph, to the effect that our board has received a third party acquisition proposal that is not withdrawn and that our board concludes in good faith constitutes a superior proposal and, absent any revision to the terms and conditions of the merger agreement, our board has resolved to effect a change of recommendation and/or to terminate the merger agreement.  The notice must describe the basis for the board action, including the identity of the party making the superior proposal, the material terms of the proposal and copies of all relevant documents relating to the proposal.  In addition, during the three-business-day period after delivery of the notice, we must provide Parent with an opportunity to submit an amended acquisition proposal to our board of directors and must negotiate in good faith with Parent to amend the merger agreement.  If any material revisions are made to the third party acquisition proposal, we are required to provide Parent with a new notice and opportunity to amend the merger agreement.  Moreover, if we terminate the merger agreement to enter into an agreement with respect to a superior proposal, we must pay the termination fee described below under the caption “Termination Fees and Expenses.”

Shareholders’ Meeting

The merger agreement requires us to duly call, give notice of and hold a meeting of our shareholders for the purpose of considering and taking action on the merger and the merger agreement promptly following the date upon which this proxy statement is cleared by the SEC.  Subject to certain fiduciary obligations of our directors, our board of directors is required to recommend that our shareholders vote in favor of the merger agreement at the shareholders’ meeting.  Until our board of directors or any committee withdraws or modifies its recommendation in favor of the merger, we are required to take all reasonable lawful action to solicit the number of votes needed for adoption and approval of the merger agreement and approval of the merger.  Under the merger agreement, we are required to submit the merger agreement to our shareholders even if our board of directors or the executive committee withdraws or modifies its recommendation in favor of the merger, unless the merger agreement is validly terminated pursuant to its terms.

Indemnification of Directors and Officers; Insurance

The merger agreement provides that, from the effective time of the merger, all rights to indemnification, expense advancement and exculpation from personal liability existing in favor of any of our or our subsidiaries’ present or former directors, officers or employees as provided in the applicable charter or organizational documents as in effect on the date of the merger agreement will survive the merger.  Mediware as the surviving corporation also has agreed to abide by each of our contractual obligations to provide indemnification and exculpation to any person.

The merger agreement also requires the surviving corporation to negotiate and purchase “tail” insurance coverage that provides coverage for a period of six years for acts or omissions occurring on or prior to the effective time of the merger that is no less favorable in amount and terms and conditions of coverage than our existing directors and officers liability insurance policy, and that will not exceed 300% of the annual premium we currently pay for such coverage; or if substantially equivalent insurance coverage is not available, the best available coverage that can be purchased for 300% of the aggregate premium we currently pay for such coverage.

Equity Financing Commitment; Cooperation of Mediware

Parent and Merger Sub expect that the funds necessary to consummate the merger and related transactions will be funded by equity and debt financings and cash of Mediware.  However, Parent’s and Merger Sub’s obligations to consummate the merger are not subject to any financing conditions.  Although funding of the equity financing of the Sponsor is subject to the satisfaction of the conditions set forth in the commitment letter under which the financing will be provided, the unfulfilled conditions are limited to satisfaction of the closing conditions set forth in the merger agreement.  The following arrangements are in place for the financing of the merger:

Equity Financing.  Parent has received an equity commitment letter from the Sponsor to provide equity financing in an aggregate amount sufficient to fully finance the merger consideration, payments in respect of Company options and restricted stock, and related fees and expenses upon consummation.  In addition, the Sponsor has agreed to guarantee Parent’s obligations to pay the termination fee as described below.  Parent and Merger Sub have agreed to take or cause to be taken all actions necessary or advisable to obtain the proceeds of the equity financing.

Debt Financing.  We have agreed to use commercially reasonable efforts to cooperate with Parent in connection with the debt financing Parent plans to obtain in connection with, and to partially fund the consideration payable in, the merger, including furnishing information and executing pledge and security documents and other financing documents and obtaining certain intellectual property assignment agreements as requested by Parent.  The cooperation requested by Parent may not unreasonably interfere with our ongoing operations.  Any financing documents that we execute will be conditional upon or only become operative following the consummation of the merger.

Sponsor Guaranty

The Sponsor has guaranteed to us Parent’s obligation under the merger agreement to pay a termination fee of $10,000,000 in certain circumstances.

Additional Agreements

Mutual Agreements

In addition to the other agreements described elsewhere in this section of the proxy statement, Mediware, Parent and Merger Sub have agreed to take the following actions:

•	to consult with and obtain the approval of the other parties to the merger agreement before issuing any press release or other public announcement relating to the merger;

•
to use commercially reasonable efforts to take, or cause to be taken, all actions, to file, or cause to be filed, all documents and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the merger agreement, including obtaining all necessary consents, waivers, approvals, authorizations, permits or orders from all governmental and regulatory authorities, and defending or contesting any action, suit or proceeding challenging the merger agreement or the transactions contemplated by the merger agreement.

Mediware Agreements

In addition to the other agreements described elsewhere in this section of the proxy statement, we have agreed to take the following actions from the date of the merger agreement until the earlier of the effective time of the merger or the termination of the merger agreement:

•	to provide Parent and Merger Sub and their respective representatives access to certain information and personnel; and

•
to take any and all commercially reasonable actions necessary to terminate as of or prior to the effective time all of our stock compensation plans, our employee stock purchase plan and the provisions in any other plan, agreement or arrangement relating to our stock compensation plans or providing for the issuance, transfer or grant of any of our capital stock or any interest in respect of our capital stock.

Parent and Merger Sub Agreements

In addition to the other agreements described elsewhere in this section of the proxy statement, Parent and Merger Sub have agreed to take, or refrain from taking, the following actions:

•
for a period of at least one year after the effective time of the merger, to provide or cause to be provided to our or our subsidiaries’ employees who continue as employees following the merger compensation and employee benefits (other than equity-based compensation arrangements) that are comparable in the aggregate to those provided to our employees immediately prior to the effective time;

•
to the extent permitted by applicable law, to use commercially reasonable efforts to provide our employees who continue as employees following the merger and who become eligible to participate in pensions, welfare plans, compensation arrangements or other material employee benefit plans (other than equity-based compensation arrangements) with credit for prior years of service with Mediware, a waiver of all limitations as to pre-existing conditions, exclusions, actively-at-work requirements and waiting periods and credit for any prior co-payments and deductibles; and

•
for a period of six months from the effective time of the merger, to provide severance payments and benefits under a severance plan or policy comparable to our severance plan in effect as of the date of the merger agreement to a terminated continuing employee who would have been eligible for our severance plan.

Conditions to the Merger

The completion of the merger depends on a number of conditions being met, including:

•	adoption of the merger agreement and approval of the merger by our shareholders;

•	expiration or termination of the applicable waiting period and any extension under the Hart-Scott-Rodino Act;

•
absence of any statute, law, rule, ordinance, regulation, constitution, treaty, code, order, judgment, injunction, writ, decree or similar requirement or any action taken by any governmental or regulatory entity that permanently enjoins or otherwise prohibits the consummation of the merger or the transactions contemplated thereby;

•	receipt of all consents, approvals and authorizations of governmental and regulatory entities required to be obtained prior to the consummation of the merger pursuant to the merger agreement;

•
accuracy of the representations and warranties of each party as of the date of the merger agreement and immediately before the effective time of the merger, except, in the case of certain representations and warranties specified in the merger agreement, to the extent that any inaccuracy in any representation or warranty does not and, in our case, would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the party making such representation or warranty;

•	performance in all material respects of all obligations under the merger agreement required to be performed by each party to the merger agreement;

•	the absence of any change, event, occurrence, effect, fact or condition that has, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on us;

•
delivery of all certificates, instruments, opinions and other documents required to be executed or delivered under the merger agreement by each party to the merger agreement, and the taking of all other actions and proceedings required to be taken by or on behalf of each party to the merger agreement in furtherance of the transactions contemplated by the merger;

•	filing by us of all certifications, reports and proxy statements required to be filed with the SEC prior to the consummation of the merger that are required to contain financial statements; and

•
delivery of a tax matters certificate executed by us to the effect that we are not a United States real property holding company within the meaning of section 897(c)(2) of the Internal Revenue Code of 1986.

Either we or Parent may elect to waive a condition to its obligation to close the merger that has not been satisfied and complete the merger regardless of the failure of that condition.  We cannot be certain whether or when any of these conditions will be satisfied or waived, or that we will complete the merger.

Termination

We and Parent can agree by mutual written consent at any time prior to the effective time of the merger to terminate the merger agreement and abandon the merger, whether before or after adoption and approval by our shareholders.  Also, we or Parent can decide without the consent of the other not to complete the merger in a number of other situations, including if:

•
the merger is not consummated prior to December 31, 2012, unless the party seeking to terminate failed to fulfill any obligation under the merger agreement and that is the primary cause of the failure to consummate the merger;

•
any governmental or regulatory entity has enacted, issued, promulgated, enforced or entered any statute, law, rule, ordinance, regulation, constitution, treaty, code, order, judgment, injunction, writ, decree or similar requirement that permanently enjoins or otherwise prohibits the consummation of the merger and the transactions contemplated thereby; or

•	our shareholders fail to adopt and approve the merger agreement and approve the merger.

In addition, Parent can terminate the merger agreement without our consent if:

•
prior to obtaining our shareholders’ adoption and approval of the merger agreement and approval of the merger (i) a change of recommendation occurs or (ii) any three or more members of our board of directors shall have publicly stated that such members oppose the merger, or three or more members of our board of directors shall have required the inclusion in any filing made by us with the SEC a statement to the effect that such members oppose the merger;

•
we enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement related to an acquisition proposal or that could reasonably be expected to lead to an acquisition proposal;

•	our board of directors shall have approved or publicly recommended any acquisition proposal;

•	we shall have breached any of our obligations discussed in “Acquisition Proposals by Third Parties” beginning on page 54, other than immaterial or inadvertent breaches; or

•
we breach any of our representations, warranties, covenants or agreements under the merger agreement and such breach (a) would result in our failure to satisfy the conditions precedent in the merger agreement related to the accuracy of our representations and warranties and our material performance of our agreements and covenants under the merger agreement and (b) has not been cured by the earlier of December 31, 2012 and 30 calendar days after written notice of such breach and Parent’s intention to terminate the merger agreement for the foregoing reason has been delivered to us.

We can terminate the merger agreement without Parent’s consent if:

•
after the occurrence of a change of recommendation, our board of directors authorizes us to enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement related to a superior proposal; or

•
Parent or Merger Sub breaches any of its representations, warranties, covenants or agreements under the merger agreement and such breach (a) would result in its failure to satisfy the conditions precedent in the merger agreement related to the accuracy of its representations and warranties and its material performance of our agreements and covenants under the merger agreement and (b) has not been cured by the earlier of December 31, 2012 and 30 calendar days after written notice of such breach and our intention to terminate the merger agreement for the foregoing reason has been delivered to Parent or Merger Sub, as applicable.

Neither we nor Parent have any right to terminate the merger agreement except for the situations described in the merger agreement.

Effect of Termination

If the merger agreement is terminated as described above, no party to the merger agreement will have any liability or further obligation under the merger agreement except with respect to:

•	liabilities or damages arising out of any willful and intentional breach of the agreement;

•	the requirement to comply with the separate confidentiality agreement between Thoma Bravo and William Blair on behalf of Mediware; and

•	the obligation, if applicable, to pay the termination fee and expense reimbursement described below.

Termination Fees and Expenses

We may be required to pay to Parent a termination fee in the amount of $5,769,000 (less any amount previously paid to Parent in reimbursement of Parent’s transaction expenses) if the merger agreement is terminated under certain specified circumstances, including if:

•
Parent terminates the merger agreement because (a) prior to obtaining our shareholders’ approval of the merger (i) a change of recommendation occurs or (ii) any three or more members of our board of directors shall have publicly stated that such members opposes the merger, or any three or more members of our board of directors shall have required the inclusion in any filing made by us with the SEC a statement to the effect that such members oppose the merger, (b) we enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement related to an acquisition proposal or that could reasonably be expected to lead to an acquisition proposal, (c) our board of directors shall have approved or publicly recommended any acquisition proposal, or (d) we shall have breached any of our obligations discussed in “Acquisition Proposals by Third Parties” beginning on page 54 other than in material or inadvertent breaches;

•
we terminate the merger agreement because after the occurrence of a change of recommendation, our board of directors authorizes us to enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement related to an acquisition proposal or that could reasonably be expected to lead to a superior proposal;

•
(a) (i) either party terminates the merger agreement because the merger is not consummated prior to December 31, 2012, (ii) either party terminates the merger agreement because our shareholders fail to adopt and approve the merger agreement and approve the merger or (iii) Parent terminates the merger agreement because we intentionally breach any of our representations, warranties, covenants or agreements under the merger agreement and such breach (A) would result in our failure to satisfy the conditions precedent in the merger agreement related to the accuracy of our representations and warranties and our material performance of our agreements and covenants under the merger agreement and (B) has not been cured by the earlier of December 31, 2012 and 30 calendar days after written notice of such breach and Parent’s intention to terminate the merger agreement for the foregoing reason has been delivered to us; (b) an acquisition proposal is publicly announced or otherwise communicated to our shareholders after the date of the merger agreement but prior to the earlier of the date of such termination and the date of the shareholders’ meeting; and (c) within 12 months after such termination of the merger agreement we consummate (x) a merger, consolidation, business combination, share exchange, tender offer (including a self-tender offer), reorganization, recapitalization (including a leveraged recapitalization or extraordinary dividend), liquidation, dissolution or similar transaction involving us, (y) any direct or indirect purchase or other acquisition of, or a series of related transactions to purchase or acquire, more than 51% of our consolidated assets or revenues or class of our equity securities, or (z) any direct or indirect purchase of or other acquisition of, or a series of related transactions to purchase or acquire, more than 51% of any class of our equity securities or the equity securities of any of our subsidiaries.

We may be required to pay to Parent its reasonable and documented out-of-pocket fees and expenses (including legal fees) of up to $2,000,000 if (a) the merger agreement is terminated because we breach any of our representations, warranties, covenants or agreements under the merger agreement and such breach (i) would result in our failure to satisfy the conditions precedent in the merger agreement related to the accuracy of our representations and warranties and our material performance of our agreements and covenants under the merger agreement and (ii) has not been cured by the earlier of December 31, 2012 and 30 calendar days after written notice of such breach and Parent’s intention to terminate the merger agreement for the foregoing reason has been delivered to us, and (b) Parent is not entitled to the termination fee described above as a result of such breach.

Parent may be required to pay to us a termination fee in the amount of $10,000,000 if we terminate the merger because Parent or Merger Sub breaches any of its representations, warranties, covenants or agreements under the merger agreement and such breach (a) would result in its failure to satisfy the conditions precedent in the merger agreement related to the accuracy of its representations and warranties and its material performance of our agreements and covenants under the merger agreement and (b) has not been cured by the earlier of December 31, 2012 and 30 calendar days after written notice of such breach and our intention to terminate the merger agreement for the foregoing reason has been delivered to Parent or Merger Sub, as applicable.

Remedies

Both we and Parent and Merger Sub are entitled to seek an injunction, specific performance and other equitable relief to ensure performance of the merger agreement unless it is validly terminated as provided in the agreement.  Additionally, we are entitled to seek an injunction, specific performance and other equitable relief to enforce our rights as a third-party beneficiary of the equity commitment.  However, if we or Parent elect to terminate and are paid a termination fee or we elect to terminate pursuant to the merger agreement in connection with a superior proposal and Parent is paid a termination fee, then injunction, specific performance and other equitable relief will not be permitted, regardless of the circumstances of termination.

Amendment and Waiver

The merger agreement may be amended by the parties at any time before or after approval and adoption by our shareholders of the matters presented in connection with the merger by an instrument signed by each party.  However, after approval and adoption by our shareholders of the matters presented in connection with the merger, no amendment may be made without the approval and adoption of our shareholders if the amendment would alter or change the merger consideration or otherwise adversely affect our shareholders.  At any time prior to the effective time of the merger, any of the parties to the merger agreement may extend the time for the performance of any obligations or acts of the other party under the merger agreement, waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement, and waive compliance by the other party with any of the agreements or conditions contained in the merger agreement.  However, after the approval and adoption by our shareholders of the matters presented in connection with the merger, no waiver may be made without the approval and adoption of our shareholders if the waiver would alter or change the merger consideration or otherwise adversely affect our shareholders.

Voting Agreements

Concurrently with the execution of the merger agreement, Parent entered into voting agreements, dated September 11, 2012, with each of Messrs. Clark, Weber, Sanville, Nordlicht, Mann, Greco, Gorman and Coelho in their capacities as shareholders, as well as their respective spouses, and Mr. Auriana, in his capacity as a shareholder, which we refer to as the voting agreements.  The shareholders party to the voting agreements have agreed to vote in favor of the adoption and approval of the merger agreement and approval of the merger and against acquisition proposals by third parties.  Each shareholder that is a party to a voting agreement also agreed that, subject to limited exceptions, the shareholder will not transfer or agree to transfer any of the shareholder’s shares of our common stock or grant any proxy or power of attorney, deposit into a voting trust or enter into any voting agreement with respect to those shares other than pursuant to the voting agreement.  In addition, each shareholder executing a voting agreement has granted an irrevocable proxy to Parent to vote their shares in favor of the adoption and approval of the merger agreement and approval of the merger and against any alternative acquisition proposal.  However, a voting agreement does not limit or affect the shareholder’s rights or obligations as a director, officer or other fiduciary of Mediware.

The voting agreements terminate upon the earliest of December 31, 2012, the termination of the merger agreement, Parent’s notice to Mediware that it is unwilling or unable to proceed with the merger on the terms set forth in the merger agreement and the date after the date of the shareholders meeting to adopt and approve the merger agreement and approve the merger.

As of the date of the voting agreements, our shareholders that have executed a voting agreement owned, directly or indirectly, 2,872,608 shares in the aggregate, or approximately 34.52%, of our common stock.

PROPOSAL TWO

ADVISORY VOTE ON CERTAIN EXECUTIVE COMPENSATION ARRANGEMENTS

The Non-Binding Advisory Proposal

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our shareholders with the opportunity to vote to approve, on an non-binding, advisory basis, the compensation and related agreements and arrangements of our named executive officers that are based upon or otherwise relate to the merger.

We are asking our shareholders to indicate their approval of the compensation and related agreements and arrangements of our named executive officers that are based upon or otherwise relate to the merger. The amount of this compensation is set forth in the table entitled “Golden Parachute Compensation” on page 43 and the accompanying footnotes. The various agreements and arrangements pursuant to which these compensation payments may be made have previously formed part of our overall compensation program for our named executive officers which has been disclosed to our shareholders.

Approval of this proposal is not a condition to completion of the merger. Therefore, regardless of whether shareholders approve the compensation and related agreements and arrangements of our named executive officers that are based upon or otherwise relate to the merger, if the merger agreement is adopted and approved and the merger approved by the shareholders and the merger is consummated, the compensation may still be paid to our named executive officers.

Vote Required and Board Recommendation

Approval of the non-binding proposal regarding the compensation arrangements requires an affirmative vote of a majority of the votes cast at the special meeting, assuming a quorum is present.  However, this vote is advisory and will not be binding on us or on Parent, or the board of directors or the compensation committee of us or Parent.  Abstentions are treated as votes against this proposal if your shares are otherwise present in person or otherwise represented in proxy at the special meeting. However, any failure to vote will have no effect on this proposal.

Our board of directors unanimously recommends that you vote “FOR” the non-binding, advisory approval of the compensation and related agreements and arrangements of our named executive officers that are based upon or relate to the merger.

PROPOSAL THREE

ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING

In the event that the number of shares of our common stock present in person and represented by proxy at the special meeting and voting “FOR” adoption and approval of the merger agreement and approval of the merger is insufficient to approve the matter, we may move to adjourn or postpone the special meeting in order to enable our board of directors to solicit additional proxies in favor of the adoption and approval of the merger agreement and approval of the merger. In that event, we will ask our shareholders to vote only upon this proposal and not on the other proposals discussed in this proxy statement.

Vote Required and Board Recommendation

The approval of the proposal to adjourn or postpone the special meeting if necessary or appropriate to solicit additional proxies if there are not sufficient votes to adopt and approve the merger agreement and approve the merger requires the affirmative vote of a majority of the votes cast at the special meeting.

Our board of directors has approved the merger agreement and the merger, and recommends that, if there are not sufficient votes to adopt and approve the merger agreement and approve the merger, recommends that you vote “FOR” the proposal to adjourn the special meeting.

MARKET PRICE OF OUR COMMON STOCK

Our common stock is quoted on The NASDAQ Stock Market under the symbol “MEDW.”  The following table sets forth the high and low sale prices for our common stock for each of the quarterly periods presented:

	High	Low
Fiscal Year ending June 30, 2013
First Quarter (through October 5, 2012)	$22.14	$12.50
Fiscal Year ended June 30, 2012
Fourth Quarter	$15.50	$12.53
Third Quarter	$15.47	$12.56
Second Quarter	$15.00	$11.20
First Quarter	$12.80	$8.25
Fiscal Year ended June 30, 2011
Fourth Quarter	$13.71	$10.55
Third Quarter	$13.53	$10.61
Second Quarter	$11.57	$9.30
First Quarter	$10.75	$8.50

On September 11, 2012, which was the last trading day before we announced the merger, the closing sales price for our common stock on The NASDAQ Stock Market was $15.75 per share.  On October 5, 2012, which is the latest practicable trading day before this proxy statement was printed, the closing sales price for our common stock on The NASDAQ Stock Market was $21.90 per share.  As of August 29, 2012, there were approximately 1,277 shareholders of record of Mediware’s common stock.

To date, Mediware has not paid dividends to its shareholders and Mediware does not currently intend to pay dividends.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of August 31, 2012 by (i) each person who is known by us to beneficially own more than 5% of our common stock, (ii) each of our current directors, (iii) our named executive officers for the fiscal year ended June 30, 2012, and (iv) all directors and executive officers as a group.

	Amount of Common Stock Beneficially Owned
	Number	Percentage
	of Shares(1)	Ownership(1)

Wellington Management Company, LLP(2)	617,467	7.27%
Constellation Software Inc.(3)	1,543,712	18.17%
Lawrence Auriana(4)	2,477,525	29.00%
Roger Clark(5)	29,398	*
Phil Coelho(6)	1,014	*
John Gorman(7)	76,636	*
Richard Greco(8)	11,905	*
Ira Nordlicht(9)	22,900	*
Robert Sanville(10)	26,667	*
T. Kelly Mann(11)	384,309	4.47%
Robert Weber(12)	123,654	1.44%
John Damgaard(13)	111,237	1.31%
All directors and executive officers as a group(14)	3,347,353	37.75%

*      less than 1%

(1)
Based on the number of shares beneficially owned at August 31, 2012, as determined under Rule 13d-3 of the Exchange Act, including, for each person or group, shares for which beneficial ownership may be acquired by the shareholder(s) upon exercise of options that are currently exercisable or become exercisable within 60 days of August 31, 2012.

(2)
The address for this entity is 280 Congress Street, Boston MA  02210.  Voting and investment control over the shares reportedly owned is shared with Wellington Trust Company, NA, the investment advisor of Wellington Management Company, LLP.  The foregoing information is based solely upon Schedules 13G/A filed on February 14, 2012.

(3)
The address for this entity is 20 Adelaide Street East, Suite 1200, Toronto, Ontario M5C 2T6.  Includes securities beneficially owned by Mark Leonard. The foregoing information is based solely upon disclosures contained in a Schedule 13D/A filed February 24, 2012.

(4)
Includes options for 45,000 shares which are currently exercisable or become exercisable within 60 days of August 31, 2012. The shares of common stock owned by Mr. Auriana are held in a discretionary account at Wall Street Access, Inc.  Mr. Auriana retains sole voting power over all such shares but has no investment power, including the power to dispose, or to direct the disposition of, any such shares. The foregoing information is based in part upon disclosures contained in a Schedule 13D/A filed September 14, 2012, which states that Mr. Auriana is the beneficial owner of 2,477,525 shares of common stock.  The address for Mr. Auriana is 145 East 45th Street, 43rd Floor, New York, NY 10012.

(5)	Includes options for 17,000 shares which are currently exercisable or become exercisable within 60 days of August 31, 2012. The address for Mr. Clark is 330 Elm Street, Unit 1, New Canaan, CT 06840.

(6)	The address for Mr. Coelho is 271 Citrus Road, Rancho Cordova, CA 95742.

(7)	Includes options for 17,000 shares which are currently exercisable or become exercisable within 60 days of August 31, 2012. The address for Dr. Gorman is 145 4th Street, Del Mar, CA 92014.

(8)	The address for Mr. Greco is 11711 W. 79th Street, Lenexa, KS 66214.

(9)	The address for Mr. Nordlicht is 800 Westchester Avenue, Rye Brook, NY 10573.

(10)	Includes options for 17,000 shares which are currently exercisable or become exercisable within 60 days of August 31, 2012. The address for Mr. Sanville is 1514 Old York Road, Abington, PA 19001.

(11)
Includes options for 50,000 shares which are currently exercisable or become exercisable within 60 days of August 31, 2012.  Additionally, includes 50,000 shares of restricted stock which will vest based upon Mr. Mann’s continued employment and achievement of certain market or performance requirements in fiscal 2013 or the earlier consummation of the merger.  The address for Mr. Mann is 11711 W. 79th Street, Lenexa, KS 66214.

(12)
Includes options for 75,000 shares which are currently exercisable or become exercisable within 60 days of August 31, 2012.  Additionally, includes 10,000 shares of restricted stock that will vest based upon Mr. Weber’s continued employment and achievement of certain performance metrics in fiscal 2013 or the earlier consummation of the merger.  The address for Mr. Weber is 11711 W. 79th Street, Lenexa, KS 66214.

(13)
Includes 15,000 shares of restricted stock that would have vested based upon Mr. Damgaard’s continued employment and achievement of certain performance metrics in fiscal 2013 or the earlier consummation of the merger.  The address for Mr. Damgaard is 1900 Spring Rd., Suite 450, Oak Brook, IL 60523.  Mr. Damgaard resigned as Senior Vice President and Chief Operating Officer of Mediware, effective September 7, 2012.

(14)
Includes options for 296,008 shares which are currently exercisable or become exercisable within 60 days of August 31, 2012. Additionally, includes 75,000 shares of restricted stock which will vest based upon Mr. Mann’s and Mr. Weber’s respective continued employment and achievement of certain market or performance requirements in fiscal 2013 or the earlier consummation of the merger and that would have vested based upon Mr. Damgaard’s continued employment and achievement of certain performance metrics in fiscal 2013 or the earlier consummation of the merger.  This group is comprised of 14 persons.

As a result of the voting agreement entered into among certain of our directors and executive officers and Parent, our directors, executive officers, Parent, Merger Sub and Thoma Bravo and its controlling persons may constitute a “group” for purposes of Rule 13d-5 under the Exchange Act with respect to their beneficial ownership of the common stock.  Pursuant to the irrevocable proxies executed by our directors and executive officers, Parent shares beneficial ownership of the right to vote 3,154,008 shares of our common stock, including 221,000 shares issuable upon the exercise of stock options currently exercisable or exercisable within 60 days of August 31, 2012.

MULTIPLE SHAREHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) under the Exchange Act, we are sending only one copy of this proxy statement to shareholders who share the same last name and address unless they have notified us that they wish to continue receiving multiple copies.  This practice, known as “householding,” is designed to reduce duplicate mailings and save printing and postage costs as well as natural resources.

If you received a householded mailing and you would like to have additional copies mailed to you or you would like to opt out of this practice for future mailings, please submit your request (i) via e-mail to merger@mediware.com; (ii) in writing to Mediware Information Systems, Inc., Attention:  Robert C. Weber at 11711 West 79th Street, Lenexa, Kansas 66214; or (iii) telephonically to Robert C. Weber at 630-218-2702.  You may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

SUBMISSION OF SHAREHOLDER PROPOSALS

We currently do not expect to hold a 2012 annual meeting of shareholders.  To be included in the proxy statement for this annual meeting of shareholders if it occurs, proposals of shareholders intended to be presented at the next annual meeting of shareholders of Mediware must be received by Robert C. Weber, Secretary, Mediware Information Systems, Inc., 11711 West 79th Street, Lenexa, KS 66214, within a reasonable time before we begin to print and send proxy materials, and must satisfy the conditions established by the SEC for shareholder proposals to be included in the proxy statement relating to such meeting. If a shareholder proposal is not included in our proxy statement, a shareholder may still present a proposal to our shareholders if the shareholder satisfies the prerequisites in our By-Laws.

Regardless of whether included in our proxy statement, in order for a shareholder to nominate a candidate for election as a director or to propose other business at any annual meeting of shareholders, notice must be given in accordance with our By-Laws to the Secretary between 120 and 90 days prior to the meeting or 10 days prior to public announcement of the meeting. The fact that we may not insist upon compliance with the requirements contained in its By-Laws should not be construed as a waiver by us of our right to do so at any time in the future.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any reports, proxy statements or other information that we file with the SEC at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.  Our public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of this proxy statement, the reports, opinions or agreements attached to this proxy statement and any other information concerning us, without charge, by written request directed to us at Mediware Information Systems, Inc., 11711 West 79th Street, Lenexa, Kansas 66214, Attention:  Robert C. Weber.  Information concerning us can also be obtained through our website (www.mediware.com) or from the SEC through the SEC’s website at www.sec.gov.  The information contained on our website is not part of, or incorporated into, this proxy statement.  If you would like to request documents, please do so within five business days prior to the special meeting in order to receive them before the special meeting.

Statements contained in this proxy statement regarding the contents of any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC.

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person.  This proxy statement is dated October 9, 2012.  You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to shareholders shall not create any implication to the contrary.

Annex A

Execution

MEDIWARE INFORMATION SYSTEMS, INC.,

PROJECT RUBY PARENT CORP.,

AND

PROJECT RUBY MERGER CORP.

______________________________

AGREEMENT AND PLAN OF MERGER

______________________________

_______________________________

Dated as of September 11, 2012

_______________________________

TABLE OF CONTENTS

Page

ARTICLE I	DEFINITIONS	A-1

SECTION 1.1.	Definitions	A-1

SECTION 1.2.	Construction	A-8

ARTICLE II	THE MERGER	A-8

SECTION 2.1.	The Merger	A-8

SECTION 2.2.	Closing	A-8

SECTION 2.3.	Effect of the Merger	A-9

SECTION 2.4.	Certificate of Incorporation; By-Laws; Directors and Officers	A-9

SECTION 2.5.	Conversion of Securities	A-9

SECTION 2.6.	Exchange of Certificates; Payment for Shares of Company Common Stock	A-10

SECTION 2.7.	Stock Transfer Books	A-11

SECTION 2.8.	Company Options and Other Equity Awards	A-12

ARTICLE III	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	A-12

SECTION 3.1.	Organization and Qualification; Subsidiaries; Equity Interests	A-13

SECTION 3.2.	Capitalization	A-13

SECTION 3.3.	Authorization; Valid and Binding Agreement	A-14

SECTION 3.4.	Governmental Filings; Conflicts	A-15

SECTION 3.5.	Company SEC Documents; Undisclosed Liabilities	A-15

SECTION 3.6.	Absence of Certain Developments	A-17

SECTION 3.7.	Litigation	A-17

SECTION 3.8.	Compliance with Law; Permits	A-17

SECTION 3.9.	Material Contracts	A-18

SECTION 3.10.	Employees and Labor	A-20

SECTION 3.11.	Tax Matters	A-21

SECTION 3.12.	Employee Benefit Plans	A-22

SECTION 3.13.	Intellectual Property	A-23

SECTION 3.14.	Assets of the Company	A-26

SECTION 3.15.	Insurance	A-26

SECTION 3.16.	Real Property	A-26

SECTION 3.17.	Environmental Matters	A-27

SECTION 3.18.	Bank Accounts	A-27

SECTION 3.19.	Opinion of Company’s Financial Advisor	A-27

A-i

SECTION 3.20.	Vote Required	A-27

SECTION 3.21.	Takeover Statutes	A-27

SECTION 3.22.	Brokers	A-27

SECTION 3.23.	Customers and Suppliers	A-27

SECTION 3.24.	Compliance with the U.S. Foreign Corrupt Practices Act and Other Applicable Anti-Corruption and Anti-Money Laundering Laws	A-28

SECTION 3.25.	Affiliate and Related Party Transactions	A-28

SECTION 3.26.	No Other Representations or Warranties	A-28

ARTICLE IV	REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB	A-28

SECTION 4.1.	Organization and Qualification	A-28

SECTION 4.2.	Authorization; Valid and Binding Agreement	A-28

SECTION 4.3.	Governmental Filings; Conflicts	A-29

SECTION 4.4.	Litigation	A-29

SECTION 4.5.	No Vote Required	A-29

SECTION 4.6.	Financing	A-29

SECTION 4.7.	Guaranty	A-30

SECTION 4.8.	Operations of Merger Sub	A-30

SECTION 4.9.	Interested Shareholder	A-30

SECTION 4.10.	Brokers	A-30

ARTICLE V	CERTAIN PRE-CLOSING COVENANTS	A-30

SECTION 5.1.	Conduct of Business by the Company Pending the Merger	A-30

SECTION 5.2.	No Control of the Company’s Business	A-32

ARTICLE VI	ADDITIONAL AGREEMENTS	A-33

SECTION 6.1.	Meeting of Company Shareholders; Proxy Statement	A-33

SECTION 6.2.	Board Recommendation	A-34

SECTION 6.3.	No Solicitation; Change in Recommendation	A-34

SECTION 6.4.	Commercially Reasonable Efforts	A-36

SECTION 6.5.	Access to Information; Confidentiality	A-37

SECTION 6.6.	Certain Notices; Supplements to Disclosure Schedules	A-37

SECTION 6.7.	Public Announcements	A-38

SECTION 6.8.	Indemnification of Directors and Officers	A-38

SECTION 6.9.	Employee Benefits	A-40

SECTION 6.10.	Further Assurances	A-41

SECTION 6.11.	Litigation	A-41

SECTION 6.12.	Financing	A-41

A-ii

SECTION 6.13.	Financing Cooperation	A-41

SECTION 6.14.	Stock Exchange De-Listing; Exchange Act Deregistration	A-42

SECTION 6.15.	Termination of Company Equity Plans	A-42

ARTICLE VII	CONDITIONS OF MERGER	A-42

SECTION 7.1.	Conditions to Obligations of Each Party Under This Agreement	A-42

SECTION 7.2.	Conditions to Parent’s and Merger Sub’s Obligations	A-42

SECTION 7.3.	Conditions to the Company’s Obligations	A-43

ARTICLE VIII	TERMINATION, AMENDMENT AND WAIVER	A-44

SECTION 8.1.	Conditions of Termination	A-44

SECTION 8.2.	Effect of Termination	A-45

SECTION 8.3.	Amendment	A-46

SECTION 8.4.	Extension; Waiver	A-46

ARTICLE IX	TAX MATTERS	A-46

SECTION 9.1.	Transfer Taxes	A-46

ARTICLE X	MISCELLANEOUS	A-46

SECTION 10.1.	Survival	A-46

SECTION 10.2.	Notices	A-46

SECTION 10.3.	Severability	A-47

SECTION 10.4.	Entire Agreement	A-47

SECTION 10.5.	Assignment	A-47

SECTION 10.6.	Third Party Beneficiaries	A-48

SECTION 10.7.	No Strict Construction	A-48

SECTION 10.8.	Governing Law; Consent to Jurisdiction and Venue	A-48

SECTION 10.9.	Disclosure Schedule	A-48

SECTION 10.10.	Time of the Essence	A-48

SECTION 10.11.	Remedies	A-49

SECTION 10.12.	WAIVER OF TRIAL BY JURY	A-50

SECTION 10.13.	Headings	A-51

SECTION 10.14.	Counterparts	A-51

A-iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of September 11, 2012 (this “Agreement”), among Mediware Information Systems, Inc., a New York corporation (the “Company”), Project Ruby Parent Corp., a Delaware corporation (“Parent”), and Project Ruby Merger Corp., a New York corporation and a wholly-owned subsidiary of Parent (“Merger Sub”).

W I T N E S S E T H:

WHEREAS, the Board of Directors of each of the Company, Parent and Merger Sub deems it advisable and in the best interests of each such corporation and their respective shareholders that the Company and Parent engage in a business combination;

WHEREAS, the respective Boards of Directors of the Company, Parent and Merger Sub have approved this Agreement, the merger of Merger Sub with and into the Company (the “Merger”) and the other transactions contemplated by this Agreement, upon the terms and subject to the conditions set forth in this Agreement, and the Board of Directors of the Company and Merger Sub have unanimously determined to recommend to their respective shareholders the approval and adoption of this Agreement and the Merger and the transactions contemplated hereby, subject to the terms and conditions hereof and in accordance with the provisions of the New York Business Corporation Law, as amended (the “NYBCL”);

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Thoma Bravo Fund X, L.P., a Delaware limited partnership (the “Guarantor”), is entering into (a) a limited guaranty in favor of the Company (the “Guaranty”) and (b) an equity commitment letter with respect to the Equity Financing Commitment (as defined in this Agreement), in each case with respect to certain obligations of Parent and Merger Sub under this Agreement; and

WHEREAS, concurrently with the execution and delivery of this Agreement, certain holders of Company Common Stock have entered into voting agreements in the form attached hereto as Exhibit A with Parent.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1.              Definitions.  For purposes of this Agreement, the following terms, when used in this Agreement with initial capital letters, shall have the respective meanings set forth in this Agreement:

“Acceptable Confidentiality Agreement” means any customary confidentiality agreement that contains provisions that are no less favorable in any material respect to the Company than those contained in the Confidentiality Agreement, as determined in good faith by the Company Board or any committee thereof, it being understood that such confidentiality agreement need not prohibit the submission of Acquisition Proposals or amendments thereto to the Company Board or any committee thereof.

“Acquisition Agreement” has the meaning set forth in Section 6.3(a).

“Acquisition Proposal” means, other than the transactions contemplated by this Agreement and the other Transaction Documents, any bona fide offer, proposal or indication of interest, written or oral (whether binding or non-binding) relating to (a) a merger, consolidation, business combination, share exchange, tender offer (including a self-tender offer), reorganization, recapitalization (including a leveraged recapitalization or extraordinary dividend), liquidation, dissolution or similar transaction involving the Company, (b) any direct or indirect purchase or other acquisition by a Person, together with its Affiliates, of, or a series of related transactions to purchase or acquire, more than 15% of the consolidated assets or revenues of the Company and its Subsidiaries, (c) any direct or indirect purchase or other acquisition by a Person, together with its Affiliates, of, or a series of related transactions to purchase or acquire, more than 15% of any class of equity securities of the Company or any of its Subsidiaries or any resulting parent company of the Company or (d) any other agreement, arrangement or transaction the consummation of which would reasonably be expected to interfere with or prevent the Merger.

“Action” has the meaning set forth in Section 3.7.

“Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with such particular Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Consideration” has the meaning set forth in Section 3.2(f).

“Agreement” has the meaning set forth in the preamble hereto.

“Alternative Transaction” means any transaction involving an Acquisition Proposal from a third party.

“Audit” has the meaning set forth in Section 3.11(b).

“Balance Sheet Date” has the meaning set forth in Section 3.5(c).

“Blue Sky Laws” has the meaning set forth in Section 3.4.

“Book-Entry Share” shall mean each entry in the books of the Company (or its transfer agent) representing uncertificated Company Common Stock.

“Books and Records” means all accounts, ledgers and records (including computer generated, recorded or stored records) relating to the Company or its Subsidiaries, including contract forms, applications, enrollment forms, policy information, policyholder information, claim records, sales records, underwriting records, administrative, pricing, underwriting, claims handling and reserving manuals, corporate and accounting records, Tax records, disclosure and other documents and filings required under applicable Law, financial records, and compliance records of the Company or its Subsidiaries.

“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by Law or other governmental action to close in The City of New York in the United States of America.

“Certificate of Merger” has the meaning set forth in Section 2.2.

“Certificates” has the meaning set forth in Section 2.6(b).

“Change of Recommendation” has the meaning set forth in Section 6.3(e).

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the preamble hereto.

“Company Balance Sheet” has the meaning set forth in Section 3.5(c).

“Company Board” means the Board of Directors of the Company.

“Company Common Stock” has the meaning set forth in Section 2.5(a).

“Company Equity Plans” means, collectively, the Company’s Amended and Restated 2003 Equity Incentive Plan and the Company’s 2011 Equity Incentive Plan.

“Company Financial Advisor” has the meaning set forth in Section 3.19.

“Company Material Adverse Effect” means any change, event, occurrence, effect, fact or condition that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to: (a) the business, properties, assets, liabilities, results of operations or financial condition of the Company and its Subsidiaries taken as a whole; or (b) prevents or materially impairs the ability of the Company to perform its obligations under, or to consummate the transactions contemplated by, this Agreement and the other Transaction Documents; provided, however, that none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there is, or will be, a Company Material Adverse Effect pursuant to the foregoing clause (a): (i) the effect of any change in the domestic or any foreign economy or business in general; (ii) the effect of any change in exchange rates, interest rates or securities or financial markets in general; (iii) the announcement or pendency of the Merger or any of the transactions contemplated by the Transaction Documents, including any impact on customers, suppliers, Governmental or Regulatory Authorities or employees; (iv) conditions generally affecting the industries in which the Company and its Subsidiaries participate; (v) war, sabotage, armed hostilities or acts of terrorism; (vi) any shareholder action or derivative litigation relating to the execution, delivery and performance of this Agreement and the transactions contemplated hereby by the Company; (vii) actions taken or requested not to be taken with Parent’s or Merger Sub’s prior written consent or at Parent’s or Merger Sub’s written direction or required to be taken under this Agreement; (viii) any change, effect, event, occurrence, fact or condition that is attributable to the cooperation provided to Parent and its Affiliates in accordance with Section 6.13; (ix) any change, effect, event, occurrence, fact or condition that, if capable of being cured prior to the earlier of (y) the Closing or (z) thirty (30) calendar days after written notice of such change, effect, event, occurrence, fact or condition, is cured by the Company prior to such time; (x) the effect of any change in the price or trading volume of the Company Common Stock (it being understood that the underlying facts giving rise or contributing to such change may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into account in determining whether there has been a Company Material Adverse Effect if such facts are not otherwise excluded under this definition); (xi) any charge, reserve, write-off or accrual required under GAAP in the financial statements of the Company to the extent that the Company makes no corresponding expenditure of cash in the same financial period in which such charge, reserve, write-off or accrual is recorded (it being understood that the underlying facts giving rise or contributing to such charge, reserve, write-off or accrual may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into account in determining whether there has been a Company Material Adverse Effect if such facts are not otherwise excluded under this definition); (xii) any change in the cost or availability or other terms of any financing necessary for Parent and Merger Sub to consummate the Merger and other transactions contemplated hereby; (xiii) any failure by the Company or any of its Subsidiaries to meet projections, forecasts, estimates or other forward looking statements (it being understood that the underlying facts giving rise or contributing to such failure may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into account in determining whether there has been a Company Material Adverse Effect if such facts are not otherwise excluded under this definition); (xiv) any change in global, national or regional political conditions, including the budgets of any Governmental or Regulatory Authority; and (xv) the effect of any change in any applicable Laws or Tax or accounting rules, including GAAP, or any change in the interpretation of the foregoing by any Governmental or Regulatory Authority or accounting body; except, with respect to clauses (i), (ii), (iv), (v), (xiv) and (xv), that if any such events have a materially disproportionate effect on the Company and its Subsidiaries relative to other participants in the industries in which the Company and its Subsidiaries operate, such events shall be taken into account in determining whether there is, or there is reasonably likely to become, a Company Material Adverse Effect.

“Company Products” means all Software and hardware products and all services (including any of the foregoing currently in development) from which the Company or any of its Subsidiaries has derived within the three (3) years preceding the date hereof, is currently deriving or is actually scheduled (and not merely projected) to derive, revenue from the sale, license, maintenance or provision thereof.

“Company Options” has the meaning set forth in Section 2.8(a).

“Company Preferred Stock” has the meaning set forth in Section 3.2(a).

“Company Recommendation” has the meaning set forth in Section 3.3(b).

“Company Related Parties” has the meaning set forth in Section 10.11(b)(v).

"Company Restricted Stock” has the meaning set forth in Section 2.8(b).

"Company SEC Documents” has the meaning set forth in Section 3.5(a).

"Company Severance Practice” has the meaning set forth in Section 6.9(c).

“Company Shareholder Approval” has the meaning set forth in Section 3.3(a).

“Company Termination Fee” has the meaning set forth in Section 8.2(b).

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of April 20, 2012, 2012, by and between Thoma Bravo and the Financial Advisor, as agent for the Company.

“Continuing Employees” has the meaning set forth in Section 6.9(a).

“Contract” means any written or oral agreement, contract, license, lease, instrument, document, option, sales or purchase order, warranty, commitment, note, bond, mortgage, indenture, guarantee or other instrument, arrangement or understanding of any kind, each as amended or modified from time to time.

“D&O Insurance” has the meaning set forth in Section 6.8(b).

“D&O Indemnified Party” has the meaning set forth in Section 6.8(a).

“Disclosure Schedule” has the meaning set forth in Article III.

“Dissenting Shares” has the meaning set forth in Section 2.5(f).

“Effective Time” has the meaning set forth in Section 2.2.

“Employee Benefit Plans” has the meaning set forth in Section 3.12(a).

“Environmental Laws” means any foreign, federal, state or local Law in effect on or prior to the Closing Date relating to the pollution or the protection of human health and safety or the environment or natural resources.

“Environmental Liabilities” has the meaning set forth in Section 3.17.

“Equity Financing” has the meaning set forth in Section 4.6.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity that would be deemed a “single employer” with another entity under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Fund” has the meaning set forth in Section 2.6(a).

“Excluded Shares” has the meaning set forth in Section 2.5(d).

“Expenses” means, with respect to any Party hereto, all documented and reasonable out-of-pocket expenses (including all reasonable fees and expenses of counsel, accountants, financial advisors, experts and consultants to such Party and its Affiliates) incurred by such Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Proxy Statement and the solicitation of shareholder approvals and all other matters related to the transactions contemplated hereby.

“FDA” has the meaning in Section 3.8(b).

“Filed SEC Documents” has the meaning set forth in Article III.

“Financing Commitment” has the meaning set forth in Section 4.6.

“GAAP” means United States generally accepted accounting principles.

“Governmental or Regulatory Authority” means any (a) nation, region, state, province, county, city, town, village, district or other jurisdiction, (b) federal, state, local, municipal, foreign or other government, (c) governmental, or quasi-governmental authority of any nature (including any governmental or quasi-governmental agency, branch, department, political subdivision, court or tribunal, or other entity), (d) multinational organization or body or (e) body entitled to exercise any administrative, executive, interpretative, judicial, legislative, police, regulatory or Tax authority or power of any nature, including self-regulatory organizations, including all statistical agencies designated by any Governmental or Regulatory Authority in connection with the regulation of workers’ compensation insurance.

“Guarantor” has the meaning set forth in the recitals.

“Guaranty” has the meaning set forth in the recitals.

“Hazardous Materials” means any hazardous or toxic substance, waste, contaminant, pollutant, gas or material which are defined, listed or regulated under, or any other substance, material or waste for which liability or standards of conduct may be imposed pursuant to, any Environmental Law, in each case, as in effect prior to or on the date hereof, including petroleum or any petroleum byproducts.

“HSR Act” has the meaning set forth in Section 3.4.

“Indebtedness” means, with respect to any Person, (a) indebtedness for borrowed money or guarantees for any indebtedness of another Person (other than trade liabilities incurred in the ordinary course of business consistent with past practice), (b) any obligations evidenced by notes, bonds, debentures or similar instruments, (c) any liability relating to any capitalized lease obligations, (d) any obligations in the ordinary course of business relating to the deferred purchase price of property or services in amounts greater than $100,000, (e) reimbursement obligations with respect to letters of credit or bonds, (f) the maximum liabilities of such Person under any “Off Balance Sheet Arrangement” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act) and (g) any obligation that, in accordance with GAAP, would be required to be reflected as debt on the balance sheet of the Company and its Subsidiaries.

“Intellectual Property” means any and all intellectual property rights of any type or nature in any jurisdiction throughout the world, including, without limitation: (a) trademarks and service marks, trade dress, product configurations, trade names, service names, logos and other indications of origin, applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (b) works of authorship, writings, drawings, mask works, data, databases, and all copyrights and protections for the foregoing, whether registered or unregistered; (c) trade secrets and other confidential or non-public information having independent economic value from not being generally known and not readily ascertainable by proper means, including, without limitation, in technology, inventions, invention disclosures, discoveries, know-how, formulas and processes; (d) patents, patent applications, provisional applications, continuations and continuations-in-part, reissues and reexaminations; (e) Internet websites, domain names and applications and registrations pertaining thereto; (f) Software; and (g) all rights to prosecute and perfect the foregoing through administrative prosecution, registration, recordation, or other proceeding, and all causes of action and rights to sue or seek other remedies arising from or relating to the foregoing, including for any past or ongoing misuse or misappropriation, anywhere in the world.

“IRS” means the United States Internal Revenue Service.

“Knowledge” means (a) with respect to the Company, the actual knowledge, after reasonable inquiry, of T. Kelly Mann, Robert Watkins, and Robert Weber and (b) with respect to Parent, the actual knowledge, after reasonable inquiry, of Seth Boro and Kenneth Virnig.

“Law” means any statutes, laws (including common law), rules, ordinances, regulations, constitutions, treaties, codes, orders, judgments, injunctions, writs, decrees or similar requirement, whether foreign or domestic, applicable to the Company or any of its Subsidiaries or Parent and any of its Subsidiaries, as applicable, or their respective properties or assets.

“Leased Real Property” has the meaning set forth in Section 3.16(b).

“Letter of Transmittal” has the meaning set forth in Section 2.6(b).

“Liens” means, with respect to any property or asset, all security interests, liens, claims, pledges, options, mortgages, conditions, restrictions (including transfer restrictions), reservations, easements, encumbrances, encroachments, rights of first refusal, rights of first offer, charges and other encumbrances of any kind or nature whatsoever.

“Major Customer” has the meaning set forth in Section 3.23.

“Major Supplier” has the meaning set forth in Section 3.23.

“Material Contract” has the meaning set forth in Section 3.9.

“Merger” has the meaning set forth in the recitals.

“Merger Consideration” has the meaning set forth in Section 2.5(a).

“Merger Sub” has the meaning set forth in the preamble hereto.

“Merger Sub Common Stock” has the meaning set forth in Section 3.5(c).

“NASDAQ” has the meaning set forth in Section 3.4.

“No-Shop Period Start Date” has the meaning set forth in Section 6.3(b).

“Notice Period” has the meaning set forth in Section 6.3(f).

“NYBCL” has the meaning set forth in the recitals.

“Open Source Software” means (a) any Software that requires as a condition of use, modification or distribution that such Software or other Software incorporated into, linked with, derived from, based upon or distributed with such Software: (i) be disclosed, licensed or distributed in source code form, (ii) be licensed for the purpose of making derivative works, and/or (iii) be redistributable at no charge, and (b) without limiting the generality of the foregoing, any Software licensed or distributed under any of the following licenses or distribution models, or licenses or distributions models similar to any of the following: GNU General Public License (GPL), Lesser/Library General Public License (LGPL), Eclipse Public License, Common Public License (CPL), Mozilla Public License, Apache Software License, and BSD License.

“OSS Modifications” means any modifications or derivatives of Open Source Software made by or on behalf of the Company or any of its Subsidiaries.

“Outside Date” has the meaning set forth in Section 8.1(b).

“Owned Intellectual Property” means (a) in the case of Software, all Owned Software, and (b) in the case of all other Intellectual Property, all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries, including all Registered Intellectual Property listed in Schedule 3.13(a).

“Owned Software” means all Software for which rights to object code and source code and related documentation are owned or purported to be owned by the Company or any of its Subsidiaries.

“Parent” has the meaning set forth in the preamble hereto.

“Parent Expenses” has the meaning set forth in Section 8.2(e).

“Parent Material Adverse Effect” means any change, event, occurrence, fact or condition that prevents or materially impairs the ability of Parent or Merger Sub to perform its obligations under, or to consummate the transactions contemplated by, this Agreement or the other Transaction Documents.

“Parent Related Parties” has the meaning set forth in Section 10.11(a)(v).

“Parent Termination Fee” has the meaning set forth in Section 8.2(c).

“Paying Agent” has the meaning set forth in Section 2.6(a).

“Permits” means any permit, license, approval, consent, permission, notice, franchise, confirmation, endorsement, waiver, certification, registration, qualification, clearance, variance or other authorization issued by or under the authority of any Governmental or Regulatory Authority or pursuant to any federal, state, local or foreign Law.

“Permitted Liens” means the following Liens: (a) Liens for Taxes, assessments or other governmental charges or levies that are not yet due and payable for which there are adequate reserves or which are being contested in good faith by appropriate proceedings; (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, repairmen and other Liens which would not, individually or in the aggregate, have a Company Material Adverse Effect; (c) Liens incurred or deposits made to a Governmental or Regulatory Authority in the ordinary course of business in connection with a Permit; (d) Liens incurred or deposits made in the ordinary course of business and on a basis consistent with past practice in connection with workers’ compensation, unemployment insurance or other types of social security; (e) any Liens which are shown as exceptions on the relevant Company’s or Subsidiary’s title insurance policies and/or title commitments or reports which have been made available to Parent and Merger Sub and which would not be reasonably expected to materially interfere with the present use of the relevant property owned by the Company or a Subsidiary; (f) zoning, building and other generally applicable land use restrictions imposed by any Governmental or Regulatory Authority having jurisdiction over the Leased Real Property; (h) Liens that have been placed by a third party on the fee title of the real property constituting the Leased Real Property or real property over which the Companies or the Subsidiaries have easement rights, in each case solely to the extent that such Lien is not attributable to, or does not result from, any material act or omission by the Company or its Subsidiaries or violate the terms of such Real Property Lease or easement agreement, as applicable; and (i) any other Liens which are not material in amount and do not materially impair the value or the continued use of the assets or properties to which they relate.

“Person” means any individual, group (including a “group” under Section 13(d) of the Exchange Act), partnership (general or limited), corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or Governmental or Regulatory Authority.

“Proxy Statement” means the proxy statement of the Company to be filed with the SEC in connection with the Merger, together with any amendment or supplement thereto.

“Real Property Leases” has the meaning set forth in Section 3.16(b).

“Record Date” has the meaning set forth in Section 6.1(b).

“Registered Intellectual Property” means all Owned Intellectual Property registered, filed, applied for or issued under the authority of, with or by any Governmental or Regulatory Authority or domain name registrar, including all patents, utility models, industrial designs, registered copyrights, registered marks, registered domain names and all applications for any of the foregoing.

“Release” means any releasing, spilling, discharging, disposing, leaking, pumping, injecting, pouring, depositing, dispersing, emitting, emptying, escaping, dumping, leaching or migrating into the indoor or outdoor environment.

“Representatives” has the meaning set forth in Section 6.5.

“Required Information” has the meaning in Section 6.13.

“Required Permits” has the meaning set forth in Section 3.8(b).

“Sarbanes-Oxley Act” has the meaning set forth in Section 3.5(a).

“Schedule Supplement” has the meaning set forth in Section 6.6(b).

“SEC” means the Securities and Exchange Commission.

“SEC Clearance Date” has the meaning set forth in Section 6.1(c).

“Securities Act” means the Securities Act of 1933, as amended.

“Shareholders’ Meeting” has the meaning set forth in Section 6.1(a).

“SHG Agreement” means that Asset Purchase Agreement by and among Strategic Healthcare Group, LLC (formerly Mediware Clinical Systems, LLC), Strategic Healthcare Group, LLC, Timothy Hannon and Mediware Information Systems, Inc., dated August 3, 2012.

“SHG Schedules and Exhibits” means the schedules and exhibits to the SHG Agreement.

“Software” means all software, computer software programs, operating systems, interfaces, firmware, algorithms, routines, modules, libraries, code and other components (in each case, in both source code and object code form), and all documentation related to the forgoing.

“Subsidiary” means, with respect to any Person, any other Person of which the securities or other ownership interests having more than 50% of the ordinary voting power in electing the board of directors or other governing body are, at the time of such determination, owned by an entity or another Subsidiary of such entity.

“Superior Proposal” means a bona fide written Acquisition Proposal (on its most recently amended or modified terms, if amended or modified) for at least fifty percent (50%) of the outstanding shares of Company Common Stock or all or substantially all of the consolidated assets of the Company and its Subsidiaries made by a third party that the Company Board or any committee thereof determines in its good faith judgment, after consultation with its financial advisor and outside legal counsel, to be, if consummated, more favorable to the Company’s shareholders than the Merger (after taking into account, among other things, the relevant terms, conditions, impact and legal, financial, regulatory and other aspects of such Acquisition Proposal and this Agreement, including without limitation financing or adequate funds, financing contingencies, regulatory and shareholder approvals, reasonable likelihood of completion, shareholder litigation and breakup fee and expense reimbursement provisions, taking into account any proposal by Parent to amend the terms of this Agreement pursuant to Section 6.3(f).

“Surviving Corporation” has the meaning set forth in Section 2.1.

“Tax” or “Taxes” means any federal, state, local or foreign taxes, charges, imposts, payments in lieu, and levies or other assessments or charges of any kind whatsoever, including all income, gross receipts, capital, transfer, profits, franchise, estimated, alternative or add-on minimum, single business, margin, inventory, bulk, production, sales, use, transfer, real property gains, recording, registration, mortgage, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, intangible property, special assessment, estimated, capital stock, social security, unemployment, occupation, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties, fines or additions to tax or additional amounts in respect of the foregoing.

“Tax Authority” means any Governmental or Regulatory Authority having jurisdiction over the assessment, determination, collection or imposition of any Tax.

“Tax Returns” means any federal, state, local or foreign (including any other governmental subdivision) return, report, information statement, estimate, declaration, statement or other form or document (including all schedules, exhibits, or any related or supporting information), required to be filed with any Governmental or Regulatory Authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws, regulations or administrative requirements relating to any Tax.

“Third Party” has the meaning set forth in Section 6.3(a).

“Transaction Documents” means this Agreement and the other agreements contemplated hereby.

“Transfer Taxes” has the meaning set forth in Section 9.1.

“Treasury Regulations” means the regulations promulgated under the Code.

“WARN Act” has the meaning set forth in Section 3.10(d).

SECTION 1.2.              Construction.  Unless the context otherwise requires, as used in this Agreement:  (i) an accounting term not otherwise defined in this Agreement has the meaning ascribed to it in accordance with GAAP; (ii) “or” is not exclusive; (iii) “including” and its variants mean “including, without limitation” and its variants; (iv) words defined in the singular have the parallel meaning in the plural and vice versa; (v) references to “written” or “in writing” include in visual electronic form; (vi) words of one gender shall be construed to apply to each gender; and (vii) the terms “Article,” “Section,” and “Schedule” refer to the specified Article, Section, or Schedule of or to this Agreement. A reference to any Person includes such Person’s successors and permitted assigns. Any references to “dollars” or “$” means dollars of the United States of America.

ARTICLE II
THE MERGER

SECTION 2.1.              The Merger.  Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the NYBCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”). For the avoidance of doubt, all references in this Agreement to the Company in respect of its rights, duties and obligations after the Effective Time shall be deemed to be references to the Surviving Corporation.

SECTION 2.2.              Closing.  The closing of the Merger (the “Closing”) shall take place as promptly as practicable (but in no event later than the third Business Day) after the satisfaction or waiver of the conditions (excluding conditions that, by their nature, cannot be satisfied until after the Closing, but subject to the satisfaction or waiver of those conditions as of the Closing) set forth in Article VII, unless this Agreement has been theretofore terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto (the date and time of the Closing being referred to in this Agreement as the “Closing Date”). The Closing shall be held at the offices of Herrick, Feinstein LLP, 2 Park Avenue, New York, NY 10016, unless another place is agreed to in writing by the parties hereto. As soon as practicable on the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger relating to the Merger (the “Certificate of Merger”) with the Secretary of State of the State of New York, in such form as required by, and executed in accordance with the relevant provisions of, the NYBCL (the date and time of such filing, or if a later date and time are specified in such filing, such specified later date and time, being the “Effective Time”).

SECTION 2.3.              Effect of the Merger.  At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the NYBCL. Without limiting the generality of the foregoing, at the Effective Time, except as otherwise provided in this Agreement, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

SECTION 2.4.              Certificate of Incorporation; By-Laws; Directors and Officers.

(a)           At the Effective Time, the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable Law.

(b)           At the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation, until thereafter amended as provided therein or by applicable Law.

(c)           The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, and, except as Merger Sub may otherwise notify the Company in writing prior to the Effective Time, the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are elected or appointed and qualified or until their death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

SECTION 2.5.              Conversion of Securities.  At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

(a)           Conversion of Company Common Stock.  Each share of common stock, par value $0.10 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than any Excluded Shares or Dissenting Shares) shall be converted into the right to receive an amount in cash equal to $22.00 without interest (the “Merger Consideration”).

(b)           Treatment of Shares.  As of the Effective Time, all shares of Company Common Stock (other than Excluded Shares and Dissenting Shares) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares and each Book-Entry Share shall thereafter represent the right to receive the Merger Consideration payable in respect of such shares of Company Common Stock.

(c)           Common Stock of Merger Sub.  As of the Effective Time, each share of common stock, par value $0.01 per share, of Merger Sub (the “Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each certificate evidencing ownership of any Merger Sub Common Stock shall evidence, from and after the Effective Time, ownership of such shares of the Surviving Corporation.

(d)           Cancellation of Treasury Stock and Parent-Owned Company Common Stock.  Each issued and outstanding share of Company Common Stock that is owned by Parent, Merger Sub or any subsidiary of Parent or Merger Sub or held in the treasury of the Company or owned by any wholly-owned Subsidiary of the Company immediately prior to the Effective Time (collectively, the “Excluded Shares”) shall automatically be canceled and retired and shall cease to exist, and no Merger Consideration or other consideration shall be delivered or deliverable in exchange therefor.

(e)           Change in Shares.  If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock shall have been changed into, or exchanged for, a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, reorganization, recapitalization, split, combination, contribution or exchange of shares, the Merger Consideration and any other number or amount contained herein which is based upon the number of shares of Company Common Stock shall be correspondingly adjusted to provide the holders of Company Common Stock, Company Options and other awards under the Company Equity Plans, the same economic effect as contemplated by this Agreement prior to such event.

(f)           Dissenting Shares.  Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has properly demanded appraisal for such shares (the “Dissenting Shares”), in accordance with the NYBCL, shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or effectively withdraws or otherwise loses such holder’s right to appraisal, but rather the holder of Dissenting Shares shall be entitled to payment of the fair market value of such Dissenting Shares in accordance with the NYBCL. If after the Effective Time any such holder of Company Common Stock fails to perfect or effectively withdraws or otherwise loses or is not otherwise entitled to such holder’s right to appraisal, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration. The Company shall give prompt notice to Parent and Merger Sub of any written demands received by the Company for appraisal of shares of Company Common Stock, and Parent and Merger Sub shall have the right to participate in and, at Parent’s election, control all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent and Merger Sub, make any payment with respect to, or settle or offer to settle, any such demands.

SECTION 2.6.              Exchange of Certificates; Payment for Shares of Company Common Stock

(a)           Paying Agent.  Prior to the mailing of the Proxy Statement, Parent or Merger Sub shall appoint an agent (the “Paying Agent”) for the purpose of (i) receiving Letters of Transmittal and (ii) distributing the Merger Consideration.  Prior to or substantially concurrently with the Effective Time, Parent shall deposit or cause to be deposited with the Paying Agent an amount of cash necessary for payment of the Merger Consideration (but not, for the avoidance of doubt, for payments in respect of Company Options, which Parent shall pay, or cause the Surviving Corporation to pay through its payroll system, to the holders of Company Options in accordance with Section 2.8(a)), which shall be deposited in a separate fund established for the benefit of the holders of shares of Company Common Stock (the “Exchange Fund”). Any income from investment of the Exchange Fund will be payable to the Surviving Corporation.

(b)           Letters of Transmittal.  Parent and the Company shall prepare a letter of transmittal (a “Letter of Transmittal”) and, promptly following the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail a Letter of Transmittal to each holder of record of shares of the Company Common Stock (other than holders of Excluded Shares) for use in surrendering certificates representing shares of Company Common Stock (“Certificates”), which Letter of Transmittal shall (i) include instructions for the receipt of the Merger Consideration to which each such holder and each holder of Book-Entry Shares will be entitled pursuant to this Agreement and (ii) specify that delivery will be effected, and risk of loss and title to a Certificate will pass, only upon delivery of such Certificate to the Paying Agent. Any termination of this Agreement in accordance with Article VIII shall result in the revocation of all Letters of Transmittal delivered to the Paying Agent on or prior to the date of such termination.

(c)           Payment.  Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive from the Paying Agent, upon surrender to the Paying Agent of a Certificate together with a properly completed Letter of Transmittal in the case of Certificates and automatically, or if required, upon receipt of an “agent’s message,” in the case of Book-Entry Shares, the Merger Consideration in respect of the Company Common Stock represented by such Certificate. Until so surrendered or transferred, as the case may be, each such Certificate shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration. No interest or dividends will be paid or accrue on any Merger Consideration payable to holders of Company Common Stock. Notwithstanding anything to the contrary contained in this Agreement, any holder of Book-Entry Shares shall not be required to deliver a Certificate but may, if required by the Paying Agent, be required to deliver an executed Letter of Transmittal to the Paying Agent and comply with such other customary procedures of the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to this Article II.  Each holder of record of one or more Book-Entry Shares whose Book-Entry Shares were converted into the right to receive the Merger Consideration shall automatically upon the Effective Time or following the Paying Agent’s receipt of the applicable Letter of Transmittal and, if required, an “agent’s message” (or, at any later time at which such Book-Entry Shares shall be so converted) be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver as promptly as practicable after such time, the Merger Consideration to which such holder is entitled pursuant to receive this Article II.

(d)           Payment to Others.  If any portion of the Merger Consideration is to be paid to a Person other than the Person listed in the register of the Company as the holder of the relevant shares of the Company Common Stock, it shall be a condition to such payment that (i) a proper instrument of transfer shall be executed for the proper transfer of such shares of Company Common Stock and (ii) the Person requesting such payment shall pay in advance to the Paying Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Paying Agent that such tax has been paid or is not payable.

(e)           Lost Certificates.  If any certificate representing shares of Company Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by Parent, the delivery by such Person of a written indemnity agreement in form and substance reasonably acceptable to Parent, and the posting by such Person of a bond in such reasonable amount as Parent may require as indemnity against any claim that may be made against it with respect to such certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration payable in respect thereof, pursuant to this Agreement.

(f)           Unclaimed Amounts.  Any portion of the Merger Consideration made available to the Paying Agent pursuant to this Section 2.6 that remains unclaimed by the shareholders one (1) year after the Effective Time shall be returned to Parent, upon demand, and any shareholder who has not exchanged shares of Company Common Stock for the Merger Consideration in accordance with this Section 2.6 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration in respect of such shares of Company Common Stock without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Company or the Company shall be liable to any holder of shares of Company Common Stock, Company Options or other Company equity awards for any amounts properly delivered to a public official pursuant to any abandoned property, escheat or other applicable Law.

(g)           Withholding.  Parent, the Surviving Company or the Paying Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock or a Company Option such amounts as Parent, the Surviving Company or the Paying Agent are required to deduct and withhold under the Code or any provision of Tax Law, with respect to the making of such payment. To the extent that amounts are so withheld by Parent, the Surviving Company or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock or Company Option in respect of whom such deduction and withholding was made by Parent, the Surviving Company or the Paying Agent.

SECTION 2.7.              Stock Transfer Books.  At the Effective Time, the stock transfer books of the Company shall be closed and thereafter, there shall be no further registration of transfers of shares of Company Common Stock theretofore outstanding on the records of the Company. From and after the Effective Time, the holders of certificates representing shares of Company Common Stock or Book-Entry Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any certificates presented to the Paying Agent or Parent for any reason and any Book-Entry Shares shall be converted into the Merger Consideration payable in respect of the shares of Company Common Stock formerly represented by such certificates or book-entry interests without any interest thereon.

SECTION 2.8.              Company Options and Other Equity Awards.

(a)           The Company shall take all actions necessary to provide that, (i) at the Effective Time, each then outstanding option to purchase shares of Company Common Stock (the “Company Options”), whether granted under any of the Company Equity Plans or otherwise, and whether or not then exercisable or vested, shall be canceled and (ii) promptly following the Effective Time, the Surviving Corporation shall pay through its payroll system to such holders of Company Options an amount in cash, without interest, with respect to each such Company Option equal to the product obtained by multiplying (A) the amount, if any, by which the Merger Consideration exceeds the exercise price relating to such Company Option by (B) the number of shares of Company Common Stock subject thereto (such payment to be net of applicable withholding Taxes). At or immediately prior to the Effective Time, each Company Option that has an exercise price that is equal to or greater than the Merger Consideration, whether or not exercisable or vested, shall be cancelled without any consideration therefor.

(b)           Prior to the Effective Time, the Company shall cause any restrictions imposed pursuant to any stock plan on any outstanding shares of Company Common Stock (such shares, “Company Restricted Stock”) to lapse and each share of Company Restricted Stock shall be subject to the same terms and conditions of this Agreement as other shares of Company Common Stock; provided, however that any term or condition more favorable to a holder of Company Restricted Stock in any employment agreement or agreement relating to the grant of such Company Restricted Stock or otherwise, in each case as set forth on Schedule 2.8(b), shall remain in full force and effect in accordance with its terms.

(c)           Prior to the Effective Time, the Company shall use its commercially reasonable efforts to take any and all actions necessary, including obtaining necessary consents, waivers or releases and/or amending and/or interpreting any provisions of the Company Equity Plans or agreements governing the terms and conditions of the Company Options, to effectuate the provisions of this Section 2.8 (including approval of the Company Board or any committee thereof). The Company shall provide that, following the Effective Time, no holder of any Company Option or shares of Company Restricted Stock shall have the right to acquire any equity interest in the Company or the Surviving Corporation in respect thereof.

(d)           Prior to the Effective Time, each of the Company, Parent and Merger Sub shall take all such steps as may be reasonably required to cause any dispositions or acquisitions of Company equity securities in connection with the transactions contemplated hereby by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act and in accordance with that certain No-Action Letter, dated January 12, 1999, issued by the SEC regarding such matters.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as (a) set forth in the disclosure schedule delivered to Parent and Merger Sub on the date hereof (the “Disclosure Schedule”), (b) disclosed in any Company SEC Document (other than (x) any disclosures contained or referenced therein under the captions “Risk Factors” (except for any historical information included therein), “Forward-Looking Statements”, “Quantitative and Qualitative Disclosures About Market Risk” (except for any historical information included therein) and any other disclosures contained or referenced therein of information, factors or risks that are predictive, cautionary or forward-looking in nature, and (y) any exhibits or other documents appended thereto) filed on or after July 1, 2009 and prior to the date hereof (the “Filed SEC Documents”) (it being understood that any matter disclosed in any Filed SEC Document shall be deemed to be disclosed in a section of the Disclosure Schedule and to qualify the Company’s representations and warranties hereunder only to the extent that it is reasonably apparent from such disclosure in such Filed SEC Document that such disclosure is applicable to such section of the Disclosure Schedule, other than, in each case, any matters required to be disclosed for purposes of Sections 3.2, 3.5(b), 3.6(a), 3.8(b), 3.12 and 3.13, which matters shall be specifically disclosed in the applicable section of the Disclosure Schedule) or (c) set forth in the SHG Agreement or the SHG Schedules and Exhibits (it being understood that any matter disclosed in the SHG Agreement or the SHG Schedules and Exhibits shall be deemed to be disclosed in a section of the Disclosure Schedule and to qualify the Company’s representations and warranties hereunder only to the extent that it is reasonably apparent from such disclosure in the SHG Agreement or the SHG Schedules and Exhibits that such disclosure is applicable to such section of the Disclosure Schedule), the Company hereby represents and warrants to Parent and Merger Sub as follows:

SECTION 3.1.              Organization and Qualification; Subsidiaries; Equity Interests.

(a)           The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The Company has the requisite corporate power to carry on its business as it is now being conducted. The Company is duly registered, qualified or authorized to do business as a foreign corporation in each jurisdiction where the nature of its business requires registration, qualification or authorization, except for those jurisdictions where the failure to be so registered, qualified or authorized would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b)           Schedule 3.1(b) sets forth a correct and complete list of all Subsidiaries of the Company. Each Subsidiary set forth on Schedule 3.1(b) is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each such Subsidiary has the requisite corporate or limited liability company power and authority, as applicable, to carry on its business as it is now being conducted. Each such Subsidiary is duly registered, qualified or authorized to do business as a foreign corporation or limited liability company, as applicable, in each jurisdiction where the nature of its business requires registration, qualification or authorization, except for those jurisdictions where the failure to be so registered, qualified or authorized would not, individually or in the aggregate, have a Company Material Adverse Effect.

(c)           Except for its interests in the Subsidiaries set forth on Schedule 3.1(b) and except for the ownership interests set forth on Schedule 3.1(c), as of the date of this Agreement, the Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person. Except as set forth on Schedule 3.1(b), all of the outstanding capital stock of or other voting securities of, or ownership interests in, each Subsidiary of the Company, is owned by the Company, directly or indirectly, free and clear of any Lien (other than Permitted Liens or transfer restrictions of general applicability as may be provided under the Securities Act or other applicable securities laws), including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests. With respect to each Subsidiary of the Company, except as set forth on Schedule 3.1(b), there are no (i) shares of capital stock or other voting securities of or equity interests in such Subsidiary, (ii) options, calls, warrants or other rights, agreements, arrangements or commitments obligating the Company or any Subsidiary to issue or sell any shares of capital stock or voting securities of or other equity interests in such Subsidiary, (iii) securities of such Subsidiary convertible into or exchangeable for shares of capital stock, voting securities or other equity interests in such Subsidiary, (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of or other equity interests in such Subsidiary or (v) bonds, debentures, notes or other indebtedness having the right to vote on any matters on which shareholders of such Subsidiary may vote.

SECTION 3.2.              Capitalization.

(a)           The authorized capital stock of the Company consists of 25,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock”). As of the date hereof, (i) the issued and outstanding shares of capital stock of the Company consists of 9,126,454 shares of Company Common Stock (which includes 629,488 shares of Company Common Stock held in the Company treasury) and zero shares of Company Preferred Stock, (ii) an aggregate of 540,375 shares of Company Common Stock are subject to outstanding Company Options, (iii) an aggregate of 60,000 shares of unvested Company Restricted Stock have been granted and (iv) the Company has reserved 1,935,671 shares of Company Common Stock for issuance to employees, directors and independent contractors of the Company pursuant to the Company Equity Plans.

(b)           All the outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to any Company Equity Plan will be, when issued in accordance with the terms thereof, duly and validly issued, fully paid and non-assessable. No shares of capital stock of the Company are owned by any Subsidiary.

(c)           Schedule 3.2(c) sets forth the following information with respect to each outstanding Company Option: (i) the holder of the Company Option; (ii) the aggregate number of shares of Company Common Stock issuable thereunder; (iii) the type of option; (iv) the grant date; (v) the expiration date; (vi) the exercise price; (vii) the vesting schedule; and (viii) the Company Equity Plan pursuant to which such Company Option was granted. Each Company Option was granted in accordance with the terms of the Company Equity Plan applicable thereto. Schedule 3.2(c) also sets forth the following information with respect to each holder of Company Restricted Stock: (i) the holder of such Company Restricted Stock; (ii) the aggregate number of shares of Company Restricted Stock held by such holder; (iii) the grant date; (iv) the vesting schedule; and (v) the Company Equity Plan pursuant to which such Company Restricted Stock was granted. Each share of Company Restricted Stock was granted in accordance with the terms of the Company Equity Plan applicable thereto.

(d)           Except as set forth in this Section 3.2 or as listed on Schedule 3.2(d), there are no (i) shares of capital stock or other voting securities of or equity interests in the Company, (ii) options, calls, warrants or other rights, agreements, arrangements or commitments obligating the Company to issue or sell any shares of capital stock or voting securities of or other equity interests in the Company, (iii) securities of the Company convertible into or exchangeable for shares of capital stock, voting securities or other equity interests in the Company, (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of or other equity interests in the Company or (v) bonds, debentures, notes or other indebtedness having the right to vote on any matters on which shareholders of the Company may vote. Neither the Company nor any of its Subsidiaries (A) is a party to any voting agreement with respect to the voting of any capital stock of or other equity interests in the Company or (B) has any obligation to repurchase, redeem or otherwise acquire any capital stock of the Company.

(e)           The copies of the Company Equity Plans that are filed as exhibits to the Company SEC Documents are complete and correct copies thereof as in effect on the date hereof.

(f)           The aggregate consideration for Company Common Stock, Company Restricted Stock, Company Options and Company Preferred Stock payable to the holders thereof under Article II (for this purpose, calculated as if there are not Dissenting Shares) as of the date of this Agreement and as of the Closing shall not exceed $193,792,277 (the “Aggregate Consideration”), which consists of amounts not to exceed (i) $185,613,254 with respect to holders of shares of Company Common Stock, (ii) $1,550,200 with respect to holders of shares of unvested Company Restricted Stock, (iii) $6,628,823 with respect to holders of Company Options and (iv) no amount in respect of Company Preferred Stock; provided that the Company shall not be deemed to have breached this Section 3.2(f) (y) solely by virtue of proper exercises of Company Options or the vesting of Company Restricted Stock outstanding as of the date of this Agreement in accordance with their terms, so long as the net effect of such exercises of Company Options does not increase the Aggregate Consideration or (z) to the extent there are changes to the relative portion of the Aggregate Consideration set forth in each of clauses (i), (ii) and (iii) of this Section 3.2(f), so long as such changes do not increase the Aggregate Consideration.

SECTION 3.3.              Authorization; Valid and Binding Agreement.

(a)           The Company has all necessary corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder and to consummate, on the terms and subject to the conditions of this Agreement and the other Transaction Documents, the transactions contemplated hereby and thereby, subject in the case of the consummation of the Merger to the approval of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock on the record date for the Shareholders’ Meeting (the “Company Shareholder Approval”). All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the other Transaction Documents to which it is a party and the performance of all obligations of the Company hereunder and thereunder has been taken, subject only to obtaining the Company Shareholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming that this Agreement is a valid and binding obligation of Parent and Merger Sub, this Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

(b)           As of the date of this Agreement, the Company Board has unanimously: (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to, and in the best interests of, the Company and its shareholders; (ii) approved this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, including the Merger, and the performance by the Company of its covenants and obligations hereunder; (iii) recommended that the Company’s shareholders vote in favor of approval and adoption of this Agreement and the Merger at the Shareholders’ Meeting (the “Company Recommendation”); and (iv) directed that this Agreement be submitted to the Company’s shareholders for their approval.

SECTION 3.4.             Governmental Filings; Conflicts.  Except as set forth on Schedule 3.4 and (i) the applicable requirements, if any, of state securities or “blue sky” laws (“Blue Sky Laws”), (ii) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the “HSR Act”), (iii) filings under the Exchange Act and the Securities Act, (iv) any filings required under the rules and regulations of the NASDAQ Capital Market (“NASDAQ”), (v) the filing of the Certificate of Merger pursuant to the NYBCL, (vi) the consents or approvals of, or notifications to, the Governmental or Regulatory Authorities set forth in Schedule 3.4 and (vii) any other actions or filings, the failure of which to take or make would not have or be reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the execution and delivery of this Agreement and the other Transaction Documents by the Company and the performance by the Company of its obligations contemplated hereby and thereby do not and will not: (A) violate, conflict with or result in a breach of the provisions of the Company’s or any of its Subsidiaries’ certificate of incorporation or bylaws or other organizational documents; (B) conflict with or result in any breach of, or constitute a default (with or without notice or lapse of time, or both) under, cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under, or require any authorization, consent, approval or waiver under any Material Contract or result in the creation of any Lien upon any assets of the Company or any of its Subsidiaries; (C) violate any order, judgment, injunction, award or decree of any court, arbitrator or Governmental or Regulatory Authority against, or binding upon, the Company or its Subsidiaries; or (D) violate, conflict with or result in a breach of any Law to which the Company or any of its Subsidiaries is subject; except in the case of each of the foregoing clause (B), (C) and (D), for such conflicts, breaches, defaults, terminations, cancellations, accelerations, changes, losses, authorizations, consents, approvals, waivers, creations, results or violations that would not, individually or in the aggregate, have a Company Material Adverse Effect.

SECTION 3.5.              Company SEC Documents; Undisclosed Liabilities.

(a)           Except as disclosed on Schedule 3.5(a), since July 1, 2009, the Company has timely filed with the SEC (subject to any extensions permitted pursuant to, and in compliance with, Rule 12b-25 of the Exchange Act) all certifications, reports and proxy statements required to be filed by it (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Company SEC Documents”). As of their respective SEC filing dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (as amended and including the rules and regulations promulgated thereunder) (the “Sarbanes-Oxley Act”), as the case may be, applicable to such Company SEC Documents as used by smaller reporting companies, and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date of this Agreement, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC or its staff. There has been no correspondence between the SEC and the Company since July 1, 2009 (other than correspondence that is publicly available on the SEC’s EDGAR system). To the Knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review. None of the Company’s Subsidiaries is subject to the reporting requirements of Section 13(a) or 15(d) under the Exchange Act.

(b)           The consolidated financial statements and condensed consolidated financial statements of the Company (including all related notes or schedules) included or incorporated by reference in the Company SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) with respect to financial statements included in Company SEC Documents filed as of the date of this Agreement, as may be expressly indicated in the notes thereto or (ii) as permitted by Regulation S-X under the Securities Act) and fairly present in all material respects the consolidated financial position and the condensed consolidated financial position, as applicable, of the Company and its Subsidiaries as of the dates thereof and the consolidated results and the condensed consolidated results, as applicable, of their operations and changes in shareholders’ equity and cash flows of such companies as of the dates and for the periods shown (subject, in the case of unaudited financial statements, to normal year-end audit adjustments, to the absence of notes and to any other adjustments expressly described therein, including any notes thereto) in accordance with GAAP. Since July 1, 2009, there has been no material change in the Company’s accounting methods or principles that would be required to be disclosed in the Company’s financial statements in accordance with GAAP, except as described in the notes thereto.

(c)           Neither the Company nor any of its Subsidiaries has any liabilities of any nature or obligations of a monetary nature (whether accrued, absolute, contingent, determinable or otherwise), except such liabilities or obligations (i) for which there are corresponding accruals or reserves in the balance sheet of the Company and its Subsidiaries (the “Company Balance Sheet”) as of June 30, 2012 (the “Balance Sheet Date”), or disclosed with respect thereto in the accompanying financial statement notes included in the Filed SEC Documents, (ii) incurred after the Balance Sheet Date in the ordinary course of business, (iii) incurred in connection with the Transactions, (iv) incurred under any Contract pursuant to which the Company has payment obligations of less than $250,000, other than liabilities or obligations due to breach thereunder or except as set forth on Schedule 3.5(c), (v) incurred under any Material Contracts described under Sections 3.9(a)(i) or Section 3.9(a)(x)(B) or (vi) as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of any type (including any off-balance sheet arrangement required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act) that have not been so described in the Company SEC Documents nor any obligations to enter into any such arrangements.

(d)           The Company has designed and maintained a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting. The Company (i) has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and (ii) since July 1, 2009, has disclosed to the Company’s auditors and the audit committee of the Company Board (and made summaries of such disclosures available to Parent) (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. No executive officer of the Company has failed to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act.

(e)           The Proxy Statement to be sent to the shareholders of the Company in connection with the Shareholders’ Meeting shall not, on the date the Proxy Statement is first mailed to shareholders of the Company or at the time of the Company Shareholders’ Meeting, contain any untrue statement of material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not false or misleading in light of the circumstances under which they are made. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation with respect to information supplied by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement.

(f)            Since July 1, 2009, the Company has complied in all material respects with the applicable listing and corporate governance rules and regulations of NASDAQ.

(g)           The Company has adopted a code of ethics, as defined by Item 406(b) of Regulation S-K promulgated under the Exchange Act, for senior financial officers, applicable to its principal financial officer, comptroller or principal accounting officer, or persons performing similar functions. To the Knowledge of the Company, there have been no violations of provisions of the Company’s code of ethics.

SECTION 3.6.              Absence of Certain Developments.

(a)           Since the Balance Sheet Date through the date hereof, there has not occurred any event, state of facts, circumstances, development, change or effect that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since the Balance Sheet Date through the date hereof, the Company and its Subsidiaries (on a consolidated basis, taken as a whole) have conducted their respective businesses in the ordinary course of business consistent with past practice.

(b)           Except as set forth on Schedule 3.6, since the Balance Sheet Date through the date hereof, the Company and its Subsidiaries have not taken any action that, if taken during the period from the date of this Agreement through the Effective Time without Parent’s consent, would constitute a breach of Section 5.1.

SECTION 3.7.              Litigation.  Except as set forth in Schedule 3.7, there are no claims, complaints, actions, suits, proceedings, subpoenas, audits or investigations (each, an “Action”) pending or, to the Knowledge of the Company, threatened, before any Governmental or Regulatory Authority or before any arbitrator, brought by or against the Company or any of its Subsidiaries involving, affecting or relating to the Company, any Subsidiary, the assets, properties or rights of the Company or its Subsidiaries, the transactions contemplated by this Agreement or any current or former officer, director or employee of the Company or any of its Subsidiaries for which the Company or any of its Subsidiaries may be liable. There is no judgment, decree, settlement, injunction, ruling or order of any Governmental or Regulatory Authority or before any arbitrator outstanding, or to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries (including any of the foregoing applicable to the Owned Intellectual Property restricting the ownership, use, validity or enforceability of the same) which has had, or would reasonably be expected to have, individually or in the aggregate, a material effect on the business or financial condition of the Company and its Subsidiaries, taken as a whole. There is not currently any internal investigation or inquiry being conducted by the Company, the Company Board (or any committee thereof) or, to the Knowledge of the Company, any Third Party or Governmental or Regulatory Authority at the request of any of the foregoing concerning any material financial, accounting, tax, conflict of interest, self-dealing, fraudulent or deceptive conduct or other material misfeasance or malfeasance issues.

SECTION 3.8.              Compliance with Law; Permits.

(a)           The operations of the business of the Company and its Subsidiaries comply, and for the past three (3) years the Company and its Subsidiaries have complied, in all material respects with all applicable Laws of all Governmental and Regulatory Authorities having jurisdiction over the Company, including, without limitation, the Exchange Act and the Securities Act and the rules and regulations promulgated under each of them, the rules and regulations of self-regulatory organizations including, without limitation, each applicable exchange (as defined under the Exchange Act), and the regulations and requirements of the FDA. Notwithstanding the foregoing, the representations and warranties in this Section 3.8 do not apply to matters with respect to Section 3.10 (Employees and Labor), Section 3.11 (Tax Matters), Section 3.12 (Employee Benefit Plans), Section 3.13 (Intellectual Property) or Section 3.17 (Environmental Matters). The Company complies in all material respects with all relevant Laws and its own policies with respect to the privacy of all users and customers (and customers or patients of customers), and any of their personally identifiable information, and no claims have been asserted or, to the Knowledge of the Company, threatened against the Company by any Person alleging a material violation of any of the foregoing.

(b)           Except as disclosed on Schedule 3.8(b), the Company and its Subsidiaries are not now subject, and have not been subject during the previous three (3) years, to any adverse inspection, finding, recall, investigation, penalty assessment, audit or other compliance or enforcement action by the U.S. Food & Drug Administration (“FDA”) or any other Governmental or Regulatory Authority having responsibility for the regulation of the Company Products, nor has the Company received during the previous three (3) years any notice from the FDA or any other Governmental or Regulatory Authority that it has commenced, or threatened to initiate, any Action to withdraw approval, enjoin the sale of or place other sales or marketing restrictions on or request the recall of any of the Company Products. Except as disclosed on Schedule 3.8(b), the Company and its Subsidiaries have obtained all necessary approvals and authorizations from the FDA and other authorities for their current and past business activities. The Company and its Subsidiaries have not made any material false statements or material false omissions in their applications or other submissions to the FDA or other Governmental or Regulatory Authorities.

(c)           Schedule 3.8(c) sets forth a correct and complete list of all material Permits issued or granted by any Governmental or Regulatory Authority to the Company and its Subsidiaries relating to their respective businesses (collectively, the “Required Permits”). The Company or its Subsidiaries, as applicable, owns, holds or possesses all Required Permits and all such Required Permits are in full force and effect.

(d)           Except as disclosed on Schedule 3.8(d), since June 1, 2007, neither the Company nor any Subsidiary has received any written notice or communication from any Governmental or Regulatory Authority regarding any actual, alleged, or potential material violation of (or investigation with respect thereto) any Law or failure to comply with the terms or requirements of any Required Permit.

SECTION 3.9.              Material Contracts.

(a)           Schedule 3.9(a) sets forth as of the date hereof a correct and complete list of each of the following Contracts to which the Company or any Subsidiary is a party (collectively, the “Material Contracts”):

(i)             any shareholders agreement or agreement relating to the issuance, voting, repurchase, redemption or transfer of any securities of the Company or any Subsidiary or the granting of any registrations rights with respect thereto;

(ii)            any Contract relating to Indebtedness, including any loan, bridge loan, credit or security agreements, but excluding any ordinary course trade payables and receivables;

(iii)           any joint venture or partnership agreements or similar arrangements with third parties;

(iv)           any Contract that (A) purports to limit in any respect the Company or its Subsidiaries from engaging or competing in any lines of business, market or geographic area or with any Person, (B) grants any exclusive rights to any Person, including, without limitation, any exclusive license, supply or distribution agreement or which could have such effect after the Closing, (C) grants any rights of first refusal or rights of first negotiation with respect to any product or service of the Company; except for limitations or rights that are not material to the Company and its Subsidiaries, taken as a whole;

(v)            any Contract that limits in any respect the Company or its Subsidiaries from hiring or soliciting for hire the employees or contractors of any third party (other than non-hire and non-solicitation provisions contained in confidentiality agreements), except for (A) limitations that are not material to the Company and its Subsidiaries taken as a whole and (B) customer Contracts entered into in the ordinary course of business that may include non-solicit or similar provisions;

(vi)           any Contract under which the Company or any of its Subsidiaries paid or received more than $300,000 during the fiscal years ended June 30, 2010, 2011 or 2012;

(vii)          any Contract of the Company that would be required to be filed as an exhibit to one or more of the Company SEC Documents pursuant to Item 601(b)(10) of Regulation S-K;

(viii)         any Contract that provides for an obligation of the Company or any of its Subsidiaries (whether absolute, accrued, contingent or otherwise) as guarantor with respect to any Person other the Company or any of its Subsidiaries;

(ix)           any Contract that is a surety contract or agreement in which the Company is the provider of the surety;

(x)            any (A) consulting (other than those that are terminable on no more than thirty (30) days prior notice and that provides for a termination fee of less than $50,000), change of control, retention or severance agreement or arrangement or (B) employment agreement (x) with any officer of the Company or its Subsidiaries which provides for mandatory annual salary and cash bonus in the aggregate of in excess of $150,000 or (y) which includes any bonus or other amount payable in connection with the transactions contemplated hereby;

(xi)           any Contract pursuant to which the Company or any of its Subsidiaries has acquired any rights in or to any Intellectual Property owned by a third party, excluding any Contract for off-the-shelf Software or other Intellectual Property (A) not material to the functionality or provision of the Company Products or (B) used solely for the Company’s or such Subsidiary’s internal use and does not materially adversely impact the operations of the Company in the ordinary course of business;

(xii)          any Contract pursuant to which the Company or any of its Subsidiaries has licensed or transferred any rights in or to any Owned Intellectual Property to a third party (excluding non-exclusive licenses or sublicenses entered into with customers or distributors in the ordinary course of business under terms substantially similar to those contained in the agreements with such customer or distribution, as applicable, provided to Parent);

(xiii)          (A) any Contract containing an agreement by the Company or any of its Subsidiaries to provide any Person with access to the source code for any Company Products or (B) any Contract between the Company or any of its Subsidiaries and an escrow agent to provide for the source code for any Company Products to be put in escrow;

(xiv)         any Contract pursuant to which the Company or any of its Subsidiaries obtains co-location or hosting services in connection with the hosted Company Products;

(xv)          any Contract under which the Company or any of its Subsidiaries has, directly or indirectly, made any loan, capital contribution to, or other investment in, any Person (except for the Company or any of its Subsidiaries), other than (A) extensions of trade credit in the ordinary course of business consistent with past practice and (B) investments in marketable securities in the ordinary course of business consistent with past practice;

(xvi)         each Contract under which the Company or any of its Subsidiaries has any obligations (including indemnification obligations) which have not been satisfied or performed (other than confidentiality obligations) relating to the acquisition or disposition of all or any portion of any business (whether by merger, sale of stock, sale of assets or otherwise) for consideration in excess of $150,000, except for acquisitions or dispositions of inventory, properties and other assets in the ordinary course of business;

(xvii)        any Contract entered into in connection with the settlement or other resolution of any Action under which the Company or any of its Subsidiaries have any continuing obligations, liabilities or restrictions that are material to the Company and its Subsidiaries, taken as a whole, or that involved payment by the Company or any of its Subsidiaries of more than $150,000;

(xviii)       any Contract or plan, including any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

(xix)          any Contract (other than pursuant to organizational documents) providing for indemnification by the Company of any officer, director or employee of the Company, but only if the terms of such Contract differ materially from the form of indemnification agreement filed with the Company SEC Documents;

(xx)           any Contract or arrangement that prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries, prohibits the pledging of the capital stock of the Company or any of its Subsidiaries or prohibits the issuance of guarantees by any of the Company’s Subsidiaries;

(xxi)          any Contract that would prohibit or materially delay the consummation of the Merger or otherwise materially impair the ability of the Company to perform its obligations hereunder;

(xxii)         any Contract or arrangement that involves any Company Related Party and involves continuing liabilities or obligations of the Company or its Subsidiaries;

(xxiii)        any Contract that involves any exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract, or any other interest-rate , commodity price, equity value or foreign currency protection contract;

(xxiv)       any Contract that contains a put, call or similar right pursuant to which the Company or any of its Subsidiaries could be required to purchase or sell, as applicable, any equity interests of any Person or assets;

(xxv)        any collective bargaining agreement or other agreement with any labor organization; and

(xxvi)       any Contract requiring capital expenditures (as defined in GAAP) in excess of $50,000 in the aggregate after the Effective Date.

(b)           Each Material Contract is (i) in full force and effect on the date hereof and (ii) valid, binding and enforceable against the Company or such Subsidiary and, to the Knowledge of the Company, against each other party thereto, in accordance with its terms, except where the failure to be valid, binding and enforceable has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any Subsidiary is in default or breach under any of the Material Contracts, nor, to the Knowledge of the Company, are there facts or circumstances which have occurred or currently exist which, with or without the giving of notice or the passage of time or both, would constitute a default or breach under any of the Material Contracts, except for such defaults or breaches that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth on Schedule 3.9(b), since the Balance Sheet Date, none of the Company or any Subsidiary has received written or, to the Knowledge of the Company, oral notice of cancellation or termination of, or of the intention to cancel or terminate, any Material Contract. Complete, correct and unredacted copies of each Material Contract, as amended and/or supplemented, have been filed with the SEC or made available by the Company to Parent and its counsel.

SECTION 3.10.            Employees and Labor.

(a)           The Company and its Subsidiaries are, and since July 1, 2009 have been, in compliance in all material respects with all Laws regarding employment, including without limitation wages, hours, collective bargaining, equal opportunity, layoffs, workplace safety, immigration, and the payment and withholding of social security and other Taxes. Except as set forth on Schedule 3.10(a), since July 1, 2009, no complaint or Action against the Company or any Subsidiary has been filed or, to the Company’s Knowledge, threatened to be filed with or by the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental or Regulatory Authority that regulates labor or employment practices. Except as set forth on Schedule 3.10(a), there is no pending or, to the Knowledge of the Company, threatened grievance or Action against the Company or any Subsidiary by any current or former employee or director relating to such person’s employment with or services to the Company or any Subsidiary.

(b)           Neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreement, other agreement or understanding or work rules or practice with any labor union, labor organization or works council, and no employee of the Company or any of its Subsidiaries is subject to or covered by any collective bargaining agreement, other agreement or understanding, or work rules or practice, or is represented by any labor union, labor organization or works council.

(c)           There is not in existence any pending or, Company’s Knowledge, threatened: (i) strike, slowdown, stoppage, picketing, interruption of work, lockout or any other dispute or controversy with or involving a labor union, labor organization or works council, or with respect to unionization or collective bargaining, and no such dispute or controversy has occurred within the past five (5) years; or (ii) labor-related organizational effort, election activities, or request or demand for negotiations, recognition or representation by any labor organization.

(d)           During the past three (3) years, neither the Company nor any of its Subsidiaries has implemented any plant closing or employee layoffs requiring notice to affected employees under the Worker Adjustment and Retraining Notification Act of 1988 (“WARN Act”) as amended, or any similar state or local Law.

SECTION 3.11.            Tax Matters.

(a)           (i) All material Tax Returns required to be filed by the Company and each of its Subsidiaries have been timely filed with the appropriate Tax Authority (after giving effect to any valid extensions of time within which to make such filings), (ii) all such Tax Returns are correct in all material respects as of the time of such filing, (iii) all material Taxes required to be paid by the Company and each of its Subsidiaries (whether or not shown as due on such Tax Returns) have been timely paid and (iv) with respect to any taxable period for which such Tax Returns have not yet been filed, or for which Taxes are not yet due and owing, the Company and each of its Subsidiaries have made accruals required by GAAP for such Taxes. No Person has waived or extended any period of limitations for assessment in respect of material Taxes or material Tax Returns of the Company or any of its Subsidiaries which waiver is currently in effect, and there are no written requests or demands to extend or waive any such periods of limitation. There are no Liens (other than Permitted Liens) for Taxes upon any assets of the Company or any of its Subsidiaries.

(b)           All material deficiencies asserted or assessments made as a result of any examinations by any Tax Authority with respect to the Company or any of its Subsidiaries have been fully paid, and no material reassessments, assessments, audits, inquiries, claims, suits, proceedings or investigations relating to Taxes or Tax Returns (each, an “Audit”) of the Company or any of its Subsidiaries are in progress, pending or have been threatened in writing since July 1, 2011.

(c)           The Company is not, and has never been, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(d)           Each of the Company and its Subsidiaries has properly withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any shareholder, employee, creditor, independent contractor, or other third party.

(e)           Except as set forth in Schedule 3.11, no unresolved claim has been made by a taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that such Person is or may be subject to taxation by such jurisdiction.

(f)           None of the Company or its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (ii) has any liability for the Taxes of any Person (other than any of the Company or its Subsidiaries) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

SECTION 3.12.            Employee Benefit Plans.

(a)           Schedule 3.12(a) lists all “employee benefit plans” (as defined in Section 3(3) of ERISA) and all other benefits or compensation plans, programs, arrangements, policies or payroll practices, including any plan, program, arrangement, policy or payroll practices providing severance pay, retention, bonuses, commissions, profit-sharing, savings, incentive, change of control, parachute, stock purchase, stock options or other equity-based awards, insurance, deferred compensation, pension, medical, retirement or other similar fringe or employee benefits, in each case sponsored or maintained by the Company or any of its Subsidiaries, to which the Company or any of its Subsidiaries is obligated to contribute , or with respect to which the Company or any of its Subsidiaries has any material actual or contingent liability or obligation (each, an “Employee Benefit Plan”).

(b)           With respect to each Employee Benefit Plan, the Company has provided to Parent and Merger Sub true and complete copies of each of the following documents, to the extent applicable: (i) the Employee Benefit Plan (including all amendments thereto) and any related trust agreements, insurance contracts or funding arrangements; (ii) the most recent annual report, including all schedules and financial and actuarial reports, if required under ERISA or the Code; (iii) the most recent summary plan descriptions and material modifications, if required under ERISA; (iv) written descriptions of all material non-written agreements relating to the Employee Benefit Plans; (v) all material written communications to or from any Governmental or Regulatory Authority relating to the Employee Benefit Plans; (vii) all material written communications to or from any third party vendor, third party administrator or investment manager during the three most recent plan years; and (viii) the most recent determination letter received from the IRS with respect to each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code.

(c)            Each Employee Benefit Plan has been established, maintained, funded and administered, in form and operation in accordance with its terms, and is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable Laws. All contributions (including all employer contributions and employee salary reduction contributions) and premium payments required to have been made under any of the Employee Benefit Plans have been made by the due date thereof and all contributions and premium payments for any period ending on or before the Closing Date which are not yet due will have been paid or accrued prior to the Closing Date. There are no pending or, to the Company’s Knowledge, threatened Actions, audits, hearings, arbitrations, or disputes relating to any Employee Benefit Plan (other than routine claims for benefits).

(d)            Each Employee Benefit Plan that is intended to meet the requirements of a “qualified plan” under Section 401(a) of the Code has received a current favorable determination letter from the Internal Revenue Service and there are no facts or circumstances that could reasonably be expected to adversely affect the qualified status of any such Employee Benefit Plan.

(e)            Neither the Company, any of its Subsidiaries, nor any of its or their ERISA Affiliates maintains or contributes to or maintained or was required to contribute to, or has any actual or contingent liability or obligation under or with respect to, (i) any plan or arrangement that is or was subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, (ii) any plan or arrangement that is or was a multiple employer welfare arrangement within the meaning of Section 3(40) of ERISA, or (iii) a multiple employer plan within the meaning of Section 413(c) of the Code. Neither the Company nor any of its Subsidiaries has any actual or contingent liability or obligation in respect of or relating to any “employee benefit plan” (within the meaning of Section 3(3) of ERISA) by virtue of its being treated at any time as a single employer with any other Person pursuant to Section 414 of the Code.

(f)            Neither the Company nor any of its Subsidiaries has any obligations for, or liabilities with respect to, post-termination or retiree welfare or welfare-type benefits, except for benefits required to be provided under Section 4980B of the Code or any other applicable Law requiring continuation of health coverage and for which the beneficiary pays the entire premium cost.

(g)           No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary duty (as determined under ERISA) has occurred with respect to any Employee Benefit Plan.

(h)           All Employee Benefit Plans subject to the Laws of any jurisdiction outside of the United States (i) have been maintained, funded and administered in accordance with their terms and applicable Law, (ii) if they are intended to qualify for special Tax treatment, meet all requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved, are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

(i)             Except as set forth on Schedule 3.12 (i), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due, or increase the amount or value of any compensation or benefits otherwise payable or required to be paid to any current or former employee, director, officer, contractor or consultant of the Company or any of its Subsidiaries or with respect to any Employee Benefit Plan; (ii) increase any benefits otherwise payable under any Employee Benefit Plan; or (iii) result in the acceleration of the time of payment, funding or vesting of any such compensation or benefits.

(j)             Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in the payment of any amount that would, individually or in combination with any other payment, not be deductible as a result of Section 280G of the Code.

(k)            Each Employee Benefit Plan that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code complies in all material respects in form and operation with Section 409A of the Code and the regulations thereunder so as to avoid any Tax, penalty or interest under Section 409A of the Code. None of the Company or any of its Subsidiaries has any indemnity obligation for any Taxes imposed under Section 4999 or 409A of the Code. Each Employee Benefit Plan that constitutes a “nonqualified deferred compensation plan” of a “nonqualified entity” within the meaning of Section 457A of the Code complies in all material respects in form and operation with Section 457A of the Code and all applicable IRS guidance promulgated thereunder so as to avoid any Tax, penalty or interest under Section 457A of the Code.

SECTION 3.13.            Intellectual Property.

(a)           Schedule 3.13(a) sets forth a complete and accurate list of the Registered Intellectual Property. No interference, opposition, reissue, reexamination, or similar proceeding is pending that could reasonably be expected to affect in any material respect the ownership, validity, enforceability or scope of such Registered Intellectual Property. All filings, payments and other actions required to be made or taken to prosecute, receive issuance or grant of, and maintain each item of Registered Intellectual Property in full force and effect have been made to date by the applicable deadline, except in regard to Registered Intellectual Property not material to the business of the Company or any of its Subsidiaries that the Company or such Subsidiary in its reasonable business judgment has determined to abandon or permit to lapse and which is so marked in Schedule 3.13(a). The Company and its Subsidiaries are the sole owners of all of the Registered Intellectual Property, and the Registered Intellectual Property is subsisting, valid and enforceable, and not subject to any Lien other than Permitted Liens. No Actions have been commenced within the five (5) years preceding the date hereof, are pending, or, to the Knowledge of the Company, are threatened contesting or challenging the enforceability, validity, ownership or use by the Company or any Subsidiary of any Owned Intellectual Property.

(b)           The Company and its Subsidiaries own exclusively, or license or otherwise have the right to use (pursuant to a valid and enforceable Contract set forth in Schedule 3.9(a)(xi) (or not required to be set forth therein)), free and clear of all Liens except for Permitted Liens, all Intellectual Property necessary for or used in the conduct of the business of the Company and its Subsidiaries as currently conducted; provided, however, that the foregoing is not, and shall not be deemed to be or constitute, any representation or warranty of non-conflict, non-infringement, non-dilution, non-misappropriation, non-violation or non-interference with any Intellectual Property rights of another Person, which representation and warranty is solely set forth in the first sentence of Section 3.13(d) below.

(c)           To the Knowledge of the Company, no Person has conflicted with, infringed upon, diluted, misappropriated, violated or interfered with, or is conflicting with, infringing upon, diluting, misappropriating, violating or interfering with, any of the rights of the Company or any of its Subsidiaries with respect to the Owned Intellectual Property, except for any of the foregoing which has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d)           Neither the conduct of the business of the Company and its Subsidiaries as currently conducted, nor the use of the Company Products in accordance with their documentation, has conflicted with, infringed upon, diluted, misappropriated, violated or interfered with or is conflicting with, infringing upon, diluting, misappropriating, violating or interfering with any Intellectual Property rights of any other Person, except for any of the foregoing which has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth on Schedule 3.13(d), (i) neither the Company nor any of its Subsidiaries has received any written notice of any claim or assertion alleging (A) the invalidity, misuse or unenforceability of any of the Intellectual Property owned or used by the Company or such Subsidiary or (B) that the Company Products or the conduct of the Company’s or any of its Subsidiaries’ business conflict with, infringe upon, dilute, misappropriate, violate or interfere with the Intellectual Property rights of any other Person (including any demand or request that the Company or any of its Subsidiaries license any rights from any Person), (ii) there have not been commenced within the five (5) years preceding the date hereof, there are not pending, and, to the Knowledge of the Company, there are not threatened, in writing any Actions by any Person against the Company or any of its Subsidiaries alleging any of the foregoing, and to date (iii) neither the Company nor any of its Subsidiaries has received any written notice of any claim or assertion made against any Person, who may be entitled to be indemnified, defended or held harmless by the Company or such Subsidiary for any conflict with, infringement upon, dilution, misappropriation, violation or interference with any Intellectual Property Rights of another Person.

(e)           The Company and its Subsidiaries take and have taken commercially reasonable actions to maintain, preserve, and protect, in all material respects, any Owned Intellectual Property, including by: (i) requiring, through signed written agreements with the Company or a Subsidiary, as the case may be, all Persons who receive trade secret or confidential or proprietary data or information of the Company or a Subsidiary not to disclose such trade secrets, data or information to any third party, and not to use such trade secrets, data or information for any purpose other than the purposes expressed in the applicable agreement; and (ii) entering into signed written agreements with all employees and independent contractors of the Company or any of its Subsidiaries, whose day-to-day activities as an employee or contractor involve or involved the creation of Intellectual Property for the Company or any of its Subsidiaries, conveying a present grant of exclusive ownership of such Intellectual Property to the Company or such Subsidiary. To the Knowledge of the Company, no such Persons are in violation of any term of any of the foregoing agreements.

(f)           The Company and its Subsidiaries maintain policies and procedures regarding data security and privacy that are intended to ensure that the Company and its Subsidiaries are in compliance, in all material respects, with all applicable Laws. The Company and its Subsidiaries are, and for the last three (3) years have been, in compliance in all material respects with (i) such foregoing policies and procedures, and (ii) all applicable data protection or privacy Laws governing the use, collection, storage, disclosure and transfer of any personally identifiable information of third parties collected by the Company or any of its Subsidiaries. Since July 1, 2009, (A) to the Knowledge of the Company, there have not been any (1) losses or thefts of data or security breaches relating to data used or stored in the business of the Company and its Subsidiaries, (2) violations of any security policy regarding any such data, (3) unauthorized access or unauthorized use of any data, or (4) other than as set forth on Schedule 3.13(f)(A)(4), unintended or improper disclosure of any personally identifiable information in the possession, custody or control of the Company or a Subsidiary or a contractor or agent acting on behalf of the Company or a Subsidiary, and (B) there have not been any written complaints, written notices or legal proceedings or other written claims related to any of the foregoing in clauses (f)(ii) or (f)(A)(1) through (4). Without limiting the foregoing, the Company and its Subsidiaries, the operation of their respective business, and the delivery as a service or contemplated end-user use of the Company Products in accordance with their documentation, complies in all material respect with all privacy- and information security- related laws and regulations applicable thereto, and there is no legal or regulatory Action pending, or, to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries alleging any failure by the Company or such Subsidiary or the Company Products to comply with any such laws or regulations.

(g)           The Company and its Subsidiaries possess the source code, object code and internal technical documentation (including complete source code files) for all Owned Software (including the Owned Software embodied in the Company Products) currently offered or planned to be offered for license by, or which currently generates support or maintenance revenue for, the Company and its Subsidiaries. No Person other than the Company and its Subsidiaries has any ownership right or interest in or with respect to any Owned Software (including the Owned Software embodied in the Company Products), except for unassignable moral rights or other rights in copyrights that are unassignable as a matter of Law. The Company and its Subsidiaries have disclosed source code to Owned Software (including the Owned Software embodied in the Company Products) only pursuant to written agreements containing confidentiality terms that reasonably protect the Company’s or its Subsidiary’s exclusive ownership rights in such Owned Software. Except with respect to the source code escrow commitments set forth on Schedule 3.13(g), no Owned Software (including the Owned Software embodied in the Company Products) is subject to any obligation (whether present, contingent or otherwise) that would require the Company or its Subsidiaries to divulge, license or otherwise provide to any Person the source code for any such Owned Software.

(h)           The Company and its Subsidiaries have used commercially reasonable efforts to prevent the unauthorized introduction into the Owned Software, and to the Knowledge of the Company, the Owned Software does not contain, any unauthorized “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry) or any other unauthorized code designed or intended to disrupt or disable the operation of, or provide unauthorized access to, a computer system or network on which such code is stored or installed.

(i)            Neither the Company nor any of its Subsidiaries uses or has used any Open Source Software or any OSS Modifications in connection with any Owned Software (including the Owned Software embodied in the Company Products) in a manner that: (i) would grant or purport to grant to any Person any rights to or immunities under any Owned Intellectual Property that is material to the business of the Company or (ii) requires, or has as a condition of its use or distribution, the disclosure, licensing, or distribution of the source code for any such Owned Software or otherwise imposes an obligation on the Company or any of its Subsidiaries to distribute any such Owned Software on a royalty-free basis. Except as would not reasonably be expected to have a Company Material Adverse Effect, where it has distributed Open Source Software or OSS Modifications, the Company or its Subsidiary has complied with the attribution and other requirements dictated by the licenses governing the use and distribution of such Open Source Software or OSS Modifications.  Neither the Company nor any of its Subsidiaries have received any requests from any Person for disclosure of the source code for any of the Owned Software (including the Owned Software embodied in the Company Products) pursuant to a license governing Open Source Software.  Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries use commercially reasonable procedures to review the requirements associated with Open Source Software prior to the use thereof in connection with any Owned Software (including the Owned Software embodied in the Company Products).

(j)            The execution, delivery and performance of this Agreement, and consummation of the Merger and the other transactions contemplated hereby, will not, with or without notice or the lapse of time, result in or give any other Person the right or option to cause or declare: (i) a loss of, or Lien on, any Owned Intellectual Property; (ii) the limitation of the license grant under or the termination of any material license of Intellectual Property rights of a third party to the Company or any of its Subsidiaries (including any license set forth in Schedule 3.9(a)(x) (or not required to be set forth therein)) or the supplemental payment of any kind by the Company or any of its Subsidiaries to any such third party as a result of the Closing to retain the benefit of any such license following the Closing; (iii) the release, disclosure, or delivery of any Owned Intellectual Property (including the source code for any Company Products) by or to any escrow agent or other Person; or (iv) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any of the Owned Intellectual Property or Company Products.

(k)           Neither the Company nor any of its Subsidiaries is currently involved in, nor, to the Knowledge of the Company, do any facts, conditions or circumstances exist that would reasonably be expected to lead to, any material dispute with respect to the Contracts set forth on Schedule 3.13(k).

SECTION 3.14.            Assets of the Company.

(a)           The properties, assets, interests in properties and rights owned, leased, licensed or otherwise held by the Company or a Subsidiary, and the approvals of Company employees and contractors by Governmental or Regulatory Authorities constitute all the properties, assets, interests in properties and rights necessary to permit the Company and its Subsidiaries to carry on their respective businesses as of immediately after the Closing in all material respects as carried on as of immediately prior to the Closing. All material tangible properties and assets of the Company and its Subsidiaries are in sufficient operating condition, ordinary wear and tear excepted. Other than with respect to real property, which is the subject of Section 3.16, with respect to the property and assets they lease, the Company and its Subsidiaries are in compliance in all material respects with such leases and hold a valid leasehold interest, except for those that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

SECTION 3.15.            Insurance.  The Company and its Subsidiaries and their respective properties are insured in such amounts, against such risks and losses and with such insurers as are prudent when considered in light of the nature of the properties and businesses of the Company as currently conducted. Schedule 3.15 sets forth a correct and complete list of all insurance policies relating to the assets, business, operations, employees, officers or directors of the Company and its Subsidiaries as of the date hereof. Such policies are in full force and effect, neither the Company nor any of its Subsidiaries is in material breach of or default under any such policies and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute a material breach of or default under any such policies. As of the date hereof, the Company has not received any termination or threatened termination of any of such policies and such policies are in full force and effect. There is no claim by the Company or any of its Subsidiaries pending, nor has there been a claim pending during the past three (3) years, under any of such policies as to which the Company has been notified that coverage has been questioned, denied or disputed by the underwriters of such policies. Since July 1, 2009, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all premiums due and payable under all of such policies have been paid when due.

SECTION 3.16.            Real Property.

(a)           Neither the Company nor any of its Subsidiaries owns any real property, nor had any of them owned any real property since July 1, 2009.

(b)           Schedule 3.16(b) sets forth the address of each parcel of real property leased or subleased by the Company or its Subsidiaries (the “Leased Real Property”), and a true and complete list of all leases, subleases or other occupancy agreements, written or oral, to which any of the Company or its Subsidiaries are a party relating to such Leased Real Property (including all amendments, extensions, renewals, guaranties and other agreements with respect thereto) (the “Real Property Leases”), including the date and name of the parties to each such Real Property Lease. The Company has delivered or made available to Parent and Merger Sub a true and complete copy of each such Real Property Lease, and in the case of any oral Real Property Lease, a written summary of the material terms of such Real Property Lease. Neither the Company nor any of its Subsidiaries has transferred, mortgaged or assigned any interest in any such Real Property Lease, nor has the Company or any of its Subsidiaries subleased or otherwise granted rights of use or occupancy of any of the premises described therein to any other Person. Except as set forth on Schedule 3.16(b), with respect to each Real Property Lease: (i) such Real Property Lease is in full force and effect and is valid and binding on the Company and its Subsidiaries, as applicable and, to the Knowledge of the Company, each other party thereto and enforceable in accordance with its terms; (ii) none of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any other party to such Real Property Lease is in material breach or violation of, or in material default under, such Real Property Lease, and, to the Knowledge of the Company, no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default; (iii) the Company’s and its Subsidiaries’, as applicable, possession and quiet enjoyment of the Leased Property under such Real Property Lease has not been disturbed in any material respect and, to the Knowledge of the Company, there are no material disputes with respect to such Real Property Leases; (iv) the Merger does not require the consent of any other party to such Real Property Lease, will not result in a breach of or default under such Real Property Lease, or otherwise cause such Real Property Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing; and (v) no security deposit or portion thereof deposited with respect to such Real Property Lease has been applied in respect of a breach or default under such Real Property Lease which has not been redeposited in full.

SECTION 3.17.            Environmental Matters.  To the Knowledge of the Company, neither the Company nor any of its Subsidiaries (nor any other Person whose liability the Company or any of its Subsidiaries has assumed or undertaken expressly or by operation of Law) has any material liability: (i) relating to the violation by the Company or any of its Subsidiaries, as applicable, or the operation of their respective businesses or the Leased Real Property, of any Environmental Law; or (ii) with respect to, or relating to, the generation, presence, disposal, Release, threatened Release, handling, transportation, treatment, storage, cleanup or contamination of or by any Hazardous Material, including without limitation by the Company or any of its Subsidiaries at any of the Leased Real Property or any former properties (any such liability, an “Environmental Liability”). The Company has not received any written notice, report or other information regarding any actual or alleged material violation of Environmental Laws, or any material liability arising under Environmental Laws and relating to the Company or any of its Subsidiaries or their properties or facilities. Neither the Company nor any of its Subsidiaries has assumed or otherwise become subject to any material liability of any other Person relating to Environmental Laws or Hazardous Material. To the Knowledge of the Company, except as set forth on Schedule 3.17, there are no Environmental Liabilities arising out of conditions or occurrences existing or occurring on or prior to the Closing Date for which the Company or any of its Subsidiaries will or may be responsible or liable. The Company has furnished to Parent all environmental audits, reports and other material environmental documents relating to the Company’s or its Subsidiaries’ past or current properties, facilities or operations that are in their possession or under their reasonable control.

SECTION 3.18.            Bank Accounts.  Schedule 3.18 sets forth a true, correct and complete list of the names and locations of each bank or other financial institution at which the Company or its Subsidiaries has an account and the names of all Persons authorized to draw thereon or have access thereto, and the names of all Persons, if any, holding powers of attorney or comparable delegation of authority from the Company or its Subsidiaries.

SECTION 3.19.            Opinion of Company’s Financial Advisor.  The Company Board has received an opinion from William Blair & Company, L.L.C. (the “Company Financial Advisor”) to the effect that, as of the date of such opinion, the Merger Consideration to be received by the holders of Company Common Stock (other than Parent, Merger Sub and their respective Affiliates) pursuant to this Agreement is fair, from a financial point of view, to such holders. A signed copy of such opinion has been made available to Parent for informational purposes only.

SECTION 3.20.            Vote Required.  The Company Shareholder Approval is the only vote of any class or series of the capital stock of the Company required to approve this Agreement and the transactions contemplated by this Agreement.

SECTION 3.21.           Takeover Statutes.  Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth herein, no state takeover statute or similar statute, including, without limitation, any “moratorium”, “control share”, “fair price”, “affiliate transaction”, “business combination” or other antitakeover laws and regulations of any state or comparable antitakeover provision of the certificate of incorporation or bylaws of the Company applies or purports to apply to the Merger or the other transactions contemplated by this Agreement.

SECTION 3.22.            Brokers.  With the exception of fees due and payable to the Company Financial Advisor in connection with this Agreement and the transactions contemplated hereby, there are no claims for brokerage commissions or finder’s fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Company or any of its Affiliates.

SECTION 3.23.            Customers and Suppliers.  Schedule 3.23 lists (i) the ten largest customers of the Company and its Subsidiaries (determined on the basis of aggregate revenues recognized by the Company and its Subsidiaries during the fiscal year ended June 30, 2012) (each, a “Major Customer”) and (ii) the ten largest suppliers of the Company and its Subsidiaries (determined on the basis of aggregate purchases made by the Company and its Subsidiaries during the fiscal year ended June 30, 2012) (each, a “Major Supplier”). The Company has not received, as of the date of this Agreement, any written or, to the Knowledge of the Company, oral notice from any Major Customer or Major Supplier that it intends to terminate, or not renew, its relationship with the Company or its Subsidiaries.

SECTION 3.24.           Compliance with the U.S. Foreign Corrupt Practices Act and Other Applicable Anti-Corruption and Anti-Money Laundering Laws.  Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries have complied with the U.S. Foreign Corrupt Practices Act of 1977, as amended, and other similar anti-corruption laws in any applicable jurisdiction. The Company, its Subsidiaries, and their agents have not made any payment, transfer of funds, or otherwise used corporate funds in a manner that violates applicable anti-money laundering laws, including the U.S. Bank Secrecy Act and Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001.

SECTION 3.25.            Affiliate and Related Party Transactions. Schedule 3.25 contains a complete and correct list of all transactions in effect on the date hereof or the Closing Date between the Company or any of its Subsidiaries and any Company Related Party other than (a) transactions between the Company and its Subsidiaries and compensation paid to directors, officers or employees in the ordinary course of business consistent with past practices (including equity awards) and (b) transactions that do not involve continuing liabilities or obligations of the Company or its Subsidiaries. No person covered by Item 404 of Regulation S-K has entered into any transactions with the Company or any of its Subsidiaries that were required to be disclosed by Item 404 of Regulation S-K but were not so disclosed in the Company SEC Documents. No Company Related Party holds, directly or indirectly, (a) any interest in any entity that purchases from or sells or furnishes to the Company or its Subsidiaries any goods or services; (b) a beneficial interest in any Material Contract (other than employment agreements, pursuant to equity incentive plans or similar Contracts or arrangements which are disclosed elsewhere in the Disclosure Schedule); or (c) any Intellectual Property used in the conduct of business of the Company or its Subsidiaries.

SECTION 3.26.            No Other Representations or Warranties.  Except for the representations and warranties of the Company expressly set forth in this Agreement, the Company makes (a) no other express or implied representation or warranty with respect to the Company, its Subsidiaries or their respective businesses and (b) no other express or implied representation or warranty with respect to any information provided by the Company or its representatives, whether or not in the “data room” established by the Company for Parent and Merger Sub, including as to the probable, projected or forecasted success or profitability of the operations of Company and its Subsidiaries; provided that the foregoing shall not relieve any Person of liability for fraud or willful misconduct.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company as follows:

SECTION 4.1.              Organization and Qualification.  Parent is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each of Parent and Merger Sub has the requisite corporate power to carry on its business as it is now being conducted. Each of Parent and Merger Sub are duly registered, qualified or authorized to do business as a foreign corporation in each jurisdiction where the nature of its business requires registration, qualification or authorization, except for those jurisdictions where the failure to be so registered, qualified or authorized would not, individually or in the aggregate, have a Parent Material Adverse Effect.

SECTION 4.2.              Authorization; Valid and Binding Agreement.  Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its respective obligations hereunder and thereunder and to consummate, on the terms and subject to the conditions of this Agreement and the other Transaction Documents, the transactions contemplated hereby and thereby. All corporate action on the part of Parent and Merger Sub and their respective officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the other Transaction Documents to which it is a party and the performance of all obligations of Parent and Merger Sub hereunder and thereunder have been taken. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming that this Agreement is a valid and binding obligation of the Company, this Agreement constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

SECTION 4.3.              Governmental Filings; Conflicts.  Except as set forth on Schedule 4.3 and for (a) the applicable requirements, if any, of Blue Sky Laws, (b) the pre-merger notification requirements of the HSR Act, (c) filings under the Exchange Act and the Securities Act, (d) any filings required under the rules and regulations of NASDAQ, (e) the filing of the Certificate of Merger pursuant to the NYBCL, (f) the consents or approvals of, or notifications to, the Governmental or Regulatory Authorities set forth in Schedule 4.3 and (g) any actions or filings, the failure of which to take or make, would not have a Parent Material Adverse Effect, the execution and delivery of this Agreement and the other Transaction Documents by Parent and Merger Sub and the performance by Parent and Merger Sub of their respective obligations contemplated hereby and thereby do not and will not: (A) violate, conflict with or result in a breach of the provisions of Parent’s or Merger Sub’s organizational documents; (B) conflict with or result in any breach of, or constitute a default (with or without notice or lapse of time, or both) under, cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under, or require any authorization, consent, approval or waiver under or result in the creation of any Lien upon any assets of Parent or Merger Sub; (C) violate any order, judgment, injunction, award or decree of any court, arbitrator or Governmental or Regulatory Authority against, or binding upon, Parent or Merger Sub; or (D) violate, conflict with or result in a breach of any Law to which Parent or Merger Sub is subject; except in the case of each of the foregoing clause (B), (C) and (D), for such conflicts, breaches, defaults, terminations, cancellations, accelerations, changes, losses, authorizations, consents, approvals, waivers, creations, results, or violations that would not have, individually or in the aggregate, a Parent Material Adverse Effect.

SECTION 4.4.              Litigation.  There are no Actions pending or, to the Knowledge of Parent, threatened, before any Governmental or Regulatory Authority or before any arbitrator, brought by or against Parent or Merger Sub involving, affecting or relating to Parent or Merger Sub, the assets, properties or rights of Parent or Merger Sub or the transactions contemplated by this Agreement. There is no judgment, decree, settlement, injunction, ruling or order of any Governmental or Regulatory Authority or before any arbitrator outstanding, or to the Knowledge of Parent, threatened, against Parent or Merger Sub which has had, or would reasonably be expected to have, individually or in the aggregate, a material effect on the business or financial condition of Parent or Merger Sub.

SECTION 4.5.             No Vote Required.  The approval of the holders of any class or series of capital stock or other equity interests of Parent is not required in connection with this Agreement or any of the transactions contemplated hereby.

SECTION 4.6.             Financing.  Parent has provided the Company with a true and complete copy of the equity commitment letter, dated as of the date of this Agreement, from the Guarantor (the “Financing Commitment”), regarding the proposed equity investments set forth therein (the “Equity Financing”). The Financing Commitment is in full force and effect as of the date hereof and as of the Closing Date and is the legal, valid and binding obligations of the Guarantor, Parent and Merger Sub in accordance with the terms and conditions thereof, except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies. The commitment set forth in the Financing Commitment has not been withdrawn, terminated, repudiated, rescinded, amended or modified in any respect, and no withdrawal, termination, repudiation, rescission, amendment or modification of such Financing Commitment is contemplated. There are no conditions or other contingencies relating to the funding of the full amount of the Equity Financing other than as expressly set forth in the Financing Commitment. Parent and Merger Sub will have at and after the Closing funds sufficient to pay the aggregate Merger Consideration and to pay all fees and expenses relating to the consummation of the Merger and the other transactions contemplated hereby.

SECTION 4.7.              Guaranty.  Concurrently with the execution of this Agreement, Parent has delivered to the Company the duly executed Guaranty. The Guaranty is in full force and effect as of the date hereof and constitutes a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies. No event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of the Guarantor under the Guaranty.

SECTION 4.8.              Operations of Merger Sub.  Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted and will conduct its operations prior to the Effective Time only as contemplated by this Agreement. All shares of capital stock of Merger Sub are owned directly by Parent.

SECTION 4.9.              Interested Shareholder.  Neither Parent nor any of its Subsidiaries is or has been at any time during the past three years an “interested shareholder” (as such term is defined in Section 912 of the NYBCL) of the Company. Except in connection with the Transaction Documents and the transactions contemplated thereby, Parent does not own, of record or beneficially, any securities of the Company, including any shares of Company Common Stock.

SECTION 4.10.            Brokers.  There are no claims for brokerage commissions or finder’s fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of Parent or Merger Sub.

ARTICLE V
CERTAIN PRE-CLOSING COVENANTS

SECTION 5.1.             Conduct of Business by the Company Pending the Merger.  The Company covenants and agrees that, from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, unless Parent and Merger Sub shall otherwise consent in writing: (a) the Company shall conduct its, and shall cause its Subsidiaries to conduct their, business in the ordinary course of business; and (b) to the extent consistent therewith, each of the Company and its Subsidiaries shall use its commercially reasonable efforts to (i) preserve its business organization intact, (ii) maintain and keep material properties and assets in good repair and condition, (iii) maintain all Required Permits and (iv) maintain its material business relationships provided, in the case of this clause (iv), the loss of customers of the Company in the ordinary course of business shall not be deemed a breach of this Section 5.1. Without limiting the generality of the forgoing, and except as otherwise provided in this Agreement, in connection with the Merger or as required by applicable Law, or as set forth on Schedule 5.1, the Company shall not, and shall cause each of its Subsidiaries not to, without Parent and Merger Sub’s prior written consent:

(a)            issue, sell, deliver, purchase, repurchase, redeem, retire, pledge, encumber or otherwise acquire or dispose of any shares of capital stock or other securities of the Company or any of its Subsidiaries or grant options, warrants, calls or other rights to purchase or acquire any shares of capital stock or other securities of the Company or any of its Subsidiaries, other than in connection with the exercise of Company Options or the vesting of Company Restricted Stock, in each case that are outstanding on the date hereof and set forth on Schedule 3.2(c);

(b)           declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned Subsidiary to its parent;

(c)            split, adjust, combine or reclassify any shares of its capital stock;

(d)            make any change to the certificate of incorporation or bylaws of the Company or the organizational documents of the Subsidiaries (whether by merger, consolidation or otherwise);

(e)            make any acquisition of, or investment in, assets (other than the purchase of supplies or inventories or the sale or purchase of marketable securities comprising the investment portfolios of the Company or any of its Subsidiaries, in each case in the ordinary course of business practice), securities or businesses;

(f)             incur or commit to incur any capital expenditures, or any obligations or liabilities in connection therewith, that individually or in the aggregate are in excess of $250,000, or delay any capital expenditures committed to prior to the date of this Agreement;

(g)            fail to maintain and protect or abandon or allow to lapse, expire or be cancelled any registration or application for registration for material Owned Intellectual Property;

(h)           adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization, in each case with respect to the Company or any of its Subsidiaries;

(i)           (A) enter into any Contract other than in the ordinary course of business that would have been a Material Contract if entered into prior to the date hereof, without providing five (5) days prior written notice to Parent, (B) amend, renew, extend, or modify any Material Contract (or Contract that would have been a Material Contract if entered into prior to the date hereof) other than in the ordinary course of business without providing five (5) days prior written notice to Parent or (C) terminate or otherwise waive, release or assign any rights, claims or benefits under any Material Contract (or Contract that would have been a Material Contract if entered into prior to the date hereof) that provides for payment to or by the Company of in excess of $150,000; provided that nothing in this clause (i) shall permit the Company or any of its Subsidiaries to enter into a Contract or take any other action if otherwise prohibited from doing so under another clause of this Section 5.1;

(j)             repurchase, prepay or incur any Indebtedness, including by way of a guarantee or an issuance or sale of any debt securities, or assume, guarantee, endorse or otherwise become liable for any Indebtedness or other obligations of any other Person, or enter into any arrangement having the economic effect of any of the foregoing, other than accounts payable in the ordinary course of business;

(k)           (A) alter or amend the rate or terms of compensation (including salary and bonus), benefits or severance of any of its directors or officers, whether past or present, (B) pay or agree to pay any pension, retirement allowance or other employee benefit not required or permitted by any existing Benefit Plan or other agreement or arrangement existing on the date hereof to any director or officer, whether past or present, or under any applicable Law, (C) alter or amend the rate or terms of compensation (including salary and bonus), benefits or severance of any employee (other than past or present directors and officers) or consultant of the Company or its Subsidiaries other than alterations or amendments in the ordinary course of business that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company, (D) enter into or amend any employment, bonus, severance or retirement contract or adopt any employee benefit plan or (E) grant to any director, officer or employee, past or present, any change of control or termination pay or benefits;

(l)            hire any new employees other than (A) non-officer employees in the ordinary course of business and (B) a head of the Company’s performance management group (in the case of clause (B), without providing five (5) days’ prior written notice to Parent);

(m)           (A) sell, lease, license, pledge, transfer or otherwise dispose of any of its property, assets or businesses, other than sales of inventory or obsolete equipment in the ordinary course of business, or (B) mortgage, pledge, hypothecate, grant any security interest in or create or incur a Lien (other than a Permitted Lien) on any of its property, assets or businesses;

(n)           make any loans, advances or capital contributions, except advances for travel and other normal business expenses to officers and employees, in an aggregate amount outstanding at any one time not to exceed $25,000;

(o)           fail to maintain its properties and assets in good repair and condition, except to the extent of wear or use in the ordinary course of business and consistent with past practice or damage by fire or other unavoidable casualty;

(p)           except as may be required by GAAP or applicable Law, make any change in its accounting practices, policies or procedures;

(q)           (A) institute, pay, compromise, settle or dismiss any action, claim, demand, lawsuit, proceeding or arbitration by or before any Governmental or Regulatory Authority threatened against, relating to or involving the Company or its Subsidiaries, other than in the ordinary course of business consistent with past practices but not, in any individual case, in excess of $150,000 or, in the aggregate, in excess of $250,000, or (B) waive, relinquish, release, grant, transfer or assign any right with a value, in any individual case, in excess of $150,000 or, in the aggregate, in excess of $250,000;

(r)           engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any Company Related Party other than wholly-owned Subsidiaries of the Company or pursuant to agreements in force on the date of this Agreement as set forth on Schedule 3.25;

(s)           communicate with its employees regarding the compensation, benefits or other treatment that they will receive in connection with the Merger, unless any such communications are consistent with prior directives or documentation provided to the Company by Parent (in which case, the Company shall provide Parent with prior notice of and the opportunity to review and comment upon any such communications);

(t)            take any action which would reasonably be expected to result in any of the conditions to the Merger set forth in Article VII not being satisfied or that would reasonably be expected to prevent, delay or impair the ability of the Company to consummate the Merger;

(u)           terminate the employment of any officer or other key employee other than for good reason or for reasonable cause;

(v)           enter into any new line of business outside of the existing business segments;

(w)           amend, modify, extend, renew or terminate any Real Property Lease, or enter into any new lease, sublease, license or other agreement for the use or occupancy of any real property;

(x)            make, revoke or amend any material Tax election or change any material method of reporting income or deductions for Tax purposes, file or amend any Tax Return, enter into any closing agreement, settle any Tax claim or assessment, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax; or

(y)           agree in writing to take any of the foregoing actions.

SECTION 5.2.              No Control of the Company’s Business.  Nothing set forth in the Transaction Documents shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations or business prior to the Effective Time.

ARTICLE VI
ADDITIONAL AGREEMENTS

SECTION 6.1.              Meeting of Company Shareholders; Proxy Statement.

(a)           As soon as practicable following the date of this Agreement (and in no event later than thirty (30) days following the SEC Clearance Date), the Company shall, in accordance with applicable Law, its certificate of incorporation and bylaws and the rules of NASDAQ, call, hold and convene a special meeting of its shareholders for the purpose of considering the adoption and approval of this Agreement and the approval of the Merger (the “Shareholders’ Meeting”). At the Shareholders’ Meeting, the Company shall, through the Company Board, make the Company Recommendation unless there has been a Change of Recommendation. Unless there has been a Change of Recommendation, the Company will use its commercially reasonable efforts to solicit from its shareholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger. Unless this Agreement is validly terminated pursuant to, and in accordance with, Article VIII, this Agreement shall be submitted to the Company’s shareholders for the purpose of seeking the Company Shareholder Approval. The Company shall, upon the reasonable request of Parent, use its commercially reasonable efforts to advise Parent during the last ten (10) Business Days prior to the date of the Shareholders’ Meeting, as to the aggregate tally of the proxies received by the Company with respect to the Company Shareholder Approval. Without the prior written consent of Parent, the adoption and approval of this Agreement and the approval of the Merger shall be the only matters (other than procedural matters) which the Company shall propose to be acted on by the shareholders at the Shareholders’ Meeting. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Shareholders’ Meeting (i) after consultation with Parent, to the extent necessary to ensure that any necessary supplement or amendment to the information that is provided to its shareholders in advance of a vote on the Merger and this Agreement or (ii) if as of the time for which the Shareholders’ Meeting is originally scheduled, there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such Shareholders’ Meeting or to obtain the Company Shareholder Approval.

(b)           The Company shall establish a record date for purposes of determining the holders of Company Common Stock entitled to notice of and vote at the Shareholders’ Meeting (the “Record Date”). Once the Company has established the Record Date, the Company shall not change such Record Date or establish a different record date for the Shareholders’ Meeting without the prior written consent of Parent, unless required to do so by applicable Law. In the event that the date of the Shareholders’ Meeting as originally called is for any reason adjourned or postponed or otherwise delayed, the Company agrees that unless Parent shall have otherwise approved in writing (such approval not to be unreasonably withheld, conditioned or delayed), it shall implement such adjournment or postponement or other delay in such a way that the Company does not establish a new Record Date for the Shareholders’ Meeting, as so adjourned, postponed or delayed, except as required by applicable Law.

(c)           As promptly as practicable following the date of this Agreement (and in no event later than ten (10) days following the date of this Agreement), the Company shall prepare the preliminary Proxy Statement and file the preliminary Proxy Statement with the SEC; provided that the Company shall provide Parent and its counsel a reasonable opportunity to review the proposed preliminary Proxy Statement in advance of filing and consider in good faith any comments reasonably proposed by Parent and its counsel. Each of the Company and Parent shall use its commercially reasonable efforts to obtain and furnish the information concerning it and its Affiliates as the other may reasonably request in connection with the Proxy Statement, and otherwise cooperate with each other in the preparation of the Proxy Statement. The Proxy Statement shall include all material disclosure relating to the Company Financial Advisor (including the amount of fees and other considerations the Company Financial Advisor will receive upon consummation of the Merger, and the conditions for the payment of such fees and other considerations), the opinion of the Company Financial Advisor and the basis for rendering such opinion. The Company shall use its commercially reasonable efforts to: (i) promptly respond to any comments made by the SEC with respect to the Proxy Statement; and (ii) subject to applicable Law, promptly upon the earlier of (such date, the “SEC Clearance Date”) (x) receiving notification that the SEC is not reviewing the preliminary Proxy Statement and (y) the conclusion of any SEC review of the preliminary Proxy Statement, cause a definitive Proxy Statement to be filed with the SEC (within three (3) Business Days after the SEC Clearance Date) and mailed to the Company’s shareholders and, if necessary, after the definitive Proxy Statement shall have been so mailed, promptly circulate amended or supplemental proxy materials if required by applicable Law and, if required in connection therewith, resolicit proxies; provided that if the SEC has failed to affirmatively notify the Company within ten (10) days after the filing of the preliminary Proxy Statement with the SEC that it will or will not be reviewing the Proxy Statement, then such tenth (10th) date shall be the “SEC Clearance Date.” The Company shall (i) notify Parent promptly of the receipt of any comments of the SEC and of any request from the SEC for amendments or supplements to the preliminary Proxy Statement or definitive Proxy Statement or for additional information and provide Parent and its counsel with copies of any written comments and advise Parent and its counsel of any oral comments, (ii) provide Parent and its counsel a reasonable opportunity to review the Company’s proposed response to such comments and (iii) consider in good faith any comments reasonably proposed by Parent and its counsel.

(d)           Parent and Merger Sub represent that the information supplied by it for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to shareholders of the Company or at the time of the Company Shareholders’ Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.  For the avoidance of doubt, Parent and Merger Sub assume no responsibility with respect to information of or information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement.

SECTION 6.2.              Board Recommendation.

(a)           Unless there has been a Change of Recommendation: (i) the Company Board shall recommend that its shareholders vote in favor of approval and adoption of this Agreement and the Merger at the Shareholders’ Meeting, (ii) the Proxy Statement shall include a statement to the effect that the Company Board has recommended that the Company’s shareholders vote in favor of approval and adoption of this Agreement and the Merger at the Shareholders’ Meeting and (iii) neither the Company Board nor any committee thereof shall withhold, withdraw, qualify or modify, or propose or resolve to withhold, withdraw, qualify or modify, in a manner adverse to Parent or Merger Sub the Company Recommendation.

(b)           Nothing contained in this Section 6.2 or Section 6.3 shall prohibit the Company from complying with its disclosure obligations under applicable Law with regard to an Acquisition Proposal, including making any “stop, look and listen” communication of the type contemplated by Rule 14d-9 under the Exchange Act; provided, however, that none of the Company, the Company Board or any committee thereof shall, except as permitted by Section 6.3, (A) make a Change of Recommendation or (B) approve or recommend, or propose to approve or recommend, an Alternative Transaction.

SECTION 6.3.              No Solicitation; Change in Recommendation.

(a)           From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, the Company will not and will not authorize or permit any Subsidiary or any of its Representatives to, directly or indirectly:

(i)             solicit, seek or initiate any inquiries, proposals or offers other than from Parent or an Affiliate thereof that constitute, or would be reasonably likely to lead to, an Acquisition Proposal;

(ii)            engage in discussions or negotiations with any Person or group other than Parent or its affiliates (a “Third Party”) concerning any Acquisition Proposal, or provide any non-public information, or afford access to the properties, books, records, or personnel of the Company or any of its Subsidiaries, to any Third Party that the Company has reason to believe is considering making, or has made, any Acquisition Proposal;

(iii)           grant any waiver, amendment or release under any standstill or confidentiality agreement;

(iv)           approve, endorse, recommend, or execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal (any of which individually, or collectively, an “Acquisition Agreement”), or that contradicts this Agreement or requires the Company to abandon this Agreement; or

(v)            resolve, propose or agree to do any of the foregoing.

(b)           Notwithstanding anything to the contrary contained in Section 6.3(a), if at any time prior to obtaining the Company Shareholder Approval, the Company or any of its Representatives receives a written Acquisition Proposal from any Third Party that the Company Board, or any committee thereof, reasonably determines in good faith based on the information available and after consultation with the Company’s outside legal and financial advisors, constitutes or is reasonably likely to result in a Superior Proposal, and if the Company Board, or any committee thereof, determines in good faith after consultation with outside legal and financial advisors that the failure to take any of the following actions would be reasonably likely to violate its fiduciary duties to the holders of the Company Common Stock under applicable Law, then: (i) the Company and its Representatives may furnish, pursuant to an Acceptable Confidentiality Agreement, information (including non-public information) with respect to the Company and its Subsidiaries to the Person or group of Persons who has made such Acquisition Proposal; provided that the Company shall promptly provide to Parent any material non-public information concerning the Company or any of its Subsidiaries that is provided to any Person given such access which was not previously provided to Parent or its Representatives; and (ii) engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Acquisition Proposal. Prior to taking any of the actions referred to in this Section 6.3(b), the Company shall notify Parent and Merger Sub that it proposes to furnish non-public information and/or enter into discussions or negotiations as provided in this Section 6.3(b). Without modifying the generality of the foregoing, in making such determinations the Company Board, or any committee thereof, shall take into consideration such factors it deems necessary and appropriate to fulfill its fiduciary duties to the holders of the Company Common Stock under applicable Law.

(c)           The Company shall notify Parent as soon as practicable (but in any event within twenty-four (24) hours) after the receipt by the Company or any of its Representatives of any Acquisition Proposal and any material modification or amendment to an Acquisition Proposal. Such notice shall be made in writing and shall indicate in reasonable detail the identity of the party making such Acquisition Proposal and the material terms and conditions of such Acquisition Proposal (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements), and the Company shall continue to keep Parent reasonably informed on a current basis of the status of any such Acquisition Proposal and any material changes thereto. The Company shall provide to Parent copies of all correspondence and other written material sent or provided to the Company or any of its Representatives relating to any such material developments, discussions or negotiations.

(d)           The Company will, and will cause each of its Subsidiaries and Representatives to, cease immediately and cause to be terminated all discussions or negotiations with any Persons (other than Parent and its Affiliates) conducted prior to the date hereof with respect to any Acquisition Proposal.

(e)           Except as expressly provided by Section 6.3(f), at any time after the date hereof, neither the Company Board nor any committee thereof shall:

(i)           (A) withhold, withdraw (or not continue to make), qualify or modify (or publicly propose or resolve to withhold, withdraw (or not continue to make), qualify or modify), in a manner adverse to Parent or Merger Sub, the Company Recommendation, (B) adopt, approve or recommend or propose to adopt, approve or recommend (publicly or otherwise) an Acquisition Proposal from a Third Party, (C) fail to publicly reaffirm the Company Recommendation within two (2) Business Days after Parent so requests in writing, (D) fail to recommend against any Acquisition Proposal from a Third Party subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within ten (10) Business Days after the commencement of such Acquisition Proposal or (E) fail to include the Company Recommendation in the Proxy Statement (any action described in clauses (A) through (E), a “Change of Recommendation”); or

(ii)           cause or permit the Company or any of its Subsidiaries to enter into any Acquisition Agreement relating to any Acquisition Proposal from a Third Party.

(f)           Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Company Shareholder Approval, if the Company has received an Acquisition Proposal from any Person that is not withdrawn and that the Company Board concludes in good faith (after consultation with its outside legal and financial advisors) constitutes a Superior Proposal, (x) the Company Board may effect a Change of Recommendation with respect to such Superior Proposal, or (y) the Company Board may authorize the Company to terminate this Agreement to enter into an Acquisition Agreement with respect to such Superior Proposal, if and only if:

(i)             that failure to take such action would or would reasonably be likely to violate the directors’ fiduciary duties under applicable Law;

(ii)            neither the Company nor any of its Subsidiaries or, acting on the Company’s behalf pursuant to its instructions, its Representatives, will have violated this Section 6.3;

(iii)           (A) the Company shall have provided prior written notice to Parent at least three (3) Business Days in advance (the “Notice Period”), to the effect that the Company Board has received an Acquisition Proposal that is not withdrawn and that the Company Board concludes in good faith constitutes a Superior Proposal and, absent any revision to the terms and conditions of this Agreement, the Company Board has resolved to effect a Change of Recommendation and/or to terminate this Agreement pursuant to Section 8.1(g), which notice shall specify the basis for such Change of Recommendation or termination, including the identity of the party making the Superior Proposal, the material terms thereof and copies of all relevant documents relating to such Superior Proposal;

(iv)           prior to effecting such Change of Recommendation, the Company shall, and shall cause its financial and legal advisors to, during the Notice Period, (1) negotiate with Parent and its representatives in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement, so that such Acquisition Proposal would cease to constitute a Superior Proposal, and (2) permit Parent and its representatives to make a presentation to the Company Board regarding this Agreement and any adjustments with respect thereto (to the extent Parent desires to make such presentation); provided that in the event of any material revisions to the Acquisition Proposal that the Company Board has determined to be a Superior Proposal, the Company shall be required to deliver a new written notice to Parent and to comply with the requirements of this Section 6.3(f) (including this Section 6.3(f)(v)) with respect to such new written notice; and

(v)           in the case of any action described in Section 6.3(f)(y), the Company shall have validly terminated this Agreement in accordance with Section 8.1(g), including the payment of the Company Termination Fee in accordance with Section 8.2(b).

SECTION 6.4.              Commercially Reasonable Efforts.

(a)           Subject to the terms and conditions of this Agreement, each party will (and will cause its Affiliates to) use its commercially reasonable efforts to take, or cause to be taken, all actions, to file, or cause to be filed, all documents and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including (i) obtaining all necessary consents, waivers, approvals, authorizations, Permits or orders from all Governmental and Regulatory Authorities or other Persons, including responding to additional inquiries or requests for additional information from any Governmental or Regulatory Authority, (ii) defending or contesting any action, suit or proceeding challenging this Agreement or the transactions contemplated thereby and (iii) executing and delivering any additional instruments necessary to consummate the transactions contemplated hereby.

(b)           In furtherance and not in limitation of the foregoing, each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, agrees to (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable (and in any event within ten (10) Business Days after the date hereof), (ii) supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and (iii) use its commercially reasonable efforts to take, or cause to be taken, all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable. In addition, each party agrees to make, or to cause to be made, any filing that may be required under any other antitrust or competition Law or by any other Governmental or Regulatory Authority, including any other requirements of the antitrust legislation of any other relevant jurisdiction, if applicable, as promptly as practicable (and in any event within thirty (30) days) after the date hereof and to supply promptly any additional information and documentary material that may be requested pursuant thereto. Each party shall have responsibility for its respective filing fees associated with the HSR filings and any other similar filings required in any other jurisdictions.

(c)           Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, promptly shall (i) notify and provide a copy to the other party of any written communication received from any Governmental or Regulatory Authority with respect to any filing or submission or with respect to the Merger and the other transactions contemplated by this Agreement and (ii) furnish to the other party such necessary information and reasonable assistance as the other party may request in connection with its preparation of any filing or submission which is necessary under the HSR Act or any other antitrust or competition Law. Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall give the other reasonable prior notice of any communication with, and any proposed understanding, undertaking or agreement with, any Governmental or Regulatory Authority regarding any such filing or any such transaction, and permit the other to review and discuss in advance, and consider in good faith the views of, the other in connection with any such communication or any proposed understanding, undertaking or agreement. To the extent reasonably practicable, neither the Company, on the one hand, nor Parent or Merger Sub, on the other hand, shall, nor shall they permit their respective Representatives to, participate in any meeting or engage in any substantive conversation with any Governmental or Regulatory Authority in respect of any such filing, investigation or other inquiry without giving the other party reasonable prior notice of such meeting or conversation and, to the extent permitted by applicable Law, without giving the opportunity of the other party to attend or participate.

SECTION 6.5.              Access to Information; Confidentiality.  Subject to applicable Law, the Company will, from the date hereof until the Effective Time or until the earlier termination of this Agreement, provide and will cause its Subsidiaries and its and their respective directors, officers, employees, accountants, consultants, legal counsel, investment bankers, advisors, and agents and other representatives (collectively, “Representatives”) to provide Parent and Merger Sub and their respective authorized Representatives, during normal business hours and upon reasonable advance notice, access to the offices, employees, auditors, financing sources, Contracts, financial and operating data, properties, Books and Records of the Company (so long as such access does not unreasonably interfere with the operations of the Company) as Parent, Merger Sub or their representatives may reasonably request. The Company shall, and shall cause each of its Subsidiaries and its and their respective Representatives to, furnish, to the extent prepared by the Company in the ordinary course of business, for the period beginning after the date of this Agreement and ending at the Effective Time or until the earlier termination of this Agreement, as soon as practicable after the end of each month, a copy of the monthly internally prepared financial statements of the Company, including statements of financial condition, results of operations, and statements of cash flow, and all other information concerning its business, properties and personnel as Parent, Merger Sub or their representatives may reasonably request. With respect to any information disclosed pursuant to this Section 6.5, each of the parties shall comply with, and shall cause each of its Representatives to comply with, all of its obligations under the Confidentiality Agreement. The terms of the Confidentiality Agreement are incorporated into this Agreement by reference and shall continue in full force and effect until the Effective Time, at which time the obligations under the Confidentiality Agreement shall terminate. If, for any reason, the transactions contemplated by this Agreement are not consummated, the Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms.

SECTION 6.6.              Certain Notices; Supplements to Disclosure Schedules.

(a)           From and after the date of this Agreement until the earlier to occur of the Closing Date and the termination of this Agreement pursuant to Section 8.1, each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall promptly notify the other party of: (i) the occurrence or non-occurrence of any event that would be likely to cause any condition to the obligations of the other party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied; or (ii) the failure of the Company, on the one hand, or Parent or Merger Sub, on the other hand, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement that would reasonably be expected to result in any condition to the obligations of the other party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied.

(b)           The Company shall have the right, but not the obligation, to notify Parent and Merger Sub with respect to any matter hereafter arising or of which it becomes aware after the date hereof, which matter affects any of the Company's representations and warranties in Article III or affects the Disclosure Schedules.

(c)           The entry into a Contract or the taking of any action after the date hereof by the Company or its Subsidiaries which is permitted by the covenants contained in this Agreement shall not cause any representation and warranty of the Company to be deemed to be untrue due to the failure of such Contract or action to be reflected in the Disclosure Schedules.

SECTION 6.7.              Public Announcements.  Each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall consult with and obtain the approval of the other party (such approval not to be unreasonably withheld or delayed) before issuing any press release or other public announcement with respect to the Merger or this Agreement and shall not issue any such press release prior to such consultation and approval, except as may be required by applicable Law or any listing agreement related to the trading of the shares of either party on any securities exchange, in which case the party proposing to issue such press release or make such public announcement shall use its commercially reasonable efforts to consult in good faith with and obtain the approval of the other party before issuing any such press release or making any such public announcement. Notwithstanding the foregoing, each of Parent and Merger, on the one hand, and the Company, on the other hand, may make any public statement in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are not inconsistent with previous press releases, public disclosures or public statements made jointly by the parties and do not reveal material, non-public information regarding the other party.

SECTION 6.8.              Indemnification of Directors and Officers.

(a)           From and after the Effective Time, Parent shall cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company pursuant to any indemnification or advancement provisions under its certificate of incorporation and bylaws in effect on the date of this Agreement with respect to matters occurring at or prior to the Effective Time, which provisions shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder of any present or former director or officer of the Company and its Subsidiaries, including any person who becomes an officer or director prior to the Effective Time (each, a “D&O Indemnified Party” and, collectively, the “D&O Indemnified Parties”).

(b)           Without limiting the provisions of Section 6.8(a), during the period from the Effective Time until the six (6) year anniversary of the Effective Time, Parent shall cause the Surviving Company to indemnify and hold harmless each D&O Indemnified Party against and from any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent such claim, action, suit, proceeding or investigation arises out of or pertains to (i) any action or omission or alleged action or omission in such D&O Indemnified Party’s capacity as a director, officer or employee of the Company prior to the Effective Time (regardless of whether such claim, action, suit, proceeding or investigation is commenced prior to, on or after the Closing Date) or (ii) any of the transactions contemplated by this Agreement; provided, however, that if, at any time prior to the six (6) year anniversary of the Effective Time, any D&O Indemnified Party delivers to Parent a written notice asserting a claim for indemnification under this Section 6.8(b), then the claim asserted in such notice shall survive the six (6) year anniversary of the Effective Time until such time as such claim is fully and finally resolved. In the event of any such claim, action, suit, proceeding or investigation, (A) the Surviving Company shall have the right to control the defense thereof after the Effective Time, (B) any counsel retained by the D&O Indemnified Parties with respect to the defense thereof for any period after the Effective Time must be reasonably satisfactory to the Surviving Company, and (C) after the Effective Time, Parent shall cause the Surviving Company to advance the reasonable fees and expenses of such counsel, promptly after statements therefor are received; provided, that any Person to whom expenses are advanced shall have provided an undertaking to repay such advances in the event of a final non-appealable judicial determination that any D&O Indemnified Party is not entitled to indemnification hereunder; provided further, that in the event of a final non-appealable judicial determination that any D&O Indemnified Party is not entitled to indemnification hereunder, any amounts advanced on his or her behalf shall be remitted to the Surviving Company; provided, however, that neither Parent nor the Surviving Company shall be liable for any settlement effected without its prior written consent. The D&O Indemnified Parties as a group may retain only one law firm (in addition to local counsel) to represent them with respect to any single action unless counsel for any D&O Indemnified Party determines in good faith that, under applicable standards of professional conduct, a conflict exists or is reasonably likely to arise on any material issue between the positions of any two or more D&O Indemnified Parties. Notwithstanding anything to the contrary contained in this Section 6.8(b) or elsewhere in this Agreement, Parent shall not settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any claim, action, suit, proceeding or investigation for which indemnification may be sought under this Section 6.8 without the prior written consent of each affected D&O Indemnified Party (which consent shall not be unreasonably withheld or delayed) unless such settlement, compromise, consent or termination includes an unconditional release of such D&O Indemnified Party from all liability arising out of such claim, action, suit, proceeding or investigation.

(c)           Prior to the Effective Time, the Company shall negotiate and purchase, and after the Effective Time Parent shall, or shall cause the Surviving Company to, maintain in effect, for the benefit of the D&O Indemnified Parties, an insurance and indemnification policy (or “tail” policy) with an insurer with the same or better credit rating as the current carrier for the Company that provides coverage for a period of six (6) years for acts or omissions occurring on or prior to the Effective Time (the “D&O Insurance”) covering each such person covered by the officers’ and directors’ liability insurance policy of the Company on terms with respect to coverage and in amounts no less favorable than those of the Company’s directors’ and officers’ insurance policy in effect on the date of this Agreement; provided, however, that the aggregate cost for the D&O Insurance (for the entire six (6) year coverage period) shall not exceed 300% of the annual premium currently paid by the Company for such coverage; and provided, further, that if the aggregate cost for such insurance coverage exceeds 300% of such annual premium, the Company shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(d)           The provisions of this Section 6.8 (i) shall survive the consummation of the Merger and the Effective Time, are intended to benefit and may be enforced by the D&O Indemnified Parties and shall be binding on all successors and assigns of Parent and the Surviving Company, and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

(e)            If Parent, the Surviving Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or Surviving Company or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Company, as the case may be, honor the indemnification and other obligations set forth in this Section 6.8.

SECTION 6.9.              Employee Benefits.

(a)           For a period of not less than twelve (12) months following the Closing Date, with respect to each employee of the Company or its Subsidiaries who continues their employment with the Surviving Corporation or becomes an employee of Parent or any Affiliate of Parent as of the Closing and remains so employed during such period (collectively, the “Continuing Employees”), Parent shall, or shall cause the Surviving Corporation to, provide each such Continuing Employee with compensation and employee benefits that, taken as a whole, are comparable in the aggregate to those provided to such Continuing Employee immediately prior to the Closing Date, but excluding from such comparability requirement all equity-based compensation and benefits, change in control arrangements and executive bonus plans. For purposes of determining eligibility to participate and vesting under any 401(k) plan in which Continuing Employees become eligible to participate and level of benefits under any paid-time off or severance pay program, each Continuing Employee shall be credited with his or her years of service with the Company (and any predecessor entities thereof) before the Closing Date under the parallel employee benefit plan of Parent or its Affiliates to the same extent as such Continuing Employee was entitled, prior to the Closing Date, to credit for such service under the respective Employee Benefit Plan (except to the extent such credit would result in the duplication of benefits or compensation and except with respect to benefit accrual under a defined benefit plan).

(b)           To the extent permitted by applicable Law, Parent shall use commercially reasonable efforts to, in the plan year in which the Effective Time occurs, waive all limitations as to preexisting conditions, exclusions, actively-at-work requirements and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees under any health benefit plans that such employees may be eligible to participate in after the Effective Time and in the plan year in which the Effective Time occurs, other than limitations or waiting periods that would apply under any analogous Employee Benefit Plan if such Continuing Employee had been employed by Parent for the period of the Continuing Employee’s employment with the Company. To the extent permitted by applicable Law, Parent shall provide each Continuing Employee with credit for any co-payments and deductibles paid prior to the Effective Time in the plan year in which the Effective Time occurs in satisfying any applicable deductible or out-of-pocket requirements in the plan year in which the Effective Time occurs, under any health benefit plans in which such Continuing Employee is eligible to participate after the Effective Time and in the plan year in which the Effective Time occurs.

(c)           For a period of six (6) months from the Closing Date, in the event that a Continuing Employee’s employment with the Surviving Company, Parent or its Affiliates or Subsidiaries is involuntarily terminated by such Person for any reason other than cause or such Person takes any other action that would have entitled such Continuing Employee to receive severance payments and benefits consistent with the Company’s practices as in effect as of the date of this Agreement and set forth on Schedule 6.9(c) (the “Company Severance Practice”), the Surviving Company, Parent or its Affiliates or Subsidiaries shall provide such Continuing Employee with severance payments and benefits pursuant to the Company Severance Practice or the applicable Parent severance plan or policy, whichever would provide the greatest amount of benefits to such Continuing Employee.

(d)           This Section 6.9 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 6.9, expressed or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever (including any third-party beneficiary rights) under or by reason of this Section 6.9. No provision of this Section 6.9 shall create any third party beneficiary rights in any Continuing Employee or any current or former director or consultant of the Company or any of its Subsidiaries in respect of continued employment (or resumed employment) or any other matter. Nothing contained in this Section 6.9 or any other provision of this Agreement, express or implied, is intended to confer upon any Continuing Employee any right to employment or continued employment for any period or continued receipt of any specific benefit or compensation, shall constitute an establishment of or amendment to or any other modification of, or shall limit the ability of Parent or any of its Affiliates (including, following the Closing, the Surviving Corporation) from amending of terminating, any benefit or compensation plan, program, agreement, contract or arrangement. Nothing contained in this Section 6.9, or any other provision of this Agreement except as specifically provided, shall be deemed a termination, amendment or modification of any existing employment, change of control or severance agreement or similar Contract the Company has entered into with any of the officers or employees of the Company.

SECTION 6.10.            Further Assurances.  From time to time, as and when reasonably requested by any party hereto and at the other party’s expense, any other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as the requesting party may reasonably deem necessary to evidence and effectuate the transactions contemplated by this Agreement.

SECTION 6.11.            Litigation.  Each of Parent and the Company shall cooperate with the other in the defense or settlement of any litigation or proceeding against the Company and/or its directors or Parent and/or its directors relating to the transactions contemplated by this Agreement, including seeking to have any judgment or order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement entered by any Governmental or Regulatory Authority promptly vacated or reversed. No settlement of any such litigation or other proceeding shall be agreed to without the prior written consent of Parent and the Company, which consent shall not be unreasonably withheld.

SECTION 6.12.            Financing.  Each of Parent and Merger Sub shall take, or cause to be taken, all actions necessary, proper or advisable to arrange and obtain, and shall refrain from taking any actions that would prevent arranging or obtaining, the proceeds of the Equity Financing on the terms and conditions described in the Financing Commitment. In furtherance and not by way of limitation of the foregoing, the Parent and Merger Sub shall, (i) enter into definitive agreements with respect to the Equity Financing, (ii) satisfy, or cause to be satisfied, on a timely basis all conditions applicable to, and within the control of, Parent, Merger Sub or their respective Representatives in such definitive agreements and (iii) cause such Equity Financing to be funded at the Closing such that Parent or Merger Sub shall pay all of the amounts payable by them in connection with the Merger and the other transactions contemplated hereby. Parent shall give the Company prompt written notice of any material breach by any party to the Financing Commitment or any termination of the Financing Commitment, as well as the circumstances in reasonable detail of such breach. Parent and Merger Sub acknowledge and agree that the obtaining of the Equity Financing is not a condition to Closing.

SECTION 6.13.            Financing Cooperation.  The Company shall use its commercially reasonable efforts to, and shall cause each of its Subsidiaries to use their commercially reasonable efforts to, and shall use its commercially reasonable efforts to cause its Representatives to use their commercially reasonable efforts to, reasonably cooperate in connection with the arrangement of any debt financing as may be reasonably requested in writing by Parent (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries or any duties or obligations of any officer, director, employee, consultant, agent or Representative of the Company or any of its Subsidiaries), including (but still subject to the aforementioned reasonableness standards) (i) participation in a reasonable number of meetings, lender presentations and sessions with rating agencies, (ii) assisting with the preparation of materials for rating agency presentations and bank information memoranda, (iii) furnishing Parent and its debt financing sources with such pertinent and customary information regarding the Company and its Subsidiaries, including information required under “know your customer” and anti-money laundering rules and regulations, all financial statements and projections and other pertinent information reasonably requested by the debt financing sources (all such information in this clause (iii), the “Required Information”), (iv) obtaining such consents, approvals and authorizations which shall be reasonably requested by Parent in connection with such debt financing and collateral arrangements in connection therewith, (v) executing and delivering any customary pledge and security documents, other definitive financing documents or other requested certificates or documents, including, a customary solvency certificate by the Chief Financial Officer of the Company (provided that (A) none of the agreements, documents and certificates shall be executed and delivered except in connection with the Closing, (B) the effectiveness thereof shall be conditioned upon, or become operative after, the occurrence of the Closing, (C) none of the Company or any of its Subsidiaries shall be required to pay any commitment or other fee or incur any liability in connection with such debt financing prior to the Effective Time and none of their respective Representatives shall be required to pay any commitment or other fee or incur any liability in connection with such debt financing and (D) no personal liability shall be imposed on the Representatives involved, and (vi) obtaining any intellectual property assignment agreements relating to the Company Products and Owned Intellectual Property, and making all necessary filings with governmental registration agencies to update ownership title in and to effectuate the release of any security interests granted in the Registered Intellectual Property.  None of the Company, any Subsidiary, any officer, director, employee, agent, consultant or Representative of either the Company or any Subsidiary shall be held liable for any reason in the event the Parent, Merger Sub or any Affiliate thereof fails to successfully arrange for any such debt financing.  Upon written request by the Company, the applicable Company, Subsidiary and/or Representative shall be promptly reimbursed by Parent for all direct out-of-pocket costs and expenses relating to such cooperation, which obligation shall survive the termination of this Agreement.

SECTION 6.14.            Stock Exchange De-listing; Exchange Act Deregistration.  Prior to the Effective Time, the Company shall cooperate with Parent and use its commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary on its part under applicable Law and the rules and policies of NASDAQ to enable the de-listing by the Surviving Corporation of the Company Stock from NASDAQ and the deregistration of the Company Stock under the Exchange Act as promptly as practicable after the Effective Time.

SECTION 6.15.            Termination of Company Equity Plans.  The Company will, or will cause the Company Board and each relevant committee of the Company Board to, take any and all commercially reasonable actions necessary to terminate as of or prior to the Effective Time all Company Equity Plans and the provisions in any other plan, agreement or arrangement relating to the Company Equity Plans or providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company.

ARTICLE VII
CONDITIONS OF MERGER

SECTION 7.1.              Conditions to Obligations of Each Party Under This Agreement.  The respective obligations of each party to effect the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived, in whole or in part:

(a)           Shareholder Approval.  The Company Shareholder Approval shall have been obtained.

(b)           HSR Act.  The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been earlier terminated.

(c)           No Order.  No Governmental or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law that is in effect and permanently enjoins or otherwise prohibits the consummation of the Merger or the transactions contemplated hereby; provided, however, that prior to asserting this condition, each of the parties shall have used its commercially reasonable efforts to prevent the entry of any such Law and to appeal as promptly as practicable any such judgment that may be enacted.

(d)           Governmental Consents and Approvals.  Other than filing the Certificate of Merger pursuant to Section 2.2 and the filings and consents addressed by Section 7.1(b), all consents, approvals and authorizations of any Governmental or Regulatory Authority required of Parent, Merger Sub, the Company or any of their respective Subsidiaries to consummate the Merger and set forth on Schedule 7.1(d) shall have been made or obtained.

SECTION 7.2.              Conditions to Parent’s and Merger Sub’s Obligations.  The obligations of Parent and Merger Sub to effect the Merger and the other transactions contemplated by this Agreement are also subject to the following conditions:

(a)           Representations and Warranties.  (i) The representations and warranties of the Company contained in Section 3.1(a) and the second, third and fourth sentences of Section 3.1(b) (Organization and Qualification; Subsidiaries; Equity Interests), Section 3.2(b) (Capitalization), Section 3.3 (Authorization; Valid and Binding Agreement), the first sentence of Section 3.6(a) (Absence of Certain Developments), Section 3.20 (Vote Required) and Section 3.22 (Brokers) shall be true and correct in all respects as of the date hereof and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date and, in the case of the representations and warranties contained in Section 3.2(b) (Capitalization), for such inaccuracies as are de minimis in the aggregate), and (ii) all other representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects both as of the date hereof and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date) except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) would not have, either individually or in the aggregate, a Company Material Adverse Effect. Parent and Merger Sub shall have received a certificate signed by an executive officer of the Company to the foregoing effect.

(b)           Agreements and Covenants.  The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. Parent shall have received a certificate of an executive officer of the Company to the foregoing effect.

(c)           Company Material Adverse Effect.  No Company Material Adverse Effect shall have occurred since the date of this Agreement.

(d)           Legal Matters. All certificates, instruments, opinions and other documents required to be executed or delivered by or on behalf of the Company under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of the Company in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for Parent.

(e)           SEC Documents.  The Company shall have filed all Company SEC Documents required to be filed with the SEC prior to the Effective Time that are required to contain financial statements.

(f)            FIRPTA.  The Company shall have delivered to Parent an affidavit, under penalties of perjury, stating that the Company is not and has not been a United States real property holding corporation, dated as of the Effective Time and in form and substance required under Treasury Regulation Section 1.897-2(h).

SECTION 7.3.             Conditions to the Company’s Obligations.  The obligation of the Company to effect the Merger and the other transactions contemplated in this Agreement is also subject to the following conditions, any or all of which may be waived:

(a)           Representations and Warranties.  (i) The representations and warranties of Parent and Merger Sub contained in Section 4.1 (Organization and Qualification), Section 4.2 (Authorization; Valid and Binding Agreement), Section 4.5 (No Vote Required), Section 4.6 (Financing) and Section 4.7 (Guaranty) shall be true and correct in all respects as of the date hereof and as of the Closing Date as if made at and as of such time, and (ii) all other representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all respects both as of the date hereof and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date) except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein) would not have, either individually or in the aggregate, a Parent Material Adverse Effect. The Company shall have received a certificate signed by an executive officer of each of Parent and Merger Sub to the foregoing effect.

(b)           Agreements and Covenants.  Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. The Company shall have received a certificate of an executive officer of each of Parent and Merger Sub to the foregoing effect.

(c)           Legal Matters. All certificates, instruments and other documents required to be executed or delivered by or on behalf of Parent and Merger Sub and under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of Parent and Merger Sub in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for the Company.

ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER

SECTION 8.1.              Conditions of Termination.  Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time before the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

(a)           By mutual written consent of the Company and Parent, which consent shall have been approved by action of their respective Boards of Directors;

(b)           By written notice of either the Company or Parent, if the Effective Time shall not have occurred prior to December 31, 2012 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the primary cause of, or resulted in, the failure of the Effective Time to occur on or before the Outside Date and such action or failure to perform constitutes a breach of this Agreement;

(c)           By written notice of Parent (if Parent is not in material breach of its obligations or its representations and warranties under this Agreement), if there has been a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement which (i) would result in a failure of a condition set forth in Section 7.2(a) or Section 7.2(b) and (ii) has not been or cannot be cured by the earlier of (A) the Outside Date or (B) thirty (30) calendar days after written notice to the Company of such breach and the intention to terminate this Agreement pursuant to this Section 8.1(c);

(d)           By written notice of the Company (if the Company is not in material breach of its obligations or its representations and warranties under this Agreement), if there has been a breach by Parent or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement which (i) would result in a failure of a condition set forth in Section 7.3(a) or Section 7.3(b) and (ii) has not been or cannot be cured by the earlier of (A) the Outside Date or (B) thirty (30) calendar days after written notice to Parent or Merger Sub, as applicable, of such breach and the intention to terminate this Agreement pursuant to this Section 8.1(d);

(e)            By written notice of Parent if (i) prior to obtaining the Company Shareholder Approval (A) a Change of Recommendation shall have occurred or (B) any three (3) or more members of the Company Board shall have publicly stated that such members oppose the Merger, or any three (3) members of the Company Board shall have required the inclusion in the Proxy Statement or any other filing made by the Company with the SEC a statement to the effect that such members oppose the Merger, (ii) the Company enters into an Acquisition Agreement with a Third Party, (iii) the Company Board shall have approved or publicly recommended any Acquisition Proposal, or (iv) the Company shall have breached any of its obligations under Section 6.3 (other than any immaterial or inadvertent breaches thereof not intended to result in an Acquisition Proposal);

(f)            By written notice of either Parent or the Company if the Company Shareholder Approval shall not have been obtained at the Shareholders’ Meeting duly convened therefor (or at any adjournment or postponement thereof) at which a quorum is present and the vote to adopt this Agreement and approve the Merger is taken;

(g)           By written notice of the Company, if following a Change of Recommendation, the Company Board authorizes the Company to enter into an Acquisition Agreement concerning a transaction that constitutes a Superior Proposal, subject to Section 6.3; or

(h)           By written notice of either Parent or the Company, if a Governmental or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law that is in effect and permanently enjoins or otherwise prohibits the consummation of the Merger and the transactions contemplated hereby; provided that the right to terminate this Agreement pursuant to this Section 8.1(h) shall not be available to any party whose breach of any provision of this Agreement results in such Law permanently enjoining or otherwise prohibiting the consummation of the Merger and the transactions contemplated hereby.

SECTION 8.2.              Effect of Termination.

(a)           Limitation on Liability.  In the event of the termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company or their respective Subsidiaries, officers or directors, except with respect to the Confidentiality Agreement (subject to the terms thereof, and to Section 6.5 to the extent relating to the Confidentiality Agreement), this Section 8.2 and Article X and with respect to any liabilities or damages arising out of any willful and intentional breach of any provision of this Agreement by Parent, Merger Sub or the Company or their respective Subsidiaries.

(b)           Company Termination Fee.

(i)           The Company shall pay to Parent a termination fee of $5,769,000, inclusive of the Parent Expenses actually incurred on or prior to the termination of this Agreement (the “Company Termination Fee”), if this Agreement is terminated (A) by Parent pursuant to Section 8.1(e) or (B) by the Company pursuant to Section 8.1(g).

(ii)           If (A) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b) or Section 8.1(f) or by Parent pursuant to Section 8.1(c), (B) after the date of this Agreement and prior to the earlier of (1) the date of such termination and (2) the date of the Shareholders’ Meeting, an Acquisition Proposal shall have been publicly announced or otherwise communicated to the Company’s shareholders and (C) within twelve (12) months following the date of such termination, an Acquisition Proposal shall have been consummated, then the Company shall pay to Parent the Company Termination Fee (less the amount of any Parent Expenses previously paid to Parent pursuant to Section 8.2(e)); provided that for purposes of this Section 8.2(b)(ii), all references to “15%” in the definition of “Acquisition Proposal” shall be deemed to be references to “51%” and clause (d) in the definition of “Acquisition Proposal” shall be deemed to be deleted.

(c)           Parent Termination Fee.  In the event that this Agreement is terminated by the Company pursuant to Section 8.1(d), then Parent shall pay or cause to be paid to the Company a termination fee of $10,000,000 (the “Parent Termination Fee”).

(d)           Payments.  Any payment of the Company Termination Fee required to be made pursuant to Section 8.2(b)(i)(A) shall be made by wire transfer of immediately available funds to one or more accounts specified in writing by Parent within two (2) Business Days following such termination. Any payment of the Company Termination Fee required to be made pursuant to Section 8.2(b)(i)(B) shall be made by wire transfer of immediately available funds to one or more accounts specified in writing by Parent within five (5) Business Days following such termination. Any payment of the Company Termination Fee required to be made pursuant to Section 8.2(b)(ii) shall be made by wire transfer of immediately available funds to one or more accounts specified in writing by Parent substantially concurrently with the consummation of such Acquisition Proposal. Any payment of the Parent Termination Fee required to be made pursuant to Section 8.2(c) shall be made by wire transfer of immediately available funds to one or more accounts specified in writing by the Company within two (2) Business Days following such termination. Notwithstanding anything herein to the contrary, in no event shall payment of more than one Company Termination Fee or more than one Parent Termination Fee be made hereunder. Each of the Company and Parent acknowledges that (i) the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, (ii) the damages resulting from termination of this Agreement under circumstances where a Company Termination Fee or Parent Termination Fee is payable are uncertain and incapable of accurate calculation and therefore, the amounts payable pursuant to Section 8.1(b) or Section 8.1(c) are not a penalty but rather constitute liquidated damages in a reasonable amount that will compensate Parent or the Company, as the case may be, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, and (iii) that without these agreements neither Parent nor the Company would enter into this Agreement.

(e)           Fees and Expenses.

(i)            In the event this Agreement is terminated pursuant to Section 8.1(c) under circumstances in which the Company Termination Fee is not then payable pursuant to Section 8.2(b)(ii), then the Company shall, following receipt of an invoice therefor, promptly (and in any event within two (2) Business Days) pay up to $2,000,000 of Parent’s reasonable and documented out-of-pocket fees and expenses (including legal fees and expenses) incurred by Parent and its Affiliates on or prior to the termination of this Agreement (the “Parent Expenses”), by wire transfer of same day funds to one or more accounts specified in writing by Parent; provided, however, that if the Company Termination Fee is subsequently payable pursuant to Section 8.2(b)(ii), the Company Termination Fee shall be deemed to be such amount less the Parent Expenses already paid.

(ii)           Except as otherwise specifically provided herein, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses.

SECTION 8.3.              Amendment.  This Agreement may be amended by the mutual agreement of the parties hereto at any time prior to the Effective Time only by an instrument in writing signed by the parties hereto; provided, however, that after the Company Shareholder Approval, no amendment to this Agreement shall be made which by Law or the rules of NASDAQ requires further approval by the shareholders of the Company without such further approval by such shareholders.

SECTION 8.4.              Extension; Waiver.  At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein; provided, however, that after the Company Shareholder Approval, there may not be, without further approval of such shareholders, any extension or waiver of this Agreement or any portion thereof which, by Law or in accordance with the rules of the NASDAQ, requires further approval by such shareholders. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE IX
TAX MATTERS

SECTION 9.1.              Transfer Taxes.  All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the transactions contemplated hereby (collectively, “Transfer Taxes”) shall be borne solely by Parent. Parent and the Company’s shareholders shall cooperate to the extent reasonably necessary in the timely making of all filings, returns, reports and forms as may be required in connection therewith.

ARTICLE X
MISCELLANEOUS

SECTION 10.1.            Survival.  None of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement shall survive the Effective Time. This Section 10.1 does not limit any covenant of the parties to this Agreement which, by its terms, contemplates performance after the Effective Time. The Confidentiality Agreement shall (a) survive termination of this Agreement in accordance with its terms and (b) terminate as of the Effective Time.

SECTION 10.2.            Notices.  Any notices or other communications required or permitted under, or otherwise in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission (but only if followed by transmittal by national overnight courier or hand for delivery on the next Business Day) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next Business Day if transmitted by national overnight courier, in each case as follows:

(a)           if to Parent or Merger Sub:

Project Ruby Parent Corp.
c/o Thoma Bravo, LLC
600 Montgomery Street, 32nd Floor
San Francisco, CA  94111
Attention:  Seth Boro
Chip Virnig
Facsimile:  (415) 392-6480

With a copy to (which copy shall not constitute notice):

Kirkland & Ellis LLP
300 North LaSalle
Chicago, IL  60654
Attention:  Gerald T. Nowak, P.C.
Facsimile:  (312) 862-7351

(b)           if to the Company:

Mediware Information Systems, Inc.
11711 West 79th Street
Lenexa, KS  66214
Attention: Robert C. Weber
Facsimile: (913) 307-1111

With a copy to (which copy shall not constitute notice):

Herrick, Feinstein LLP
2 Park Avenue
New York, NY 10016
Attention:  Irwin A. Kishner, Esq. and Stephen E. Fox
Facsimile:  (212) 592-1500

SECTION 10.3.            Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated by this Agreement are fulfilled to the extent possible.

SECTION 10.4.            Entire Agreement.  The Transaction Documents, the Disclosure Schedules and the other documents delivered pursuant thereto and the Confidentiality Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter of this Agreement.

SECTION 10.5.            Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void; provided that Parent or Merger Sub may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to (a) one or more of its Affiliates and/or to any parties providing debt financing pursuant to the terms thereof but in the latter case, only for purposes of creating a security interest herein or otherwise assign as collateral in respect of such debt financing, at any time and (b) after the Effective Time, to any Person; provided further that such transfer or assignment shall not relieve Parent or Merger Sub of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto.

SECTION 10.6.            Third Party Beneficiaries.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, other than pursuant to Section 6.8, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided that any sources of debt financing of Parent or Merger Sub shall be intended third parties beneficiaries of Sections 10.6, 10.8 and 10.11(b)(iv) and shall be entitled to enforce such provisions directly (and no amendment or modification of such provisions in respect of such debt financing sources may be made without the prior consent of such debt financing sources).

SECTION 10.7.            No Strict Construction.  Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

SECTION 10.8.            Governing Law; Consent to Jurisdiction and Venue.

(a)           This Agreement and the transactions contemplated by this Agreement, and all disputes between the parties under or related to this Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the Laws of the State of New York, applicable to contracts executed in and to be performed entirely within that State and without reference to conflict of laws principles.

(b)           Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court, or Federal Court of the United States of America sitting in New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated by this Agreement or thereby, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such court, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other place of competent jurisdiction by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.2. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

SECTION 10.9.            Disclosure Schedule.  The statements in the Disclosure Schedule relate to the provisions in the section of this Agreement to which they expressly relate and any other provision of this Agreement to which the relevance of such statements is readily apparent on their face. In the Disclosure Schedule, (a) all capitalized terms used but not defined therein shall have the meanings assigned to them in this Agreement, (b) the section numbers correspond to the section numbers in this Agreement and (c) inclusion of any item in Disclosure Schedule (i) does not represent a determination that such item is material or establish a standard of materiality, (ii) does not represent a determination that such item did not arise in the ordinary course of business, (iii) does not represent a determination that the Merger requires the consent of third parties and (iv) shall not constitute, or be deemed to be, an admission to any third party concerning such item.

SECTION 10.10.          Time of the Essence.  Time is of the essence regarding all dates and time periods set forth or referred to in this Agreement or any of the Transaction Documents.

SECTION 10.11.          Remedies.

(a)           Remedies of Parent and Merger Sub.

(i)             Specific Performance.  Prior to the valid termination of this Agreement pursuant to Article VIII, Parent and Merger Sub shall be entitled to seek and obtain an injunction, specific performance and other equitable relief to prevent breaches of this Agreement by the Company in the courts described in Section 10.8(b) and to enforce specifically the terms and provisions hereof, including the Company’s obligation to consummate the Merger. Notwithstanding the foregoing, Parent and Merger Sub agree to cause any Action, including any Action seeking an injunction, specific performance or other equitable relief, to be dismissed with prejudice at such time as the Company consummates the Merger and the other transactions contemplated hereby in accordance with this Agreement (but such dismissal shall not be a condition thereto). In no event shall Parent and Merger Sub be entitled to seek the remedy of specific performance of this Agreement other than solely under the specific circumstances and as specifically set forth in this Section 10.11(a)(i).  The election to pursue an injunction, specific performance or other equitable remedy shall not restrict, impair or otherwise limit Parent from, in the alternative, seeking to terminate the Agreement and collect the Company Termination Fee under Section 8.1(b); provided that in no event shall Parent be permitted to pursue an injunction, specific performance or other equitable remedy under this Agreement following the payment of the Company Termination Fee.

(ii)            Company Termination Fee.  Parent shall be entitled to payment of the Company Termination Fee if and when payable pursuant to Section 8.2(b).

(iii)           Expense Reimbursement.  Parent shall be entitled to reimbursement of Parent Expenses if and when payable pursuant to Section 8.2(e)(i).

(iv)           Termination.  Parent and Merger Sub shall be entitled to terminate this Agreement in accordance with Article VIII.

(v)           Monetary Damages.  Other than in the case of fraud, in no event shall Parent, Merger Sub, the Guarantor or any of their respective former, current or future direct or indirect equityholders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners or assignees (collectively, the “Parent Related Parties”) have the right to seek or obtain money damages from the Company or any Company Related Party under this Agreement (whether at law or in equity, in contract, in tort or otherwise) other than the right of Parent and Merger Sub to payment of the Company Termination Fee as set forth in Section 8.2(b) or Parent Expenses as set forth in Section 8.2(e)(i).

(b)           Remedies of the Company.

(i)            Specific Performance.  Prior to a valid termination of this Agreement pursuant to Article VIII hereof, the Company shall be entitled to seek and obtain an injunction, specific performance and other equitable relief to prevent breaches of this Agreement by Parent and Merger Sub in the courts described in Section 10.8(b) and to enforce specifically the terms and provisions hereof, including the Parent’s and Merger Sub’s obligation to consummate the Merger. Notwithstanding the foregoing, the Company agrees to cause any Action, including any Action seeking an injunction, specific performance or other equitable relief, to be dismissed with prejudice at such time as Parent and Merger Sub consummate the Merger and the other transactions contemplated hereby in accordance with this Agreement (but such dismissal shall not be a condition thereto). In no event shall the Company be entitled to seek the remedy of specific performance of this Agreement other than solely under the specific circumstances and as specifically set forth in this Section 10.11(b)(i). The election to pursue an injunction, specific performance or other equitable remedy shall not restrict, impair or otherwise limit the Company from, in the alternative, seeking to terminate the Agreement and collect the Parent Termination Fee under Section 8.2(c); provided that in no event shall the Company be permitted to pursue an injunction, specific performance or other equitable remedy under this Agreement following the payment of the Parent Termination Fee. For the avoidance of doubt, the Company shall be entitled to enforce its rights (by litigation or otherwise) as a third-party beneficiary of the Financing Commitment in the event that the conditions in this Section 10.11(b)(i) are satisfied.

(ii)            Parent Termination Fee.  The Company shall be entitled to payment of the Parent Termination Fee if and when payable pursuant to Section 8.2(c).

(iii)           Termination. The Company shall be entitled to terminate this Agreement in accordance with Article VIII.

(iv)           Monetary Damages.  Other than in the case of fraud, in no event shall the Company, any of its Subsidiaries or any of their respective former, current or future direct or indirect equityholders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners or assignees (collectively, the “Company Related Parties”) have the right to seek or obtain money damages or expense reimbursement (whether at law or in equity, in contract, in tort or otherwise) from Parent, Merger Sub, the Guarantor or any Parent Related Party or any debt or equity financing source under this Agreement other than the right of the Company to payment of the Parent Termination Fee as set forth in Section 8.2(c).  In addition, notwithstanding anything in this Agreement to the contrary, the Company, each of its Subsidiaries and each Company Related Party hereby waives any claims against any debt financing sources of Parent or Merger Sub (other than from an Affiliate of Parent or Merger Sub) and hereby agrees that in no event shall such debt financing sources have any liability or obligation to the Company, any of its Subsidiaries or any Company Related Party relating to or arising out of this Agreement, any debt financing, any commitment papers related thereto or the transactions contemplated hereby.

(c)           Acknowledgement Regarding Available Remedies.  Solely to the extent that the right of specific performance is explicitly applicable under the terms of this Section 10.11, the parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the Merger and the other transactions contemplated by this Agreement) in accordance with its specified terms or otherwise breach such provisions. Solely to the extent that the right of specific performance is explicitly applicable under the terms of this Section 10.11, the parties acknowledge and agree that the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 10.08(b) without proof of damages or otherwise, and that such explicit rights of specific enforcement are an integral part of the transactions contemplated by this Agreement and without such rights, neither the Company nor Parent would have entered into this Agreement. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other parties hereto have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or in equity to the extent that the right of specific performance is explicitly applicable under the terms of this Section 10.11. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (to the extent that the right of specific performance is explicitly applicable under the terms of this Section 10.11) shall not be required to provide any bond or other security in connection with any such order or injunction.

(d)           Sole Remedy.  The parties hereto acknowledge and agree that the remedies provided for in this Section 10.11 shall be the parties’ sole and exclusive remedies for any breaches of this Agreement or any claims relating to the transactions contemplated hereby. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted by applicable law, any and all other rights, claims and causes of action, known or unknown, foreseen or unforeseen, which exist or may arise in the future, that such party may have against the other party, any of its Representatives or the Parent Related Parties or the Company Related Parties, as the case may be, arising under or based upon any federal, state or local law (including any securities law, common law or otherwise) for any breach of the representations and warranties or covenants contained in this Agreement.

SECTION 10.12.         WAIVER OF TRIAL BY JURY.  THE PARTIES HERETO WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING UNDER OR CONCERNING THIS AGREEMENT OR ANY ACTION OR PROCEEDING ARISING OUT OF OR CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR PROCEEDING.

SECTION 10.13.          Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 10.14.          Counterparts.  This Agreement may be executed in one or more counterparts (including by facsimile or other electronic transmission), and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger on the day and year first above written.

MEDIWARE INFORMATION SYSTEMS, INC.

By:         /s/ T. Kelly Mann
Name:    T. Kelly Mann
Title:      President and CEO

PROJECT RUBY PARENT CORP.

By:        /s/ Seth Boro
Name:   Seth Boro
Title:     President

PROJECT RUBY MERGER CORP.

By:        /s/ Seth Boro
Name:   Seth Boro
Title:     President

Annex B

September 11, 2012

Board of Directors
Mediware Information Systems, Inc.
11711 West 79th Street
Lenexa, KS 66214

Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the holders (collectively, the “Shareholders”) of the outstanding shares of common stock (each, a “Share”) of Mediware Information Systems, Inc. (the “Company”) of the $22.00 per Share in cash (the “Merger Consideration”) proposed to be received by such Shareholders, other than Parent, Merger Sub, affiliates of Parent or Merger Sub or holders of Shares as to which dissenters’ rights have been perfected, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) to be entered into among Project RUBY Parent Corp. (“Parent”), Project RUBY Merger Corp., a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company. Pursuant to the terms of and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”) and each Share, other than Shares held by Parent, Merger Sub and their respective affiliates and Shares as to which dissenters’ rights have been perfected, will be converted into the right to receive the Merger Consideration upon consummation of the Merger.

In connection with our review of the proposed Merger and the preparation of our opinion herein, we have examined: (a) a draft dated September 10, 2012 of the Merger Agreement; (b) certain audited historical financial statements of the Company for the three years ended June 30, 2012; (c) certain internal business, operating and financial information and forecasts of the Company (the “Forecasts”), prepared by the senior management of the Company; (d) information regarding publicly available financial terms of certain other business combinations we deemed relevant; (e) the financial position and operating results of the Company compared with those of certain other publicly traded companies we deemed relevant; (f) current and historical market prices and trading volumes of the common stock of the Company; and (g) certain other publicly available information on the Company and the industry in which the Company operates. We have also held discussions with members of the senior management of the Company to discuss the foregoing, have considered other matters which we have deemed relevant to our inquiry and have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant. In connection with our engagement, we were requested to approach, and held discussions with, third parties to solicit indications of interest in a possible acquisition of the Company.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with us for purposes of this opinion including without limitation the Forecasts prepared and provided by senior management of the Company. We have not made or obtained an independent valuation or appraisal of the assets, liabilities or solvency of the Company. We have been advised by the senior management of the Company that the Forecasts examined by us have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the senior management of the Company. In that regard, we have assumed, with your consent, that, (i) the Forecasts will be achieved in the amounts and at the times contemplated thereby and (ii) all material assets and liabilities (contingent or otherwise) of the Company are as set forth in the Company’s financial statements or other information made available to us. We express no opinion with respect to the Forecasts or the estimates and judgments on which they are based. We did not consider and express no opinion as to the amount or nature of the compensation to any of the Company’s officers, directors or employees (or any class of such persons) relative to the compensation to the public shareholders of the Company. We were not asked to consider, and our opinion does not address, the relative merits of the proposed Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. Our opinion herein is based upon economic, market, financial and other conditions existing on, and other information disclosed to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. William Blair is a financial advisor only and relied upon, without, independent verification, the assessment of the Company and its counsel and accountants as to all legal, accounting and regulatory matters, and we assumed that all such advice was accurate. We have further assumed that the Merger will be consummated on the terms described in the Merger Agreement, without any amendment, modification or waiver of any material terms or conditions by the Company. In addition, we have relied upon and assumed, without independent verification, that the final form of the Merger Agreement will not differ in any respect from the draft of the Merger Agreement identified above.

William Blair & Company has been engaged in the investment banking business since 1935. We continually undertake the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar transactions. In the ordinary course of our business, we may from time to time trade the securities of the Company for our own account and for the accounts of customers, and accordingly may at any time hold a long or short position in such securities. We are familiar with the Company, having provided certain investment banking services to the Company from time to time. We have acted as the investment banker to the Company in connection with the Merger and will receive a fee from the Company for our services, a portion of which was payable when we rendered this opinion and a significant portion of which is contingent upon consummation of the Merger. In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement.

Our investment banking services and our opinion were provided for the use and benefit of the Board of Directors of the Company (the “Board”) in connection with its consideration of the transaction contemplated by the draft Merger Agreement. Our opinion is limited to the fairness, from a financial point of view, to the Shareholders of the Company (other than Parent, Merger Sub, affiliates of Parent or Merger Sub and holders of Shares as to which dissenters’ rights have been perfected) of the Merger Consideration to be received by such Shareholder in connection with the proposed Merger, and we do not address the merits of the underlying decision by the Company to engage in the proposed Merger and this opinion does not constitute a recommendation to the Board, any Shareholder or any other person as to how any such person should act or vote with respect to the proposed Merger. It is understood that this letter may not be disclosed or otherwise referred to without our prior written consent, except that the opinion may be included in its entirety in a proxy statement required by law to be filed with the Securities and Exchange Commission and mailed to the Shareholders by the Company with respect to the proposed Merger. This opinion has been reviewed and approved by our Fairness Opinion Committee.

Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of the date hereof the Merger Consideration is fair, from a financial point of view, to the Shareholders (other than Parent, Merger Sub, the affiliates of Parent and Merger Sub and holders of Shares as to which dissenters’ rights have been perfected).

Very truly yours,

/s/ William Blair & Company, L.L.C.
WILLIAM BLAIR & COMPANY, L.L.C.

B-2

Annex C

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of September 11, 2012 by and between Project Ruby Parent Corp., a Delaware corporation (“Parent”), and the undersigned stockholder (“Holder”) of Mediware Information Systems, Inc., a New York corporation (the “Company”).

RECITALS

Pursuant to an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among Parent, Project Ruby Merger Corp., a New York corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, Merger Sub is merging with and into the Company (the “Merger”) and the Company, as the surviving corporation of the Merger, will thereby become a wholly-owned subsidiary of Parent.  Concurrently with the execution and delivery of the Merger Agreement and as a condition and inducement to Parent and Merger Sub to enter into the Merger Agreement, Parent has required that Holder enter into this Agreement.  Holder is the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of such number of shares of the outstanding Common Stock, par value $0.01 per share, of the Company as is indicated beneath Holder’s signature on the last page of this Agreement (the “Shares”).  Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Merger Agreement.

AGREEMENT

The parties agree as follows:

1.           Agreement to Retain Shares.

(a)           Transfer.  During the period beginning on the date hereof and ending on the earlier to occur of (i) the Effective Time and (ii) the Expiration Date (as defined in Section 4 below), (1) except as contemplated by the Merger Agreement, and except as provided in Section 1(b) below, Holder agrees not to, directly or indirectly, sell, transfer, exchange or otherwise dispose of (including by merger, consolidation or otherwise by operation of law) the Shares or any New Shares (as defined below), and (2) Holder agrees not to, directly or indirectly, grant any proxies or powers of attorney, deposit any of such Holder’s Shares into a voting trust or enter into a voting agreement with respect to any of such Holder’s Shares, or enter into any agreement or arrangement providing for any of the actions described in this clause (2).

(b)           Permitted Transfers.  Section 1(a) shall not prohibit a transfer of Shares or New Shares (as defined below) by Holder to (i) any family member or trust for the benefit of any family member, (ii) any stockholder, member or partner of any Holder which is an entity or (iii) any Affiliate of such Holder, so long as, in any such case, the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent memorializing such agreement.

(c)           New Shares.  Holder agrees that any shares of Company Common Stock that Holder purchases or with respect to which Holder otherwise acquires record or beneficial ownership (but excluding shares of Company Common Stock underlying unexercised Company Options (until such time as any such Company Options are exercised and the underlying shares of Company Common Stock are acquired by the Holder)) after the date of this Agreement and prior to the earlier to occur of (i) the Effective Time and (ii) the Expiration Date (“New Shares”) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

2.           Agreement to Vote Shares.

(a)           Until the earlier to occur of the Effective Time and the Expiration Date, at every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, Holder shall appear at such meeting (in person or by proxy) and shall vote or consent the Shares and any New Shares (i) in favor of adoption of the Merger Agreement and the approval of the transactions contemplated thereby and (ii) against any Acquisition Proposal by a Third Party (the “Covered Proposals”).  This Agreement is intended to bind Holder as a stockholder of the Company only with respect to the Covered Proposals.  Except as expressly set forth in clauses (i) and (ii) of this Section 2, Holder shall not be restricted from voting in favor of, against or abstaining with respect to any other matter presented to the stockholders of the Company.  Until the earlier to occur of the Effective Time and the Expiration Date, Holder covenants and agrees not to enter into any agreement or understanding with any person with respect to voting of its Shares on any Covered Proposal which conflicts with the terms of this Agreement.

(b)           Holder further agrees that, until the earlier to occur of the Effective Time and the Expiration Date, Holder will not, and will not permit any entity under Holder’s control to, (A) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) in opposition to any Covered Proposal, (B) initiate a stockholders’ vote with respect to an Acquisition Proposal of a Third Party or (C) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Acquisition Proposal of a Third Party.

(c)           Subject to the provisions set forth in Section 5 hereof, and as security for Holder’s obligations under Section 2(a), Holder hereby irrevocably constitutes and appoints Parent and its designees as his attorney and proxy in accordance with the General Corporation Law of the State of New York, with full power of substitution and resubstitution, to cause the Shares to be counted as present at the Shareholders’ Meeting, to vote his Shares at the Shareholders’ Meeting, however called, and to execute consents in respect of his Shares with respect to the Covered Proposals.  SUBJECT TO THE PROVISIONS SET FORTH IN SECTION 5 HEREOF, THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST.  Upon the execution of this Agreement, Holder hereby revokes any and all prior proxies or powers of attorney given by Holder with respect to voting of the Shares on the Covered Proposals and agrees not to grant any subsequent proxies or powers of attorney with respect to the voting of the Shares on any Covered Proposal until after the Expiration Date.  Holder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Holder’s execution and delivery of this Agreement and Holder’s granting of the proxy contained in this Section 2(c).  Holder hereby affirms that the proxy granted in this Section 2(c) is given in connection with the execution of the Merger Agreement, and that such proxy is given to secure the performance of the duties of Holder under this Agreement.

3.           Representations, Warranties and Covenants of Holder.  Holder hereby represents, warrants and covenants to Parent that Holder (i) is the beneficial owner of the Shares, which, at the date of this Agreement and at all times up until the earlier to occur of (A) the Effective Time and (B) the Expiration Date, will be free and clear of any liens, claims, options, charges or other encumbrances (other than those created by this Agreement) and (ii) as of the date hereof does not own of record or beneficially any shares of capital stock of the Company other than the Shares (excluding shares as to which Holder currently disclaims beneficial ownership in accordance with applicable law).  Holder has the legal capacity, power and authority to enter into and perform all of Holder’s obligations under this Agreement (including under the proxy granted in Section 2(c) above).  This Agreement (including the proxy granted in Section 2(c) above) has been duly and validly executed and delivered by Holder and constitutes a valid and binding agreement of Holder, enforceable against Holder in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

4.           Termination.  This Agreement and the proxy delivered in connection herewith shall terminate and shall have no further force and effect as of the earliest to occur of (i) the date of termination of the Merger Agreement in accordance with the terms and provisions thereof, (ii) the date that Parent notifies the Company that it is not willing or not able to proceed with the Merger on substantially the terms set forth in the Merger Agreement, including by advising the Company that it is unwilling to proceed with the Merger unless the Merger Consideration is reduced (this clause (ii) shall not be deemed any admission that Parent has the right to do so except pursuant to the terms of the Merger Agreement), (iii) the date following the date of the Stockholders’ Meeting, including any adjournment or postponement thereof and (iv) the Outside Date (the earliest of such dates, the “Expiration Date”).

C-2

5.           Fiduciary Duties.  Notwithstanding anything in this Agreement to the contrary:  (i) Holder makes no agreement or understanding herein in any capacity other than in Holder’s capacity as a beneficial owner of the Shares, (ii) nothing in this Agreement shall be construed to limit or affect the Holder’s rights and obligations as a director, officer, or other fiduciary of the Company, and (iii) Holder shall have no liability to Parent, Merger Sub or any of their Affiliates under this Agreement as a result of any action or inaction by Holder acting in his capacity as a director, officer, or other fiduciary of the Company.

6.           Miscellaneous.

(a)           Amendments and Waivers.  Any term of this Agreement may be amended or waived with the written consent of the parties or their respective successors and assigns.  Any amendment or waiver effected in accordance with this Section 6(a) shall be binding upon the parties and their respective successors and assigns.

(b)           Governing Law; Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law thereof.  Each of the parties hereto (i) consents to submit to the personal jurisdiction of any federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it shall not bring any action relating to this Agreement in any court other than a federal or state court sitting in the State of New York.

(c)           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(d)           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e)           Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 72 hours after being deposited in the regular mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below, or as subsequently modified by written notice.

(f)           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(g)           Specific Performance.  Each of the parties hereto recognizes and acknowledges that a breach of any covenants or agreements contained in this Agreement will cause Parent and Merger Sub to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach Parent shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which they may be entitled, at law or in equity.

[SIGNATURE PAGE FOLLOWS]

C-3

IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date first above written.

PROJECT RUBY PARENT CORP.

By:
Name:      Seth Boro
Title:        President and Secretary

Address:
Thoma Bravo, LLC
600 Montgomery Street, 32nd Floor
San Francisco, CA 94111
Telephone:  (415) 263-3660
Facsimile:   (415) 392-6480
Attention:   Seth Boro
  Kenneth Virnig

[Signature Page to Voting Agreement]

“HOLDER”

[NAME]

Holder’s Address for Notice:

Facsimile:
Attention:

Shares owned of record:		Beneficially owned shares:
Class of Shares	Number	Class of Shares	Number

[Signature Page to Voting Agreement]

SPOUSAL CONSENT

The undersigned represents that the undersigned is the spouse of:

_____________________________________
Name of Holder

and that the undersigned is familiar with the terms of the Voting Agreement (the “Agreement”), entered into as of September ___, 2012, by and among Project Ruby Parent Corp., a Delaware corporation, and the undersigned’s spouse.  The undersigned hereby agrees that the interest of the undersigned’s spouse in all property which is the subject of such Agreement shall be irrevocably bound by the terms of such Agreement and by any amendment, modification, waiver or termination signed by the undersigned’s spouse.  The undersigned further agrees that the undersigned’s community property interest in all property which is the subject of such Agreement shall be irrevocably bound by the terms of such Agreement, and that such Agreement shall be binding on the executors, administrators, heirs and assigns of the undersigned.  The undersigned further authorizes the undersigned’s spouse to amend, modify or terminate such Agreement, or waive any rights thereunder, and that each such amendment, modification, waiver or termination signed by the undersigned’s spouse shall be binding on the community property interest of undersigned in all property which is the subject of such Agreement and on the executors, administrators, heirs and assigns of the undersigned, each as fully as if the undersigned had signed such amendment, modification, waiver or termination.

Dated:  __________________
                                                                                                                  Name:

MEDIWARE INFORMATION SYSTEMS, INC.
ATTN: ROBERT C. WEBER
11711 WEST 79TH STREET
LENEXA, KS 66214

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M50239-S98392 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

MEDIWARE INFORMATION SYSTEMS, INC.

The Board of Directors recommends a vote FOR proposals 1, 2, and 3.	For	Against	Abstain
1. To adopt and approve the merger agreement and approve the merger.	☐	☐	☐
2. To approve, on a non-binding, advisory basis, the compensation and related agreements and arrangements of the named executive officers of Mediware that are based upon or otherwise relate to the merger.	☐	☐	☐
3. To approve the adjournment or postponement of the special meeting if necessary or appropriate to solicit additional proxies if there are insufficient votes properly cast at the time of the meeting to adopt and approve the merger agreement and approve the merger.	☐	☐	☐

4. In the discretion of the proxies on such other business as may properly come before the meeting or any postponements or adjournments thereof.

Please sign using the exact name(s) appearing elsewhere hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

M50240-S98392

MEDIWARE INFORMATION SYSTEMS, INC.
11711 West 79th Street, Lenexa, KS 66214
(913) 307-1000
PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 8, 2012

The undersigned appoints each of Robert C. Weber and T. Kelly Mann (each with full power to act without the other and each with full power to appoint his or her substitute) as the undersigned's proxies to vote all shares of common stock, par value $.10, of the undersigned in Mediware Information Systems, Inc., a New York corporation ("Mediware"), which the undersigned would be entitled to vote at the special meeting of the shareholders of Mediware to be held at 111 East 48th Street, New York, NY 10017 (InterContinental New York Barclay Hotel) on November 8, 2012, at 10:00 a.m., eastern time and at any adjournments or postponements thereof.

The enclosed proxy is solicited by the Board of Directors of Mediware. Further information regarding the matters to be acted upon at the special meeting is contained in the enclosed Proxy Statement. **This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no instructions are indicated on this proxy card or when the undersigned votes over the Internet or by telephone, this proxy will be voted "FOR" the adoption and approval of the Agreement and Plan of Merger, dated as of September 11, 2012, by and among Mediware, Project Ruby Parent Corp., a Delaware corporation, and Project Ruby Merger Corp., a New York corporation, as it may be amended from time to time (the "merger agreement"), and approval of the merger contemplated thereby (the "merger"), "FOR" the approval, on a non-binding, advisory basis, of the compensation and related agreements and arrangements of our named executive officers that are based upon or otherwise relate to the merger and "FOR" any adjournment or postponement of the special meeting if necessary or appropriate to solicit additional proxies if there are insufficient votes properly cast at the time of the meeting to adopt and approve the merger agreement and approve the merger. Should any other matter requiring a vote of the shareholders properly arise at the special meeting, the proxies named above are authorized to vote in accordance with their best judgment in the interest of Mediware. The tabulator cannot vote the shares unless the undersigned signs and returns this card or provides voting instructions by the Internet or telephone.**

Continued and to be signed on reverse side